Table of Contents

As filed with the Securities and Exchange Commission on December 27, 2023

Registration No. 333-272671

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

STAR ALLIANCE INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	1040	37-1757067
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Star Alliance International Corp.

2300 West Sahara Avenue #800

Las Vegas, NV 89102

310-571-0020

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copy to

Mark Crone, Esq.

Joe Laxague, Esq.

The Crone Law Group, P.C.

420 Lexington Avenue, Suite 2446

New York, NY 10710
Telephone: (775) 234-5221

jlaxague@cronelawgroup.com

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED: DECEMBER 27, 2023

Star Alliance International Corp.

Up to 75,000,000 shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of up to an aggregate of 75,000,000 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of Star Alliance International Corp., a Nevada corporation (the “Company”), to be offered by the selling stockholder, Keystone Capital Partners, LLC (“Keystone” or “Selling Stockholder”) identified in this prospectus. We are registering the offer and sale of the Shares by the Selling Stockholder to satisfy registration rights we have granted to the Selling Stockholder under Common Stock Purchase Agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), each dated March 15, 2023.

 The Selling Stockholder may sell the Shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell its shares of Common Stock in the section titled “Plan of Distribution.” The Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

All net proceeds from the sale or other disposition of the shares of Common Stock sold by the Selling Stockholder covered by this prospectus will go to the Selling Stockholder. The Company will not realize any proceeds from sales by the Selling Stockholder.

The Selling Stockholder is an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any broker-dealers or agents that are involved in selling the Shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder will pay all underwriting discounts and selling commissions relating to the sale of these shares. We have agreed to pay the legal, accounting, printing, and other expenses related to the registration of the resale of the Shares.

Our Common Stock is traded on the OTC Pink Market under the symbol “STAL”. On December 21, 2023, the last reported sale price of our Common Stock was $0.00675 per share.

Investing in our Common Stock involves a high degree of risk. The trading volume in our stock has been limited. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 8 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated _______, 202_

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About This Prospectus

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the Selling Stockholder named herein have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If required, each time the Selling Stockholder offers shares of Common Stock, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize the Selling Stockholder to use one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below before buying any of the securities offered.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” and “our company” refer to Star Alliance International Corp. a Nevada corporation.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. This summary is not complete and does not contain all of the information that should be considered before investing in our Common Stock. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below, the risks of purchasing our Common Stock discussed under the “Risk Factors” section, and our financial statements and the accompanying notes to the financial statements.

Overview

We are an exploration-stage company in the business of acquiring gold mining and other mining properties worldwide and environmentally safe and other new technologies both in mining and other business areas. As of the date of this prospectus, we have not commenced our mining operations or other business activities. We anticipate starting our mining operations in 2024.

The Company was incorporated in the State of Nevada on April 17, 2014 under the name Asteriko Corp.” Our prior business plan, which generated limited or no earnings, included interior decorating products, and a travel and tourism service. Following the change of control transaction, on May 14, 2018, when our current Chairman, President and director, Richard Carey, acquired approximately 62.15% ownership of the Company, the Company developed its new business plan, focusing on the acquisition and development of gold mining as well as certain other mining properties and acquisition of other business with significant patented and environmentally safe technologies both in mining and other business areas.

On August 13, 2019, the Company acquired the assets of Troy Mining Corp, a Nevada corporation pursuant to the asset purchase agreement dated June 13, 2019 (the “Troy Asset Acquisition”), which included 78 gold mining claims consisting of approximately 4800 acres, located east/southeast of El Portal, California, in Mariposa County. This is an exploration stage property with no proven mineral resources or reserves. No permits have been issued yet. The Company expects to start mining operations in 2024.

Share Purchase Agreements for the Acquisition of 51% Ownership in Commsa and Lion Works

On December 15, 2021, the Company entered into that certain share purchase agreement (the “Share Purchase Agreement”) with Juan Lemus, the sole shareholder of Compania Minera Metalurgica Centro Americana, a Honduran Corporation (“Commsa”). The Share Purchase Agreement contemplated the acquisition by the Company of 51% of the share capital of Commsa, a newly-formed company, which has the mining rights to five operating mines that run along a 12.5-mile stretch of the Rio Jalan River, in consideration for $1,000,000 in cash and the issuance of 5,000,000 shares of the Company’s common stock to Mr. Lemus (the “Commsa Acquisition”). In addition, the Company has agreed to provide up to $7,500,000 in working capital to expand the mining operations in a gold mining project (Rio Jalan Project) in Olancho state in the highlands of Central Honduras. This is an exploration stage property with no proven mineral resources or reserves, and therefore, no assets or liabilities or any operating results of Commsa are included in the Company’s consolidated financial statements.

The Company did not meet its obligations for the consummation of the Commsa Acquisition by March 31, 2022 as set forth in the Share Purchase Agreement; however, the parties did not terminate the Share Purchase Agreement, intending that the Company would be able to obtain the necessary funding later and to consummate the Commsa Acquisition in the future.

On August 14, 2023, the Company and Juan Lemus executed the first addendum to the Share Purchase Agreement (the “First Addendum”) which provided for the extension of the Company’s obligations to pay $1,000,000 in cash, the issuance of 5,000,000 shares of the Company’s common stock to Mr. Lemus and the payment of $7,500,000 in working capital until September 30, 2023. On September 28, 2023, the parties executed the second addendum (the “Second Addendum”), extending the timing of the Company’s obligations from September 30, 2023 to December 31, 2023. As of the date of this prospectus, the Company did not make any additional cash payments toward $1,000,000 except for an initial $75,000 paid in 2022 and did not issue additional shares, except for the 200,000 shares of Common Stock it issued in 2022. Unless the Company obtains sufficient funds to meet its obligations stated in the Second Addendum to Mr. Lemus by December 31, 2023, or unless the parties execute another addendum to allow the Company additional time to obtain such funding and to meet its obligations stated in the Share Purchase Agreement, as amended, the Share Purchase Agreement will be null and void.

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On March 19, 2023, the Company entered into and executed a share purchase agreement (the “Share Purchase Agreement”) with Lion Works Advertising, SA, a Guatemalan corporation (“Lion Works”) and Juan Lemus, the sole shareholder of Lion Works, which contemplated the acquisition by the Company, as Buyer, from Mr. Lemus, as Seller, of 51% of the capital stock of Lion Works, including 51% of the intellectual property rights and know-how related to the Genesis extraction system (“Genesis”), The Share Purchase Agreement superseded the terms of the binding Letter of Intent that the parties entered into on November 21, 2021. Pursuant to the terms of the Share Purchase Agreement, the Company’s consideration for the acquisition of 51% of Lion Works consists of the following:

•	The total purchase price of $5,100,000 in cash, with the first minimum payment in the amount of $2,550,000 to be paid by September 30, 2023, and the remaining outstanding balance of $2,550,000 to be paid by September 30, 2024, within 12 months of the first payment.

•	The Company will invest an additional 5,000,000 as a working capital toward the development of the Genesis plants, with $2,000,000 to be paid by July 31, 2023 and the remaining $3,000,000 to be paid by July 31, 2024, within 12 months of the first payment.

•	The Company will engage a patent attorney and pay for the cost of that patent attorney to prepare the patent application related to Genesis and to register that patent, provided that Lion Works will engage an expert to prepare a report on the Genesis system, to be used in this patent application.

On July 21, 2023, Juan Lemus and the Company executed the first addendum to the Share Purchase Agreement (the “First Addendum”), pursuant to which the Company’s obligations to pay $2,000,000 as working capital were extended until September 30, 2023, and the parties agreed that upon such payment and the first minimum payment in the amount of $2,550,000 toward the total purchase price on or prior to September 30, 2023 by the Company, the parties will close the transactions contemplated by the Share Purchase Agreement. On September 28, 2023, the parties executed the second addendum (the “Second Addendum”), extending the timing of the Company’s obligations from September 30, 2023 to December 31, 2023. As of the date of this prospectus, the Company did not meet its obligations under the Share Purchase Agreement, as amended. Unless the Company obtains sufficient funds to meet its obligations stated in the Second Addendum to Mr. Lemus by December 31, 2023, or unless the parties execute another addendum to allow the Company additional time to obtain such funding and to meet its obligations stated in the Share Purchase Agreement, as amended, the Share Purchase Agreement will be null and void.

Purchase Agreement and Registration Rights Agreement with Keystone.

On March 15, 2023, the Company entered into and executed the Purchase Agreement and a Registration Rights Agreement (the “RRA”) with Keystone, pursuant to which the Company shall have the right, but not the obligation, to direct Keystone, an unrelated third party, to purchase up to 75,000,000 shares of its Common Stock (the “Shares”), pursuant to separate purchase notices to be delivered by the Company to Keystone from time to time (each, a “Purchase Notice”). The Purchase Agreement provides that each Purchase Notice may be for not less than $20,000 and not more than $75,000 worth of the Company’s Common Stock. The price per share of Common Stock shall be eighty-five percent (85%) of the average of the closing prices per share of the Company’s Common Stock for five (5) trading days preceding the purchase.

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Our ability to require Keystone to purchase the Shares under the Purchase Agreement is subject to various limitations and conditions, including but not limited to the following:

•	The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company;

•	The Company shall deliver to Keystone on the Commencement Date (as defined in the Purchase Agreement) the compliance certificate executed by the Company’s executive officer

•	This Initial Registration Statement, which covers the resale by Keystone of the Registrable Securities (as defined in the Registration Rights Agreement), including the Commitment Shares and the shares to be issued pursuant to the Purchase Notice, shall have been declared effective under the Securities Act by the SEC, and Keystone shall be permitted to utilize the prospectus therein to resell (a) all of the Commitment Shares and (b) all of the Shares included in the prospectus

•	The applicable purchase price for each Purchase Notice must be not less than $0.01 per share

•	At least five (5) trading days must have passed since the last Purchase Notice

•	The Company’s Common Stock must be DWAC eligible

•

Keystone’s beneficial ownership of the Company’s common stock is limited such that Keystone may not purchase shares of Star’s common stock to the extent that, immediately following such purchase, Keystone would own more than 4.99% of Star’s total issued and outstanding common stock.

•	Selling Stockholder shall have received an opinion from our outside legal counsel in the form previously agreed to.

•	Trading of the Company’s Common Stock shall not have been suspended by the SEC, the Trading Market or the FINRA

In consideration for Keystone entering into the Purchase Agreement and to induce Keystone to execute and deliver the Purchase Agreement, the Company has agreed to issue to Keystone 1,000,000 Commitment Shares (as defined below). In addition, the Company agreed to provide Keystone with certain registration rights with respect to the Commitment Shares, and additional shares, including 500,000 shares of Common Stock to be issued to Keystone on the date this initial Registration Statement will be declared effective, and 2,274,588 shares of the Company’s Common Stock having an aggregate dollar value of $75,000 upon the investment by Keystone of more than $500,000 in the Company under the Purchase Agreement (collectively, the “Additional Shares”).

The Commitment Shares issued and the Additional Shares that may be issued to Keystone pursuant to the Purchase Agreement were issued and will be issued pursuant to an exemption from registration under the Securities Act.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the Purchase Agreement or that we will be able to draw down any portion of the amounts available under the Purchase Agreement.

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We also entered into the Registration Rights Agreement with Keystone, pursuant to which, we have filed this Initial Registration Statement, which includes this prospectus, with the SEC relating to Keystone’s resale of any shares of Common Stock it purchased under the Purchase Agreement, including the Commitment Shares and the Additional Shares we may issue, taking into account the limitation pursuant to Rule 415 under the Securities Act, with respect to the maximum number of the Registrable Securities that may be covered by this Initial Registration Statement. The effectiveness of this Initial Registration Statement is a condition precedent to our ability to sell shares of our Common Stock to Keystone under the Purchase Agreement. The Company will use its commercially reasonable efforts to amend the Initial Registration Statement or file a new Registration Statement, to cover all of such Registrable Securities, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act.

If all 75,000,000 shares offered in this Initial Registration Statement pursuant to this prospectus were sold, they would represent approximately 15.9% of the total number of shares of our Common Stock outstanding as of the date of this prospectus. Issuance of the shares in this offering will not affect the rights or privileges of our existing stockholders except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuances. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any issuances of shares of our Common Stock to the Selling Stockholder.

Recent Developments

Changes in Registrant’s Certifying Accountant

On October 30, 2023, Gries & Associates, LLC informed the Company that it resigned as the Company’s independent registered public accounting firm. Gries & Associates, LLC had served as the Company’s independent auditor from May 5, 2021 to October 30, 2023. Effective October 30, 2023, the Company engaged GreenGrowth CPAs (“GreenGrowth”), as the Company’s independent registered public accountant firm for the year ending June 30, 2024, in accordance with the U.S. federal securities laws and the applicable SEC rules and regulations and the Public Company Accounting Oversight Board (“PCAOB”).

Consulting Agreement with the Knightsbridge Group

On December 4, 2023, the Company signed a consulting agreement (the “Agreement”) with the Knightsbridge Group (“Knightsbridge”) with the effective date of December 11, 2023. The terms of the Agreement amended and superseded the terms of the Memorandum of Understanding the parties executed on November 6, 2023. The Agreement provides that the Company will engage Knightsbridge to develop and issue a digital gold coin that will be marketed on the Liquid platform in Asia and will help the Company to explore additional opportunities related to digital assets, equity and derivatives that can enhance the Company’s financial standing and growth. In consideration for these services to be performed by Knightsbridge, the Company agreed to: (1) Forty-eight (48) million shares of common shares the Company’s stock, (2) to designate Series D preferred stock and to issue 50,000 shares of Series D preferred shares of stock, each of which convertible to five hundred (500) shares of common stock after 12 months from the date of issuance. In addition, the Company will permit Knightsbridge to keep 10% from the sale of the digital gold coin, as payment for development and maintenance of the Digital Gold Coin. As of the date of this prospectus, the Company has not issued any shares of its common stock and Series D preferred stock, and Knightsbridge has not started the development of a digital gold coin.

Corporate Information

Our principal executive offices are located at 2300 West Sahara Avenue, # 800, Las Vegas, NV 89102. Our telephone number is 833-443-7827.

Employees

The Company currently has two employees, its President and Chairman, Richard Carey, and Anthony Anish, Chief Financial Officer, and Corporate Secretary. The management of the Company expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

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SUMMARY OF THE OFFERING

Issuer:	Star Alliance International Corp.

Securities Being Offered by the Selling Stockholder:

Up to 75,000,000 shares of our Common Stock, including (i) 1,000,000 issued to the Selling Stockholder as Commitment Shares, (ii) 500,000 Additional Shares of the Company’s Common Stock to be issued to the Selling Stockholder on the date this Registration Statement will be declared effective, (iii) 2,274,588 Additional Shares of the Company’s Common Stock having an aggregate dollar value of $75,000, to be issued upon the investment by the Selling Stockholder of more than $500,000 in the Company under the Purchase Agreement and (iv) the remaining shares may be purchased by the Selling Stockholder and issuable under the Purchase Agreement (the number of shares of Common Stock issuable under the Purchase Agreement reflects the limitation pursuant to Rule 415 under the Securities Act, with respect to the maximum number of the Registrable Securities that may be covered by this Initial Registration Statement).

Offering Price:	The Selling Stockholder may offer, sell, or distribute all or a portion of the Shares registered hereby either through public or private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution”.

Common stock outstanding before this offering:	471,086,221 shares (1)

Common stock outstanding after the offering:	546,086,221 shares. Assumes that the Selling Stockholder sells all of the Shares offered pursuant to this prospectus.

Terms of the offering:	The Selling Stockholder will determine when and how it sells the Shares offered in this Prospectus as described in “Plan of Distribution.”

Use of proceeds:	We will not receive any proceeds from the sale of the Shares by the Selling Stockholder. We have agreed to bear the expenses relating to the registration of the Shares. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Market Information	Our shares of Common Stock are traded on the Pink Market of OTC Markets, Inc. under the symbol “STAL.”

(1) As of December 22, 2023.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, including our consolidated financial statements and the related notes. If any of the following risks actually occur, the business, financial condition or results of operations of the Company could be materially adversely affected, the market price of the Common Stock would likely decline, and investors could lose all or a portion of their investment.

Risks Related to our Business and Industry.

Risks Related to the Company

We are an exploration stage company and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy and our business operations are in the exploration stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Our financial situation creates doubt whether we will continue as a going concern.

Since inception, the Company has incurred significant operating losses and has a working capital deficit and accrued liabilities. The financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. The Company’s existing operational cash flow is not sufficient to fund presently anticipated operations, and the Company will need to raise additional funds through alternative sources of financing. The Company also has contractual obligations to various parties to make cash payments timely. As of the date of this prospectus, the Company needs to fulfill its obligations under the Share Purchase Agreement with Mr. Lemus for the acquisition of 51% of Commsa and 51% of Lion Works. There can be no assurances that we will ever be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements and to pay our contractual obligations. While the Company was able to extend its payment obligations under these agreements to December 31, 2023, if the Company is not able to obtain additional funding by December 31, 2023, as needed, or obtain another extension to make our payment obligations under these agreements, the Company will lose its rights to purchase 51% interest in Commsa and Lion Works, together with their assets, and we may be forced to reduce or cease our activities with a consequent loss to investors. In addition, should we incur significant presently unforeseen expenses or delays, we may not be able to accomplish our goals. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. If the Company is unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for the development of competitive technology by others. Because our common stock is listed on the Pink tier of OTC Markets, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

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Failure to manage our growth effectively could cause our business to suffer and will have an adverse effect on our financial condition and operating results.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results. To manage our growth effectively, we must continually evaluate and evolve our business and manage our employees, operations, finances, technology and development, and capital investments efficiently. Our efficiency, productivity and the quality of our business may be adversely impacted if we fail to appropriately coordinate across our business operations. Additionally, rapid growth may place a strain on our resources, infrastructure, and ability to maintain the quality of our production. If and when our structure becomes more complex as we add additional staff, we will need to improve our operational, financial and management controls as well as our reporting systems and procedures. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating revenues.

If our business plans are not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

Our ability to manage growth effectively will depend on our ability to quickly scale-up operations and to recruit, train and manage operations, management, and technical personnel. There can be no assurance that management will be able to manage growth effectively. However, our current plan calls for retaining the current successful management team and adding experienced personnel to the team to enable us to meet our production expansion plan.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Our failure to properly manage our planned rapid transition to fully active mining operations at the California mining properties could negatively impact our ability to execute our operating plan and, accordingly, could have an adverse impact on our business, and our cash flow and results of operations. In addition, we may not have sufficient working capital to fund the expansion of our operations and to provide the working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. Therefore, our future operations may be adversely impacted.

Our intellectual property rights are critical to our success, and the loss of such rights could materially adversely affect our business.

We currently do not have any patents or trademarks registered in the name of the Company. If we acquire 51% ownership in Lion Works, we will acquire intellectual property rights related to Genesis, which is critical to our success. We intend to protect such intellectual property with registered and common law trademarks, restrictions on disclosure and other actions to prevent infringement. However, there can be no assurance that other third parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially adversely affected.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology or business, if any such holders exist, would not seek to enforce such intellectual property against us in the United States, or any other jurisdictions. We could be required to participate in interference proceedings involving issued patents and pending applications of another entity. The cost to us of any such proceeding could be substantial. An adverse outcome in an interference proceeding could require us to cease using the technology, substantially modify it or to license rights from prevailing third parties. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our services and technologies. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own.

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Our future acquisitions, capital raises, and issuance of securities for services, may dilute our existing shareholders’ ownership, the value of their equity securities and/or have other adverse effects on our operations.

Our acquisition of Troy mines and the contemplated acquisitions resulted or will result in the issuance of equity securities by the Company, and we are planning more acquisitions in the near future which will require the Company to issue equity securities. Also, we may raise additional capital by issuing equity securities or debt instruments. The issuance of additional shares of common stock or other securities convertible into our common stock in future acquisitions or subsequent offerings or the issuance of shares for services under our agreements will result in immediate and substantial dilution to our existing shareholders. If we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our shareholders. Furthermore, if we offer to sell our shares of common stock in subsequent offerings for the purchase price that is less than the purchase price of shares of common stock offered pursuant to this prospectus, this may impact the value of equity securities of out existing shareholders. In addition, the issuance of such additional shares may impact the ability of any investor to sell their shares once such shares are eligible for sale.

Our failure to adopt certain corporate governance procedures may prevent us from obtaining a listing on a national securities exchange.

We do not have an audit, compensation, or nominating and corporate governance committee. The functions such committees would perform are performed by the board as a whole. Consequently, there is a potential conflict of interest in board decisions that may adversely affect our ability to become a listed security on a national securities exchange and as a result adversely affect the liquidity of our common stock.

Since our management beneficially owns substantial voting power, their interests may differ from the interests of our other shareholders, which could cause a material decline in the value of our shares.

As of the date of this prospectus, our Chairman and President owns 1,000,000 shares of Series A Preferred Stock, which vote with the common stock as if each share of Series A Preferred Stock had been converted into 500 shares of common stock. Accordingly, he has approximately 57.4% of the voting power over the securities of the Company. As a result, management has significant influence on determining the outcome of any matters submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. This voting power and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination that may be in the best interest of the Company. Without the consent of management, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interest of management may differ from the interests of our other shareholders. We cannot assure you that management will act in our best interests given management’s ability to control a significant majority of our voting shares.

Our Chief Executive Officer and other directors and officers are currently allocating a portion of their time to other companies, where they serve as directors or officers or own these companies, which reduces allocation of their time to managing the Company’s business operations and affairs and creates potential conflict of interest with our business.

Except for our Chairman and President, Richard Carey, and our Chief Financial Officer and director, Anthony Anish, devote 100% of their time toward the Company’s business operations. Other members of the board and officers are currently allocating a portion of their time to either serve as directors on other companies or own companies and are currently involved or may become involved in the future in business activities unrelated to the Company’s management and its business operations. Our Chief Executive Officer, Mr. Weverson Correia, currently allocates only 30% of his time toward management of the Company. Mr. Fernando Godina, our Vice President and directors, owns and operates a private lending venture capital company. Mrs. Themis Glatman – Treasurer, Director currently serves on the board of several companies, including on many boards and is currently a director of SCYA (Southern California Yachting Association), SMWYC (Santa Monica Windjammers Yacht Club) and for RBOC ( Recreational Boaters of California, a Lobbying firm based in Sacramento). These activities by our officers and directors reduce their time to manage the Company’s business operation and creates a potential conflict of interest with managing business operations of the Company. Our investors should be aware that at this time we have not formulated a policy for the resolution of such conflicts.

9

Risks Related to Our Business

Mining and Exploration activities involve a high degree of risk.

When we commence operations on our mining properties, we will be subject to all the hazards and risks normally encountered in the mining of and exploration for deposits of gold and other minerals. These hazards and risks include, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, pit-wall failures, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and legal liability. Milling operations, if any, are subject to various hazards, including, without limitation, equipment failure and failure of retaining dams around tailings disposal areas, which may result in environmental pollution and legal liability.

The parameters that would be used at our properties in estimating possible mining and processing efficiencies would be based on the testing and experience our management has acquired in operations elsewhere. Various unforeseen conditions can occur that may materially affect estimates based on those parameters. In particular, past mining operations with respect to gold mining properties we acquired from Troy indicate that proper steps are taken to ensure that the underground mining operations are executed as planned. Other unforeseen and uncontrollable difficulties may occur in planned operations at our properties that could lead to failure of the operation. When we are ready to re-open mining properties we acquired from Troy and build a gold mining operation based on existing or additional deposits of gold mineralization that may be discovered and proven, we plan to process the resource using Genesis innovative technology, where plants can be placed in customer mining sites including mining sites we acquired from Troy. This green, environmentally friendly, process, extracts up to 98% of the gold ore from the rock. Furthermore, the process takes no more than 24 hours which is considerably shorter than the 40 to 120 days’ other leaching processes take. We believe that this technology will be very efficient, however it may not be as economical, as we anticipate, and we may never achieve profitability. Furthermore, this project will require us to invest up to $5,000,000 with respect to using the “Genesis” ore extraction process. We may also lose our title to Genesis if we do not perform all of our obligations under the Share Purchase Agreement, as a lien was placed on the Company’s 51% ownership, which will be later placed on our ownership in the new company that will own Genesis.

Growing production costs could affect our financial condition.

We anticipate that costs at our projects that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel, rubber, and electricity. Such commodities are at times subject to volatile price movements, including increases that could make extraction at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

Shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development and production operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of reaching production.

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We may be adversely affected by a fluctuation and potential decrease in gold prices.

The value and price of our securities, our financial results, and our exploration activities may be significantly adversely affected by declines in the price of gold and other precious metals. Gold prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the United States dollar against foreign currencies on the world market, global and regional supply and demand for gold, and the political and economic conditions of gold producing countries throughout the world. The price for gold fluctuates in response to many factors beyond anyone’s ability to predict. The prices that would be used in making any economic assessment estimates of mineralized material on our properties would be disclosed and would probably differ from daily prices quoted in the news media. Percentage changes in the price of gold cannot be directly related to any estimated resource quantities at any of our properties, as they are affected by a number of additional factors. For example, a ten percent change in the price of gold may have little impact on any estimated quantities of commercially viable mineralized mining properties we acquired from Troy and would affect only the resultant cash flow. Because any future mining at these properties would occur over a number of years, it may be prudent to continue mining for some periods during which cash flows are temporarily negative for a variety of reasons, including a belief that a low price of gold is temporary and/or that a greater expense would be incurred in temporarily or permanently closing a mine there. In addition to adversely affecting any of our mineralized material estimates and its financial aspects, declining metal prices may impact our operations by requiring a reassessment of the commercial feasibility of a particular project. Such a reassessment may be the result of a management decision related to a particular event, such as a cave-in of a mine tunnel or open pit wall. Even if any of our projects may ultimately be determined to be economically viable, the need to conduct such a reassessment may cause substantial delays in establishing operations or may interrupt on-going operations, if any, until the reassessment can be completed.

Government regulation may adversely affect our business and planned operations.

Our mining activities are subject to various laws governing prospecting, mining, development, production, taxes, labor standards and occupational health, mine safety, toxic substances, land use, water use, land claims of local residents and other matters in the United States. New rules and regulations may be enacted or existing rules and regulations may be applied in a manner that could limit or curtail exploration at our mining properties in California and other locations. The economics of any potential mining operation on our properties would be particularly sensitive to changes in the tax regimes.

Amendments to current laws, regulations and permits governing our operations and the general activities of mining and exploration companies, or more stringent implementation thereof, could cause unanticipated increases in our exploration expenses, capital expenditures or future extraction or production costs, or could result in abandonment or delays in establishing operations at our mining properties in California, Honduras, or other locations.

Our activities are subject to environmental laws and regulation that may materially adversely affect our future operations, in which case our operations could be suspended or terminated.

We are subject to a variety of federal, state and local statutes, rules and regulations in connection with our exploration activities. We are required to obtain various governmental permits to conduct exploration at and development of our property. Obtaining the necessary governmental permits is often a complex and time-consuming process involving numerous federal, state and local agencies. The duration and success of each permitting effort is contingent upon many variables not within our control. In the context of permitting, including the approval of reclamation plans, we must comply with known standards, existing laws, and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority. The failure to obtain certain permits or the adoption of more stringent permitting requirements could have a material adverse effect on our business, plans of operation, and property in that we may not be able to proceed with our exploration programs. Compliance with statutory environmental quality requirements may require significant capital investments, significantly affect our earning power, or cause material changes in our intended activities. Environmental standards imposed by federal, state, or local governments may be changed or become more stringent in the future, which could materially and adversely affect our proposed activities. As a result of these matters, our operations could be suspended or cease entirely.

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Minerals exploration and mining are subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we become subject to environmental liabilities, the remediation of any such liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

Federal legislation and regulations adopted and administered by the U.S. Environmental Protection Agency, Forest Service, Bureau of Land Management (“BLM”), Fish and Wildlife Service, Mine Safety and Health Administration, and other federal agencies, and legislation such as the Federal Clean Water Act, Clean Air Act, National Environmental Policy Act, Endangered Species Act, and Comprehensive Environmental Response, Compensation, and Liability Act, have a direct bearing on U.S. exploration and mining operations within the United States. These regulations will make the process for preparing and obtaining approval of a plan of operations much more time-consuming, expensive, and uncertain. Plans of operation will be required to include detailed baseline environmental information and address how detailed reclamation performance standards will be met. In addition, all activities for which plans of operation are required will be subject to review by the BLM, which must make a finding that the conditions, practices or activities do not cause substantial irreparable harm to significant scientific, cultural, or environmental resource values that cannot be effectively mitigated.

U.S. federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations. Although some mines continue to be approved in the United States, the process is increasingly cumbersome, time-consuming, and expensive, and the cost and uncertainty associated with the permitting process could have a material effect on exploring and mining our properties. Compliance with statutory environmental quality requirements described above may require significant capital investments, significantly affect our earning power, or cause material changes in our intended activities. Environmental standards imposed by federal, state, or local governments may be changed or become more stringent in the future, which could materially and adversely affect our proposed activities. As a result of these matters, our operations could be suspended or cease entirely.

Our mining properties in California include federal lands, and, therefore we need to file plans of operations with the BLM. We also could be subject to obtaining watercourse diversion permits from the U.S. Army Corp of Engineers. There may also be regulations in Honduras and Guatemala that we are not aware of or that might change without notice.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

•	control dispersion of potentially deleterious effluents; and
•	reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

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Future legislation and administrative changes to the mining laws could prevent us from exploring and operating our properties.

New local, state and U.S. federal laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities. Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations. We are at this time unaware of any proposed U.S. federal laws and regulations or California laws and regulations that would have an adverse impact on the future of our California mining properties.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

We do not have insurance against all risks.

Our insurance policies will not cover all the potential risks associated with our operations. We may also be unable to maintain insurance coverage to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurances against risks such as environmental pollution or other hazards as a result of exploration and production are not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards for which we may not be insured against or for which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial condition and results of operations.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is acutely competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of exploration stage properties, or properties capable of producing precious metals. Many of these companies have greater financial resources, operational experience and technical capabilities than us. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition and possible future revenues could be materially adversely affected by actions by our competitors.

13

We may experience cybersecurity threats.

We rely on secure and adequate operations of information technology systems in the conduct of our operations. Access to and security of the information technology systems are critical to our operations. Given that cyber risks cannot be fully mitigated and the evolving nature of these threats, we cannot assure that our information technology systems are fully protected from cybercrime or that the systems will not be inadvertently compromised, or without failures or defects. Potential disruptions to our information technology systems, including, without limitation, security breaches, power loss, theft, computer viruses, cyber-attacks, natural disasters, and noncompliance by third party service providers and inadequate levels of cybersecurity expertise and safeguards of third party information technology service providers, may adversely affect our operations as well as present significant costs and risks including, without limitation, loss or disclosure of confidential, proprietary, personal or sensitive information and third party data, material adverse effect on its financial performance, compliance with its contractual obligations, compliance with applicable laws, damaged reputation, remediation costs, potential litigation, regulatory enforcement proceedings and heightened regulatory scrutiny.

Newly adopted rules regarding mining property disclosure by companies reporting with the SEC may result in increased operating and legal costs.

On October 31, 2018, the SEC adopted new rules to modernize mining property disclosure in reports filed with the SEC in order to harmonize SEC disclosure requirements with international standards. These rules became effective after January 1, 2021. The new rules require the preparation and filing of technical reports on the Company’s properties on a more frequent basis than the Company’s historical practice.  Such changes to the Company’s reporting requirements and the preparation of technical reports and assessments result in increased compliance costs.

Risks Related to Our Common Stock

Since our common stock is traded on the OTC Pink Market, an active, liquid trading market for our common stock may not develop or be sustained.

Presently, our common stock is traded on the OTC Pink Market. Presently there is limited trading in our stock and there is no assurance that an active market will develop further. In the absence of an active trading market, investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock. The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future.

Trading in stocks quoted on the OTC Pink Market is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the OTC Pink Market is not a stock exchange and is not an established market, and trading of securities is often more sporadic than the trading of securities listed on a national stock exchange like the NYSE. Accordingly, you may have difficulty reselling any shares of common stock.

14

Even if an active market develops, the trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•	announcements of new offerings, solutions and expansions by us or our competitors;

•	changes in financial estimates by securities analysts;

•	detrimental adverse publicity about us, our brand, our services or our industry;

•	additions or departures of key personnel;

•	sales of additional equity securities; and

•	potential litigation or regulatory investigations.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations. Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

There is no assurance that we will be able to pay dividends to our shareholders, which means that you could receive little or no return on your investment.

Payment of dividends from our earnings and profits may be made at the sole discretion of our Board of Directors. There is no assurance that we will generate any distributable cash from operations. Our Board may elect to retain cash for operating purposes, debt retirement, or some other purpose. Consequently, you may receive little or no return on your investment.

15

Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our shareholders after payment of our debts.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our common stock.

Our Board of Directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

We are subject to the penny stock rules, which will make shares of our common stock more difficult to sell.

We are subject now and, in the future, may continue to be subject, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock.

16

Keystone will pay less than the then-prevailing market price for our Common Stock.

We will sell shares of our Common Stock to Keystone pursuant to the Purchase Agreement at 85% of the average of the closing price per share of the Company’s Common Stock on its trading market for five (5) trading days preceding the purchase, associated with the applicable Purchase Notice during which the purchase price is valued. Keystone has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Keystone sells the shares, the market price of our Common Stock could decrease.

The sale of shares of our Common Stock to Keystone may cause dilution, and the subsequent resale of the shares of our Common Stock acquired by Keystone, or the perception that such resales may occur, could cause the price of our Common Stock to fall.

Under the Purchase Agreement, we may require Keystone to purchase up to 75,000,000 shares of Common Stock, except that, pursuant to the terms of the Purchase Agreement, we would be unable to sell shares to Keystone if such purchase would result in its beneficial ownership of more than 4.99% of our outstanding Common Stock. After Keystone has acquired our shares, it may sell all, some, or none of those shares. Therefore, sales to Keystone by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to Keystone, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish. Under the Purchase Agreement, Keystone’s per-share purchase price for our shares will be equal to eighty-five percent (85%) of the average of the closing price per share of the Company’s Common Stock for five (5) trading days preceding the purchase, associated with the applicable Purchase Notice during which the purchase price is valued. Depending on market liquidity at the time, resales of these shares may cause the trading price of our Common Stock to fall.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

17

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved. We do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this prospectus are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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SELLING STOCKHOLDER

We are registering for resale by the Selling Stockholder up to an aggregate of 75,000,000 shares of Common Stock pursuant to the provisions of the Registration Rights Agreement we entered into with Keystone on March 15, 2023, in order to permit the Selling Stockholder to offer the shares of our Common Stock for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the Selling Stockholder has not had any material relationship with us within the past three years. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “Purchase Agreement” and “Registration Rights Agreement” above.

These transactions were and will be exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. Except as described in “Prospectus Summary” above or as described in the table below, the Selling Stockholder has not had any material relationship with us within the past three years. The Selling Stockholder may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

All expenses incurred with respect to the registration of the Shares will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Stockholder in connection with the sale of such Shares.

Neither the Selling Stockholder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholder may offer all or part of the Shares for resale from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of the Shares.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder and reflects holdings as of August 25, 2023. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 471,086,221 shares of our common stock outstanding on December 22, 2023. Because the purchase price of the shares of Common Stock issuable under the Purchase Agreement is determined based on the date of such purchase, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
Keystone Capital Partners, LLC(4)	1,000,000	*	75,000,000	0	15.9%

________________

*       Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

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(1)	This number represents 1,000,000 shares of Common Stock we issued to the Selling Stockholder on March 16, 2023 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Selling Stockholder’s control. including the Initial Registration Statement that includes this prospectus becoming and remaining effective. Furthermore, the purchases of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to Keystone Capital to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by the Selling Stockholder, would cause its beneficial ownership of our common stock to exceed the 4.99% beneficial ownership cap

(2)	Applicable percentage ownership is based on 471,086,221 shares of our common stock outstanding as of December 22, 2023.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of Selling Stockholder is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone Capital Partners, LLC’s principal business is that of a private investor. Ranz Group, LLC, a Delaware limited liability company, is the managing member of Selling Stockholder and the beneficial owner of 97% of the membership interests in Keystone Capital Partners, LLC. Fredric G. Zaino is the managing member of Ranz Group, LLC and has sole voting control and investment discretion over securities beneficially owned directly by Keystone Capital, LLC and indirectly by Ranz Group, LLC. We have been advised that none of Mr. Zaino, Ranz Group, LLC or Keystone Capital Partners, LLC is a FINRA member, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Zaino as to beneficial ownership of the securities beneficially owned directly by Keystone Capital Partners, LLC and indirectly by Ranz Group, LLC.

Material Relationships with the Selling Stockholder

Other than in connection with the transactions described above, we have not had any material relationships with the Selling Stockholder in the last three (3) years.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder in this Offering.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and buyers of our Common Stock in private transactions, or as otherwise described in “Plan of Distribution.”

PLAN OF DISTRIBUTION

The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder. These shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents. The sales could be made at prices and at terms then prevailing or at prices related to the then current market price on the OTC Markets or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

The Selling Stockholder is deemed to be statutory underwriter within the meaning of Section 2(a)(11) of the Securities Act and may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.

The Selling Stockholder has informed us that it intends to use one or more registered broker- dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Selling Stockholder has informed us that each such broker-dealer will receive commissions from Selling Stockholder that will not exceed customary brokerage commissions.

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Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Stockholder. We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Any agents, dealers or underwriters that participate in the distribution of the Shares may be deemed to be “underwriters” under the Securities Act, and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Company will not receive any proceeds from the sale of the shares by the Selling Stockholder. The Selling Stockholder does not currently have an agreement with any underwriters with respect to the sale of the shares pursuant to this prospectus. There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock, including making any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we have issued to Keystone Capital 1,000,000 shares of our common stock as Commitment Shares. We will also issue an additional 500,000 shares of our Common Stock as Commitment Shares upon the effective date of this registration statement plus additional 2,274,588 shares of Common Stock once Keystone has invested $500,000 in accordance with the Purchase Agreement.

The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has Keystone or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Keystone has agreed that during the term of the Purchase Agreement, neither Keystone, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

This Offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the Selling Stockholder.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price for our Common Stock

Our Common Stock is quoted on the Pink Market of OTC Markets, Inc. under the symbol “STAL.” Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Trading volume in our Common Stock has often been limited. As a result, the trading price of our common stock have been subject to significant fluctuations. There can be no assurance that a liquid market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or “blue sky” laws of certain states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders

On December 21, 2023, the closing price on our Common Stock was $0.00675 per share. There were 111 holders of record. The number of record holders does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

Dividend Policy

We have not paid any cash dividends since our inception. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our Board of Directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future.

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OUR BUSINESS

Corporate History and Structure

The Company was incorporated in the State of Nevada on April 17, 2014 under the name the name “Asteriko Corp.” Our prior business plan, which generated limited or no earnings, included interior decorating products, and a travel and tourism service. On January 6, 2017, the Company amended its Articles of Incorporation, effecting the change of its name to “Star Alliance International Corp.”

On May 14, 2018, our current Chairman, President and Director, Richard Carey, acquired approximately 62.15% ownership of the Company, constituting a change of control transaction.

On August 13, 2019, the Company completed the Troy Asset Acquisition which included 78 gold mining claims consisting of approximately 4800 acres, located east/southeast of El Portal, California, in Mariposa County. In consideration for the Troy Asset Acquisition, the Company issued to Troy a promissory note in principal amount of $500,000 (the “Purchase Note”), and 1,883,000 shares of a newly-designated Series B Preferred Stock. The Purchase Note was repaid in full in April, 2022. The Troy mine is an exploration stage property with no mineral resources or reserves.

On December 15, 2021, the Company entered into the Share Purchase Agreement with Juan Lemus, the sole shareholder of Commsa The Share Purchase Agreement contemplated the acquisition by the Company of 51% of the share capital of Commsa, a newly-formed company, which has the mining rights to five operating mines that run along a 12.5-mile stretch of the Rio Jalan River, in consideration for $1,000,000 in cash and the issuance of 5,000,000 shares of the Company’s common stock to Mr. Lemus (the “Commsa Acquisition”). In addition, the Company has agreed to provide up to $7,500,000 in working capital to expand the mining operations in a gold mining project (Rio Jalan Project) in Olancho state in the highlands of Central Honduras. The Company did not meet its obligations in order to close this transaction by March 31, 2022 as set forth in the Share Purchase Agreement; however, the parties did not terminate the Share Purchase Agreement, intending that the Company would be able to obtain the necessary funding later and to consummate the Commsa Acquisition. None of the assets or liabilities or any operating results of Commsa are included in the consolidated financial statements of the Company.

On August 14, 2023, the Company and Juan Lemus executed the First Addendum to the Share Purchase Agreement, which provided for the extension of the Company’s obligations to pay $1,000,000 in cash, the issuance of 5,000,000 shares of the Company’s common stock to Mr. Lemus and the payment of $7,500,000 in working capital until September 30, 2023. On September 28, 2023, the parties executed the Second Addendum, extending the timing of the Company’s obligations from September 30, 2023 to December 31, 2023. As of the date of this prospectus, the Company did not make any additional cash payments toward $1,000,000 except for an initial $75,000 paid in 2022 and did not issue additional shares, except for the 200,000 shares of Common Stock it issued in 2022. Unless the Company obtains sufficient funds to meet its obligations stated in the Second Addendum to Mr. Lemus by December 31, 2023, or unless the parties execute another addendum to allow the Company additional time to obtain such funding and to meet its obligations stated in the Share Purchase Agreement, as amended, the Share Purchase Agreement will be null and void. None of the assets or liabilities or any operating results of Commsa are included in the consolidated financial statements of the Company.

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On March 19, 2023, the Company entered into and executed the Share Purchase Agreement with Lion Works and Juan Lemus, the sole shareholder of Lion Works, which contemplated the acquisition by the Company, as Buyer from Mr. Lemus, as Seller of 51% of the capital stock of Lion Works, including 51% of the intellectual property rights and know-how related to the Genesis extraction system (“Genesis”), The Share Purchase Agreement superseded the terms of the binding Letter of Intent that the parties entered into on November 21, 2021. Pursuant to the terms of the Share Purchase Agreement, the Company’s consideration for the acquisition of 51% of Lion Works consists of the following:

•	The total purchase price of $5,100,000 in cash, with the first minimum payment in the amount of $2,550,000 to be paid by September 30, 2023, and the remaining outstanding balance of $2,550,000 to be paid by September 30, 2024, within 12 months of the first payment.

•	The Company will invest an additional 5,000,000 as a working capital toward development of the Genesis plants, with $2,000,000 to be paid by July 31, 2023 and the remaining $3,000,000 to be paid by July 31, 2024, within 12 months of the first payment.

•	The Company will engage a patent attorney and pay for the cost of that patent attorney to prepare the patent application related to Genesis and to register that patent, provided that Lion Works will engage an expert to prepare a report on the Genesis system, to be used in this patent application. for the acquisition of Genesis

The parties agreed that the closing of the transactions contemplated by the Share Purchase Agreement will occur on or before March 19, 2023 or at such other time and place as the Buyer and the Seller may agree, provided that (i) the Seller receives the first tranche of working capital funds in the amount of $2,000,000 prior to the execution and delivery of (i) the paperwork necessary for the attorney to complete the patent submission, (ii) all documentation necessary for the buyer to market the Genesis program, (iii) any other document, certificate or instrument to consummate the transactions contemplated by the Share Purchase Agreement.

On July 21, 2023, Juan Lemus and the Company executed the first addendum to the Share Purchase Agreement (the “First Addendum”), pursuant to which the Company’s obligations to pay $2,000,000 as working capital was extended until September 30, 2023, and that upon such payment, and the first minimum payment in the amount of $2,550,000 toward the total purchase price on or prior to September 30, 2023 by the Company, the parties will close the transactions contemplated by the Share Purchase Agreement, and Lion Works will become a majority-owned subsidiary of the Company.

On September 28, 2023, the parties executed the second addendum to the Share Purchase Agreement (the “Second Addendum”), extending the timing of the Company’s obligations from September 30, 2023 to December 31, 2023. As of the date of this prospectus, the Company did not meet its obligations under the Share Purchase Agreement, as amended. Unless the Company obtains sufficient funds to meet its obligations stated in the Second Addendum to Mr. Lemus by December 31, 2023, or unless the parties execute another addendum to allow the Company additional time to obtain such funding and to meet its obligations stated in the Share Purchase Agreement, as amended, the Share Purchase Agreement will be null and void.

Consulting Agreement with the Knightsbridge Group

On December 4, 2023, the Company signed a consulting agreement (the “Agreement”) with the Knightsbridge Group (“Knightsbridge”) with the effective date of December 11, 2023. The terms of the Agreement amended and superseded the terms of the Memorandum of Understanding the parties executed on November 6, 2023. The Agreement provides that the Company will engage Knightsbridge to develop and issue a digital gold coin that will be marketed on the Liquid platform in Asia and will help the Company to explore additional opportunities related to digital assets, equity and derivatives that can enhance the Company’s financial standing and growth. In consideration for these services to be performed by Knightsbridge, the Company agreed to: (1) Forty-eight (48) million shares of common shares the Company’s stock, (2) to designate Series D preferred stock and to issue 50,000 shares of Series D preferred shares of stock, each of which convertible to five hundred (500) shares of common stock after 12 months from the date of issuance. In addition, the Company will permit Knightsbridge to keep 10% from the sale of the digital gold coin, as payment for development and maintenance of the Digital Gold Coin. As of the date of this prospectus, the Company has not issued any shares of its common stock and Series D preferred stock, and Knightsbridge has not started the development of a digital gold coin.

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Business Overview

We are an exploration-stage company that focuses on acquisition and development of gold mining and other mining properties worldwide, environmentally safe technologies both in mining and other business areas. We acquired mining assets from Troy pursuant to the Asset Purchase Agreement (the “Troy Asset Acquisition”) on August 13, 2019. As of the date of this prospectus, we have not commenced our mining operations. We anticipate starting our mining operations in 2024. This will require, among other things, the completion of the Plan of Operation and obtaining the approval from the Bureau of Land Management and Forestry Service. In order to start operation in Honduras we need to purchase the equipment necessary and obtain a final mining permit.

We are also exploring acquisitions of assets or majority interests in companies related to artificial intelligence technology and in the fintech arena acquiring proprietary software technology. At this time, the Company is negotiating the terms of these potential acquisitions and once these terms are finalized, we will enter into one or more definitive agreements.

The Company requires substantial funding and additional work to implement its business plan with respect to its mining properties, including the acquisition of 51% ownership in Commsa and Lion Works, a company that owns the “Genesis” ore extraction process. If we complete these acquisitions and acquire the intellectual property rights to Genesis, we will grow our business and will be able to build a number of Genesis plants that can be placed in customer mining sites including our own Troy mining site.

Troy Asset Acquisition

TROY ASSET ACQUISITION

As a result of the Troy Asset Acquisition, the Company acquired 78 gold mining claims consisting of approximately 4,800 acres, located east/southeast of El Portal, California, in Mariposa County, together with all of Troy’s rights to related equipment and buildings currently located on the mining claims, including a production processing mill together with associated buildings, all the mining and support equipment at the Troy mine site, all the Troy mining claims, and related geological reports relating to the property, assay reports on the property, and all core drilling samples. The Troy mine is an exploration stage property with no mineral resources or reserves.

HISTORY:

The federal government became involved in the gold mine when prosecuting the then owner and made a request of Dr. Robert B. Garcia to place an estimated value upon the project.

The Company is currently working with the US Forest Service, National Park Service and BLM and intends to submit a plan of operations for our planned activities on the Star Alliance International Corp. claims to the BLM district office. The plan of operations must include appropriate environmental protection and reclamation measures and describe either the entire operation proposed or reasonably foreseeable operations and how they would be conducted, including the nature and location of proposed structures and facilities. No permits have been issued yet. The Company expects to restart mining operations in 2024.

We estimate it will take up to six months to obtain the necessary permits to reopen the mine. Once obtained the Company intends, using modern equipment, to find the best veins of gold in our existing portals on the property that are close to the current tunnels and mining areas. The full extent of the work proposed will be worked on by our team of geologists and mining experts that will need to complete a full review of the existing portals that cannot be started without our plan of operation being approved.

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Previous Work on the Troy Claims:

The history of gold mining in Mariposa County dates back to placer mining by Mexicans or Californians of Spanish descent in 1848. Details concerning work in this time are limited. The discovery of lode gold in Mariposa is generally credited to Kit Carson and the discovery of the Mariposa mine in 1849; however, it is possible that the Mexicans were mining bedrock gold in Mariposa County prior to this discovery.

Subsequent to this discovery, large portions of Mariposa County were covered by land grants issued to John Fremont (The Las Mariposas Spanish Land Grant) and the Cook Estate. Because these grants and their private administration covered much of the Mother Lode, mining and development of the area was not conducted in the same fashion as claims located on public land.

LOCATION OF MINE:

The 78 current mining claims registered to Troy Mining Corporation are located west/southwest of El Portal, California and are located on BLM land. The claims are accessible via California State route 140 with the prime portals located approximately two to two and one-half (2 – 2 ½) miles east of Hwy 140 (based on a direct route). There is a graded dirt road that connects the portals located the greatest distance from Hwy 140 with the highway that is owned and maintained by Star. This road is approximately eight (8) miles in length due to the many required switch-backs in order to build the road into the side of the mountain. With proper maintenance, which can be accomplished by the mining company using the equipment purchased for working the mine, this road is normally passable year-round. The road is shared with the US Forest Service and National Park Service who use it to maintain visual surveillance of the area and for fire fighting access and as part hiking trails. In addition to this road, there are additional roads owned by Star that connect the main portal with additional portals located within the claim area. Further, the claims are located at what is considered to be the east base of what is commonly known as the Mother Lode gold-quartz vein system.

BACKGROUND OF THE PROJECT:

The Project is located at the base of the gold mother lode in one of the three major vein belts where the greatest concentration of minerals settled over the years.

•	Project was being actively worked as recently as 2002.
•	There are a minimum of eight major existing production shafts within the project claims that have produced a significant quantity of gold during the last 150+ years.
•	There are approximately an additional sixteen portals located within the project claims
•	These portals have never been worked with modern equipment, only pick/shovel and dynamite.
•	Veins in existing portals have never been followed via modern methods (3D imaging, etc.).

IMPORTANT FEATURES OF THE PROJECT:

•	The project consists of mining claims located upon land under the control of BLM, US Forest Service and the National Park Service not the state of California with oversight being by these three agencies.
•	This is a hard rock mining project, not an open pit or placer type project resulting in much less oversight for air pollution and visual impact.
•	It is not a start-up project; it is the reopening of an existing, recently worked, project.

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EXISTING BENEFITS OF THE PROJECT:

•	There is an existing grid of roads and trails that crisscross the project providing access to the prime portals. The roads are graded dirt that can be maintained as passable throughout the year and the trails can be expanded into passable roads. The estimated cost to build these roads and trails today would be in excess of $10 million.
•	There is a gravity flow ball mill installed on the project that is complete from an ore introduction conveyor system and both rough and crushed ore bins with a pneumatic air hammer/blaster system, through the separation portion of the mill including water and other solutions storage tanks and circulating system and separation tables. This equipment, will require approximately $150,000 in repairs and upgrades before it can be used. This equipment has a replacement cost of approximately $1.8 million. This equipment has a replacement cost of approximately $1.8 million.
•	On site there are two self-contained generators connected to existing electrical distribution panels with an on-site replacement cost of approximately $30,000.
•	Project has multiple production shafts (portals) that have in-shaft railroad track installed.
•	The project has sufficient timber located within the claim areas to both provide shoring material for new tunneling and if so desired, to sell the excess.
•	While this is primarily a gold recovery project, geologists and assay reports indicate the amount of recoverable silver available in quantity is equal to that of gold which adds considerable to the bottom-line profit.
•	The company has a large library of mining history of the area and the production shafts located within the project boundaries along with extensive exploration and geology maps, reports, etc.

The cost of maintaining the leases on the Troy mine is approximately $13,000 annually. The lease rates change frequently. Ther are no royalties associated with this mining property. To date on two separate occasions the extent of work completed on the property is to clear the road to the mine. Further work on the road will be required before

Overview of Previous Mining Operations on the Troy Claims:

There are three main portals (Hite Mine, Gibbs/Williams Brothers Mine and the Gold Star Mine) located within the area currently included in the Troy mining claims that have been worked from as early as 1849 to as recently as 1996 (Note: in total there are 17 portals on the property). These mines have never been worked with modern equipment but have always been worked with dynamite and pick & shovel with the ore being transported via pack mule prior to the construction of the access road. The roadway system currently in place allows for the ore to be moved via truck either to the processing mill located at the site of the main portal or to off-site locations if it should be desired to do so. All of the mining done in this area is what is known as Hardrock or below-grade, tunnel mining. The past total production from the mines located within this area is considerable. A large portion of this production was done when the price of gold was around $20 per ounce but based on today’s prices this would be very significant. During the production years for these mines, the technique followed by the Hardrock miners was known as “drift mining” where the miner located an external outcropping and then followed the gold vein until it petered out then he moved to another outcropping location. Underground mining extended to 900 feet with development extending down to 1200 feet in depth. Elsewhere on the property, mining and development all occurred within 100 feet of the surface.

Previous Work on the Troy Claims:

The history of gold mining in Mariposa County dates back to placer mining by Mexicans or Californians of Spanish descent in 1848. Details concerning work in this time are limited. The discovery of lode gold in Mariposa is generally credited to Kit Carson and the discovery of the Mariposa mine in 1849; however, it is possible that the Mexicans were mining bedrock gold in Mariposa County prior to this discovery.

Subsequent to this discovery, large portions of Mariposa County were covered by land grants issued to John Fremont (The Las Mariposas Spanish Land Grant) and the Cook Estate. Because these grants and their private administration covered much of the Mother Lode, mining and development of the area was not conducted in the same fashion as claims located on public land.

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MINE SUMMARY:

The Mother Lode is the most extensive mineral zone in the State of California. It extends from the southern part of Mariposa County to the northern part of El Dorado County, a distance of 300 miles, then extends northeast along the Sierra Nevada foothills. Some of the most famous and productive gold mines in the West are located along the length of this mineral zone. The Mother Lode Gold Belt is a long, narrow strip on the western foothills of the Sierra Nevada mountain range. There is a wall-like mass of quartz that outcrops at intervals along the belt. The wide zone of parallel and discontinuous gold vein deposits is referred to as the Mother Lode System.

Mariposa County, California, has a long history of gold production from small lode and placer mining operations. The county covers part of the Sierra Nevada Mother Lode belt first discovered in the 19th century. The majority of gold production occurred prior to 1900 and was taken from mineralized quartz veins. The gold price at that time was $20.00/ounce compared to approximately $2,000 per ounce currently.

From the discovery of gold at Sutter's Mill on the American River on January 24, 1848 to the present, the area known as the “Mother Lode Region” has been one of most prolific gold producing areas in the world. In 1849, Quartz lode mining began on claims that currently make up part of the Troy Mining claims. Later this mine was one of the first to install a stamp mill, which ground the quartz ore to separate out the free gold.

The Troy Mining (Troy) property is specifically located geologically, at the southern end of the “Mother Lode System” in Central East California, Mariposa County, approximately 200 miles east of San Francisco. The property borders on the western the age of Yosemite National Park in the El Portal, California quadrangle, and is three miles southwest of the town of the El Portal, California. The mining property is bounded on the north by the Middle Fork of the Merced River and on the south by the South Fork of the Merced River. The property ranges in elevation from 1,700 feet to 5,500 feet and with workers housed on-site, can be worked year-round. The claims in each of the two main claim groups are contiguous. The maps and mine co-ordinates are included in this report.

The former AT&E Company controlled approximately 10,500 acres of ground in Mariposa County, California, covering 250 mining claims. The property was acquired from AT&E in the late 90’s by USA Mining and then the 79 most important claims were reinstated by Troy Mining in the early 2000’s (Note: both these transactions occurred when gold was less than $300/oz). The property includes more than 50 mine portals dating back to the late 1800’s or early 1900’s most of which have not been located and viewed by the current owner. Because of the existence of historical mining records, nine of these mines have been characterized as former gold producing mines. Included in this list of mines is the Hite Mine that is ranked as the fifth largest historic gold producing mine in Mariposa County.

The property includes the following historic recognized gold mines: Hite, (6) Hite Central, (7) Kaderitas, (8) Mexican II, and Williams Brothers. In addition, there are at least 50 additional mining portals which were, in the last 150 years, actively producing gold in unknown quantities. These mines were actively producing with pick and shovel and pack-mule. No modern equipment or scientific means of geological study have ever been employed.

The company has a very excellent working relation with the BLM, US Forest Service and National Park Service officials that will be involved in the project’s operation.

•	It has secured a commitment from Mark Payne and Mr. Jon Grossman to become members of its on-site management team along with the same commitment.

•	Mark Payne attended California State University Sacramento, Bachelor of Arts Geological Sciences Program and has been an independent geological consultant since 1985. He is a California Registered Professional Geologist #7067, and a member of the American Institute of Professional Geologists. He specializes in exploration, definition and resource estimation of gold-quartz vein systems and gold deposits dominated by coarse particulate gold and has served as chief geologist for several major companies such as Emgold Mining Corp and Sutter Gold Mining.

•	Mr. Grossman received his BS in Economics from the Wharton School of Finance, University of Pennsylvania and has been involved in the precious metal and various aspects of the mining business for more than 30 years. At one time in his career, he was Director of Investment Banking on Wall Street and has been instrumental in founding and growing several businesses including Florida Bullion Traders, Inc. One of his major assets is the fact he was the General Manager of the mining operation that was owned by Mr. Geiger and that operated the mining project during its productive period and has a hands-on/on-site knowledge of the proper operating methods for this project.

29

We intend to submit a plan of operations for our planned activities on the Star Alliance International Corp. Claims to the BLM district office. The plan of operations must include appropriate environmental protection and reclamation measures and describe either the entire operation proposed or reasonably foreseeable operations and how they would be conducted, including the nature and location of proposed structures and facilities.

We will also be required to reclaim any surface disturbing activity, even if the claim or site is declared abandoned and void or forfeited by the BLM. Reclamation will be required if we relinquish the claim or site to the Federal Government. The BLM requires a reclamation bond or other financial security prior to approving a plan of operations or allowing operations under a notice to proceed. Surface Management actions are processed at the local level.

MINE LOCATION:

The list attached includes the mine location sites per the original listing of the claims with the Bureau of Land Management. In addition, each mine is listed with its specific locations.

Main Mine Site Co-Ordinates (Blue Dot)

37°39’50 North

119°52’31 West

30

LODE CLAIM MAP
TROY 60-71,80-87,89,91,93,95,97-118,121-124
T3S, R19E M.D.M
Mariposa County, California
Locator:
Troy Mining Corporation
13400 Riverside Drive, #205
Sherman Oaks, CA 91423
USGS TOPO MAPS
El Portal, CA
Buckingham Mtn., CA
SCALE: 1:24,000
TROY 60
TROY 61
TROY 62
TROY 63
TROY 64
TROY 65
TROY 66
TROY 67
TROY 68
TROY 69
TROY 70
TROY 71
TROY 80
TROY 81
TROY 82
TROY 83
TROY 84
TROY 85
TROY 86
TROY 87
TROY 89
TROY 91
TROY 93
TROY 95
TROY 97
TROY 98
TROY 99
TROY 100
TROY 101
TROY 102
TROY 103
TROY 104
TROY 105
TROY 106
TROY 107
TROY 108
TROY 109
TROY 110
TROY 111
TROY 112
TROY 113
TROY 114
TROY 115
TROY 116
TROY 117
TROY 118
TROY 121
TROY 122
TROY 123
TROY 124
Prospects
Clearing House
Mile 106
Mile 105
BM 1454
MERCED
BM 1506
Incline
Indian Flat Guard Sta
Campground
BM 1553
WILD
AND
BM 1586
BM 1617
Cranberry
Gulch
2860
SIERRA
Hite Cove
SOUTH
FORK
MERCED
SOUTH
FORK
MERCED
WILD
RIVER
AND
SCENIC RIVER

31

MW&SR
Pigeon Gulch
Henness Branch
Canyon
TROY 48
TROY 49
TROY 50
TROY 51
TROY 52
TROY 53
TROY 54
TROY 55
TROY 1
TROY 2
TROY 3
TROY 4
TROY 5
TROY 6
TROY 7
TROY 8
TROY 9
TROY 10
TROY 11
TROY 12
TROY 13
TROY 14
TROY 15
TROY 16
TROY 17
TROY 19
TROY 20
TROY 21
IONA FORES
PINOCHE RIDGE
Brown Peak
5648
Pinoche Peak
5785
4185
4826
5561
5445
LODE CLAIM MAP
TROY 1-17,19-21,48-55
T3S, R20E M.D.M
Mariposa County, California
Locator:
Troy Mining Corporation
13400 Riverside Drive, #205
Sherman Oaks, CA 91423
USGS TOPO MAPS
El Portal, CA
Buckingham Mtn., CA
SCALE: 1:24,000

32

37.68404, -119.77603
37.66897, -119.89225
37.60894, -119.7615
37.59055, -119.87955
El Portal
Clearing House
South Fork
Hite Cove
Pinoche Ridge
Brown Peak
Pinoche Peak
Cathewood Saddle
Henness Ridge
Lookout Tower
Gimasas Ridge
Casa Diablo
Sims Cove
Nutmeg Gulch
Peachtree Bar
SIERRA
Snyder Gulch
Merced
River
Ferguson
Ridge
Canyon
Eagle Peak

This is the area where the mine is located.

33

INDIVIDUAL CLAIM CO-ORDINATES

TROY CLAIM NUMBER	LOCATION OF MINING CLAIMS
Quarter-section, section, township, range and Meridian

Troy 1	NE1/4 of Section 30, T3S, R20E, M.D.M
3568 feet north and 1822 feet west from the SE corner of
Section 30, T3S, R20E M.D.B.M
Clain is approximately 1500 feet long and 600 feet wide
general course of the lode is from N44°06'E to the S44°06'E

Troy 2	NE1/4 of Section 30, T3S, R20E, M.D.M
SE 1/4 of Section 30, T3S, R20E, M.D.M
2228 feet north and 649 feet west from the SE corner of
Section 30, T3S, R20E M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 3	NE1/4 of Section 30, T3S, R20E, M.D.M
SE 1/4 of Section 30, T3S, R20E, M.D.M
1797 feet north and 1067 feet west from the SE corner of
Section 30, T3S, R20E M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 4	NE1/4 of Section 30, T3S, R20E, M.D.M
SE 1/4 of Section 29, T3S, R20E, M.D.M
1797 feet north and 1067 feet west from the SE corner of
Section 30, T3S, R20E M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

34

Troy 5	NE1/4 of Section 30, T3S, R20E, M.D.M
323 feet north and 407 feet west from the SE corner of
Section 30, T3S, R20E M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 6	NE1/4 of Section 31, T3S, R20E, M.D.M
SE 1/4 of Section 30, T3S, R20E, M.D.M
108 feet south and 825 feet west from the SE corner of
Section 30, T3S, R20E M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 7	NE1/4 of Section 31, T3S, R20E, M.D.M
SE 1/4 of Section 30, T3S, R20E, M.D.M
NW 1/4 of Section 32, T3S, R20E, M.D.M
SW 1/4 of Section 29, T3S, R20E, M.D.M
288 feet north and 371 feet west from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 8	NE1/4 of Section 31, T3S, R20E, M.D.M
SE 1/4 of Section 30, T3S, R20E, M.D.M
NW 1/4 of Section 32, T3S, R20E, M.D.M
143 feet north and 789 feet west from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

35

Troy 9	NE1/4 of Section 31, T3S, R20E, M.D.M
NW 1/4 of Section 32, T3S, R20E, M.D.M
1187 feet south and 289 feet east from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 10	NE1/4 of Section 31, T3S, R20E, M.D.M
NW 1/4 of Section 32, T3S, R20E, M.D.M
2035 feet south and 302 feet east from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 11	NE1/4 of Section 31, T3S, R20E, M.D.M
SW 1/4 of Section 32, T3S, R20E, M.D.M
2070 feet south and 338 feet east from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 12	NE1/4 of Section 31, T3S, R20E, M.D.M
SE 1/4 of Section 31, t3S, R20E, M.D.M
NW 1/4 of Section 32, T3S, R20E, M.D.M
2466 feet south and 116 feet west from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 13	NE1/4 of Section 31, T3S, R20E, M.D.M
SE 1/4 of Section 31, T3S, R20E, M.D.M
NW 1/4 of Section 32, T3S, R20E, M.D.M
SW 1/4 of Section 32, T3S, R20E, M.D.M
2501 feet south and 80 feet west from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

36

Troy 14	NE 1/4 of Section 31, T3S, R20E, M.D.M
SE 1/4 of Section 31, T3S, R20E, M.D.M
2897 feet south and 533 feet west of the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

troy 15	SE 1/4 of Section 31, T3S, R20E, M.D.M
SW 1/4 of Section 32, T3S, R20E, M.D.M
2932 feet south and 497 feet west of the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 16	NE 1/4 of Section 31, T3S, R20E, M.D.M
SE 1/4 of Section 31, T3S, R20E, M.D.M
3238 feet south and 951 feet west from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 17	SE 1/4 of Section 31, T3S, R20E, M.D.M
SW 1/4 of Section 32, T3S, R20E, M.D.M
3363 feet south and 915 feet west from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 19	NE1/4 of Section 31, T3S, R20E, M.D.M
SE 1/4 of Section 31, T3S, R20E, M.D.M
NW 1/4 of Section 31, T3S, R20E, M.D.M
SW 1/4 of Section 31, T3S, R20E, M.D.M
2715 feet south and 2446 feet west from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

37

Troy 20	NE 1/4 of Section 31, T3S, R20E, M.D.M
SE 1/4 of Section 31, T3S, R20E, M.D.M
SW 1/4 of section 31, T3S, R20E, M.D.M
3759 feet south and 1368 feet west from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 21	SE 1/4 of Section 31, T3S, R20E, M.D.M
3794 feet south and 1332 feet west from the SE corner of
Section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
general course of the lode is from N45°54'W to the S45°54'E
direction

Troy 48	NE 1/4 of Section 19, T3S, R20E, M.D.M
8493 feet north and 2633 feet west from the southeast corner of section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course of lode is N9°24'W to S9°24'E direction

Troy 49	NE1/4 of Section 19, T3S, R20E, M.D.M
SE 1/4 of Section 19, T3S, R20E, M.D.M
NW 1/4 of Section 19, T3S, R20E, M.D.M.
SW 1/4 of Section 19, T3S, R20E, M.D.M
7849 feet north and 3149 feet west from the southeast corner of section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course of lode is N9°24'W to S9°24'E direction

Troy 50	NE1/4 of Section 19, T3S, R20E, M.D.M
SE 1/4 of Section 19, T3S, R20E, M.D.M
8354 feet north and 2625 feet west from the southeast corner of section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course of lode is N9°24'W to S9°24'E direction

38

Troy 51	NE1/4 of Section 19, T3S, R20E, M.D.M
SE 1/4 of Section 19, T3S, R20E, M.D.M
SW 1/4 of Section 19, T3S, R20E, M.D.M
7799 feet north and 3141 feet west from the southeast corner of section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course of lode is N9°24'W to S9°24'E direction

Troy 52	NE1/4 of Section 30, T3S, R20E, M.D.M
SE 1/4 of Section 19, T3S, R20E, M.D.M
5443 feet north and 2143 feet west from the southeast corner of section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course of lode is N9°24'W to S9°24'E direction

Troy 53	NE1/4 of Section 30, T3S, R20E, M.D.M
SE 1/4 of Section 19, T3S, R20E, M.D.M
NW 1/4 of Section 30, T3S, R20E, M.D.M.
SW 1/4 of Section 19, T3S, R20E, M.D.M
4889 feet north and 2660 feet west from the southeast corner of section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course of lode is N9°24'W to S9°24'E direction

NE1/4 of Section 30, T3S, R20E, M.D.M
Troy 54	SE 1/4 of Section 19, T3S, R20E, M.D.M
5394 feet north and 2134 feet west from the Southeast corner of section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course of lode is N9°24'W to S9°24'E direction

Troy 55	NE 1/4 of Section 30, T3S, R20E, M.D.M
NW 1/4 of Section 30, T3S, R20E, M.D.M
4839 feet north and 2651 ffet west from the SE corner of
section 30, T3S, R20E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course of lode is N9°24'W to S9°24'E direction

39

Troy 60	NE1/4 of Section 21 T3S, R19E, M.D.M
SE 1/4 of Section 21, T3S, R19E, M.D.M
NW 1/4 of Section 21, T3S, R19E, M.D.M.
SW 1/4 of Section 21, T3S, R19E, M.D.M
141 feet north and 997 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 61	NE1/4 of Section 21 T3S, R19E, M.D.M
SE 1/4 of Section 21, T3S, R19E, M.D.M
NW 1/4 of Section 22, T3S, R19E, M.D.M.
SW 1/4 of Section 22, T3S, R19E, M.D.M
141 feet north and 947 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 62	SE 1/4 of Section 21, T3S, R19E, M.D.M
SW 1/4 of Section 21, T3S, R19E, M.D.M
459 feet south and 997 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 63	SE 1/4 of Section 21, T3S, R19E, M.D.M
SW 1/4 of Section 21, T3S, R19E, M.D.M
459 feet south and 947 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 64	SE 1/4 of Section 21, T3S, R19E, M.D.M
SW 1/4 of Section 21, T3S, R19E, M.D.M
1059 feet south and 997 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

40

Troy 65	SE 1/4 of Section 21, T3S, R19E, M.D.M
SW 1/4 of Section 22, T3S, R19E, M.D.M
1059 feet south and 997 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 66	SE 1/4 of Section 21, T3S, R19E, M.D.M
SW 1/4 of Section 21, T3S, R19E, M.D.M
1659 feet south and 997 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 67	SE 1/4 of Section 21, T3S, R19E, M.D.M
SW 1/4 of Section 22, T3S, R19E, M.D.M
1659 feet south and 997 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 68	SE 1/4 of Section 21, T3S, R19E, M.D.M
SW 1/4 of Section 22, T3S, R19E, M.D.M
2259 feet south and 997 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 69	SE 1/4 of Section 21, T3S, R19E, M.D.M
SW 1/4 of Section 22, T3S, R19E, M.D.M
2259 feet south and 947 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

41

Troy 70	NE1/4 of Section 28 T3S, R19E, M.D.M
SE 1/4 of Section 21, T3S, R19E, M.D.M
NW 1/4 of Section 28, T3S, R19E, M.D.M.
SW 1/4 of Section 22, T3S, R19E, M.D.M
2859 feet south and 947 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 71	NE1/4 of Section 28 T3S, R19E, M.D.M
SE 1/4 of Section 21, T3S, R19E, M.D.M
NW 1/4 of Section 27, T3S, R19E, M.D.M.
SW 1/4 of Section 22, T3S, R19E, M.D.M
2859 feet south and 947 feet west from the W 1/4 corner
of section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 80	SW 1/4 of Section 22, T3S, R19E, M.D.M
1059 feet south and 2003 feet east from the w 1/4 corner of
section 22, T3S, R16E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 81	SE 1/4 of Section 22, T3S, R19E, M.D.M
SW 1/4 of Section 22, T3S, R19E, M.D.M
1053 feet south and 2053 feet east from the W 1/4 corner
section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 82	SW 1/4 of Section 22, T3S, R19E, M.D.M
1659 feet south and 2003 feet east from the W 1/4 corner of
Section 22, T3S, R16E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

42

Troy 83	SE 1/4 of Section 22, T3S, R19E, M.D.M
SW 1/4 of Section 22, T3S, R19E, M.D.M
1659 feet south and 2053 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 84	SW 1/4 of Section 22, T3S, R19E, M.D.M
2259 feet south and 2003 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 85	SE 1/4 of Section 22, T3S, R19E, M.D.M
SW 1/4 of Section 22, T3S, R19E, M.D.M
2259 feet south and 2053 feet east from the W 1/4 corenre of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 86	NW 1/4 of Section 27, T3S, R19E, M.D.M
SW 1/4 of Section 22, T3S, R19E, M.D.M
2859 feet south and 2003 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 87	NE 1/4 of Section 27, T3S, R20E, M.D.M
SE 1/4 of Section 22, T3S, R20E, M.D.M
NW 1/4 of Section 27, T3S, R20E, M.D.M.
SW 1/4 of Section 22, T3S, R20E, M.D.M
2859 feet south and 2053 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

43

Troy 89	NE 1/4 of Section 27, T3S, R20E, M.D.M
NW 1/4 of Section 27, T3S, R20E, M.D.M.
3459 feet south and 2053 feet east from the W 1/4 corner of
Section 22, T3S, R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 91	NE 1/4 of Section 27, TS, R19E, M.D.M
NW 1/4 of Section 27, T3S, R19E, M.D.M.
4059 feet south and 2053 feet east from the W 1/4 corner of
Section 22, t3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 93	NE 1/4 of Section 27, TS, R19E, M.D.M
NW 1/4 of Section 27, T3S, R19E, M.D.M.
4659 feet south and 2053 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 95	NE 1/4 of Section 27, TS, R19E, M.D.M
SE 1/4 of Section 27, T3S, R19E, M.D.M
NW 1/4 of Section 27, T3S, R19E, M.D.M.
SW 1/4 of Section 27, T3S, R19E, M.D.M
5259 feet south and 2053 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 97	SE 1/4 of Section 27, T3S, R19E, M.D.M
SW 1/4 of Section 27, T3S, R19E, M.D.M.
5859 feet south and 2053 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

44

Troy 98	SE 1/4 of Section 22, T3S, R19E, M.D.M
459 feet south and 5003 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 99	SE 1/4 of Section 22, T3S, R19E, M.D.M
SW 1/4 of Section 23, T3S, R19E, M.D.M.
459 feet south and 5003 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 100	SE 1/4 of Section 22, T3S, R19E, M.D.M
1059 feet south and 5003 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 101	SE 1/4 of Section 22, T3S, R19E, M.D.M
SW 1/4 of Section 23, T3S, R19E, M.D.M.
1059 feet south and 5053 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 102	SE 1/4 of Section 22, T3S, R19E, M.D.M
1659 feet south and 5003 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 103	SE 1/4 of Section 22, T3S, R19E, M.D.M
SW 1/4 of Section 23, T3S, R19E, M.D.M.
1659 feet south and 5053 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

45

Troy 104	SE 1/4 of Section 22, T3S, R19E, M.D.M
2259 feet south and 5003 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 105	SE 1/4 of Section 22, T3S, R19E, M.D.M
SW 1/4 of Section 23, T3S, R19E, M.D.M.
2259 feet south and 5053 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 106	NE 1/4 of Section 27, TS, R19E, M.D.M
SE 1/4 of Section 22, T3S, R19E, M.D.M.
2859 feet south and 5003 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 107	NE 1/4 of Section 27, TS, R19E, M.D.M
SE 1/4 of Section 22, T3S, R19E, M.D.M
NW 1/4 of Section 26, T3S, R19E, M.D.M.
SW 1/4 of Section 23, T3S, R19E, M.D.M
2859 feet south and 5053 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 108	NE 1/4 of Section 27, TS, R19E, M.D.M
3459 feet south and 5003 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 109	NE 1/4 of Section 27, TS, R19E, M.D.M
NW 1/4 of Section 26, T3S, R19E, M.D.M.
3459 feet south and 5053 feet east from the W 1/4 corner of
Section 22, T3S, R19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

46

Troy 110	NE 1/4 of Section 27, TS, R19E, M.D.M
4059 feet south and 4428 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 111	NE 1/4 of Section 27, T3S, R19E, M.D.M
NW 1/4 of Section 26, T3S, R19E, M.D.M.
4059 feet south and 6503 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Triy 112	NE 1/4 of Section 27, TS, R19E, M.D.M
4659 feet south and 3553 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 113	NE 1/4 of Section 27, T3S, R19E, M.D.M
NW 1/4 of Section 26, T3S, R19E, M.D.M.
4659 feet south and 6503 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 114	NE 1/4 of Section 27, T3S, R19E, M.D.M
SE 1/4 of Section 27, T3S, R19E, M.D.M.
5269 feet south and 3553 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 115	NE 1/4 of Section 27, T3S, R19E, M.D.M
SE 1/4 of Section 27, T3S, R19E, M.D.M
NW 1/4 of Section 26, T3S, R19E, M.D.M.
SW 1/4 of Section 26, T3S, R19E, M.D.M
5259 feet south and 6503 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

47

Troy 116	NE 1/4 of Section 26, T3S, R19E, M.D.M
SE 1/4 of Section 23, T3S, R19E, M.D.M
NW 1/4 of Section 26, T3S, R19E, M.D.M.
SW 1/4 of Section 23, T3S, R19E, M.D.M
2859 feet south and 6553 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 117	NE 1/4 of Section 26, TS, R19E, M.D.M
NW 1/4 of Section 26, T3S, R19E, M.D.M.
3459 feet south and 6553 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 118	NE 1/4 of Section 26, TS, R19E, M.D.M
NW 1/4 of Section 26, T3S, R19E, M.D.M.
4059 feet south and 6553 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 121	SE 1/4 of Section 23, T3S, R19E, M.D.M
SW 1/4 of Section 23, T3S, R19E, M.D.M
459 feet south and 8003 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 122	SE 1/4 of Section 23, T3S, R19E, M.D.M
SW 1/4 of Section 23, T3S, R19E, M.D.M
1059 feet south and 8003 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

48

Troy 123	SE 1/4 of Section 23, T3S, R19E, M.D.M
SW 1/4 of Section 23, T3S, R19E, M.D.M
1659 feet south and 8003 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

Troy 124	SE 1/4 of Section 23, T3S, R19E, M.D.M
SW 1/4 of Section 23, T3S, R19E, M.D.M
2259 feet south and 8003 feet east from the W 1/4 corner of
Section 22, T3S. R 19E, M.D.B.M
Claim is approximately 1500 feet long and 600 feet wide
General course load is from easterly to westerly direction

49

The Troy Mining Zone Location Map – Mariposa County

50

Location of Star’s Mining Property
Within the Historic “California Mother Load”

DIVISION OF MINES AND GEOLOGY
JAMES F. DAVIS, STATE GEOLOGIST

STATE OF CALIFORNIA - PETE WILSON, GOVERNOR
THE RESOURCES AGENCY - DOUGLAS P. WHEELER, SECRETARY
DEPARTMENT OF CONSERVATION - LAWRENCE J. GOLDZBAND, DIRECTOR

MAP OF CALIFORNIA HISTORIC GOLD MINES
THE CALIFORNIA GOLD DISCOVERY TO STATEHOOD SESQUICENTENNIAL (1998-2000) EDITION

"It was known that mines of the precious metals existed to a considerable extent in California at the time of its acquisition. Recent discoveries render it probable that these mines are more extensive and valuable than was anticipated. The accounts of the abundance of gold in that territory are of such an extraordinary character as would scarcely command belief * * *. The effects produced by the discovery of these rich mineral deposits, and the success which has attended the labors of those who have resorted to them, have produced a surprising change in the state of affairs in California."

James K. Polk
The President of the United States
December 5, 1848

MAP OF CALIFORNIA HISTORIC GOLD MINES

The California Gold Discovery To Statehood Sesquicentennial (1998 - 2000) Edition

Poster Prepared by Les Youngs

1998

DEPARTMENT OF CONSERVATION
Division of Mines and Geology

Troy's Mining Claims Covering 10,500 acres
Sacramento
PACIFIC
OCEAN
Del Norte
Siskiyou
Modoc
Shasta
Lassen
Humboldt
Trinity
Tehama
Plumas
Butte
Mendocino
Glenn
Sierra
Nevada
Yuba
Sutter
Colusa
Lake
Placer
El Dorado
Yolo
Sonoma
Napa
Amador
Alpine
Calaveras
Solano
Sacramento
Marin
San Francisco
Contra Costa
San Joaquin
Tuolumne
Mono
Alameda
Stanislaus
Mariposa
San Mateo
Santa Clara
Merced
Santa Cruz
Madera
Fresno
San Benito
Inyo
Monterey
Tulare
Kings
San Luis Obispo
Kern
Santa Barbara
Ventura
Los Angeles
San Bernardino
Riverside
Orange
San Diego
Imperial
Scale 1:1,500,000

EXPLANATION

- Historic Lode Gold Mine Location
- Historic Placer Gold Mine Location
- Active Gold Mine Location (1996-1998)

This map shows the locations of 9,259 historic lode gold mines and prospects, the locations of 4,112 historic placer gold mines, and the locations of 18 active gold mines. The data are from the California Department of Conservation's Division of Mines and Geology and Office of Mine Reclamation.

Dry diggings, circa 1850s.
Division of Mines and Geology archives.

Basic lode mining, circa 1920s.
Division of Mines and Geology archives.

Station 1000 feet level, Omaha Mine - Grass Valley, circa 1860s.
Division of Mines and Geology archives.

Head of Auburn Ravine, 1852.
Division of Mines and Geology archives.

A circa 1870s outing at a hydraulic mining operation.
Division of Mines and Geology archives.

Chinese gold miners working a 'Coyote Hole' in the Folsom area, circa 1900.
Courtesy Natomas Company collection, Sacramento Archive and Museum Collection Center.

The working dredge Folsom No. 2, June 28, 1906.
Division of Mines and Geology archives.

"The men who settled the country [California] imparted to it a good deal of their own nature, which knows no period of boyhood. The Americans spring at once from childhood, or almost infancy, to manhood; and California, no less rapid in its growth, became a full-grown State, while one-half of the world still doubted its existence."

J. D. Borthwick
Three Years In
California, 1857

California Department of Conservation, Division of Mines and Geology, P.O. Box 2980, Sacramento, California 95812-2980, (916) 445-5716, Web Site: http://www.consrv.ca.gov/

51

The total area of claims per the map is 10,500 acres however STARs claims are located on 4,800 covered by the STAR claims that are a part of the total claim area. There are seven (7) portals. The method Troy used to stake its claims was to land-lock the area surrounding these claims in a way to prevent outside interests to stake the additional original AT&E claims. Since existing roads, trails, etc. may be expanded but no new ones constructed without further government approval, this program proved effective. Troy’s plan was at such time as it was ready to begin opening the various portals for production to survey and stake the additional 290+ claims facilitated by its road and trail structure that provides access to them. These additional claims together with the existing claims would provide Star with control over ~10,500 acres, 130 miles due East of San Francisco Bay.

Photographs of the Troy Mining Zone

The Mining Property, showing site buildings

52

Mining Property

53

Mining Property

54

Mine Shaft

55

Bunker

56

Main Road

57

Mine

58

Mill

59

Mill

60

Mill

61

Mill

62

Mill Building

63

Rock Face Inside the Mine Showing Ore

64

Bunker

Mine Map	Inside Mine	Inside Mine

65

Several Pictures Taken at the Mine Site late November 2019 Follow

66

commsa mining rights

The Potosi area is rugged with elevations ranging from 300m to 1050m ASL. Saprolite and quartz - rich outcrop provide often treacherous footing on steep hills. Outcrop is sparse with topographic highs being capped either by resistant quartz - veined andesites, Padre Miguel group rocks or rhyolite intrusive doming.

Hardy plants and trees populate the regions proportional to altitude, soil, and water supply. Generally, the topographically higher elevations are covered with pine forests and pine needle carpets. Lower regions, especially in stream and river drainages are covered in deciduous single canopy jungle.

This is an exploration stage property with no mineral resources or reserves. The exploration permits have been obtained however the necessary mining permits for this property will take approximately 3 months to obtain. All equipment for the exploration of this mining property will need to be acquired and installed at the location. Power will need to be brought to the mine site. The development of this site will be planned once permits are received.

Mining and exploration history

At present, the Potosi area is not being mined by other than small, high-grade operations consisting of one or two local individuals. They focus upon known occurrences such as Tajo, San Antonio and, lately, San Benito with hand tools, cobbing and molinete techniques. The area has seen sporadic gold mining activity since the time of the Spanish colonists 100 hundred years ago. Within the Potosi concession, Rosario Mining performed large scale underground tunneling in the Guadaloupe, San Antonio, Guapinol, El Caballo and Tajo adits using tracked techniques of First World War vintage. Brush-overgrown roads and at least several hundred meters of tunnels, most of them collapsed, are the legacy of this earlier work. An unnamed American company did some small shafts and tunnels at Volcancito, and Jobos. No production records or plans are available.

Geology

Geology Project

Approximately ten percent of the Potosi area is rock outcrop. In a macro sense the outcrop available for mapping may be broken up into two Tertiary volcanic rock groups: the Oligocene Matagalpa Formation (mainly andesitic in composition) and the Miocene Padre Miguel Group (mainly rhyolite / dacite). Matagalpa Formation rocks contain andesite flows, crystal tuffs, feldspar porphyries, basalt, and finer grained volcano-sediments unconformably overlain by the Padre Miguel rocks (rhyolitic to dacitic tuffs). Later stage rhyolite doming occurs in the San Antonio Mine area and immediately east of the San Benito occurrence. The Cerro Potosi topographic high is probably correlative to the Padre Miguel group rooks. Later stage mafic, intermediate, and felsic diking crosscut the main units. Padre Miguel rocks are invariably bleached white to pink to grey mass of devitrified and silicified rhyolite to dacite, ignimbrite or silicified breccia. White, angular metamorphosed/altered clasts are diagnostic of this occurrence at Pantaleon. Welding is observable in core.

At Potosi, the rock types are variations on the Matagalpa theme, except for Pantaleon, where the prime target was gold bearing epithermal quartz veining within Padre Miguel rocks. It was also hoped that the contact between the Padre Miguel and Matagalpa rocks would be a logical horizon for gold alteration zones.

The majority of outcrop mapped on the project is from the Matagalpa group: a flat-lying sequence of medium grained porphyritic tuff breccia of intermediate composition. Markedly porphyritic flows were mapped on surface and logged in drill holes. The size and shape of the light grey/white feldspar phenocrysts varies from millimeter to slightly less than 0,75 cm. More massive, non-porphyritic, fine-grained andesite was identified either as volcanic flow or tuffs. The Matagalpa group is predominantly subaerial with limited sections of banded, lamellar tuffs which may have been subaqueous. Pyroclastic andesite breccias are mapped and logged in all the focus zones. Heterolithic lapilli are common constituents of the lapilli tuff. Heterolithic agglomeratic andesite and medium to coarse tuff breccia is logged in the San Benito drill holes. Fine grained intermediate dykes which may be feeder dykes cut the same drill holes.

67

Felsic intrusive domes are subaerial in nature. Flow banding and spherulites are common.

The main target of the drilling at San Antonio and Tajo is epithermal quartz veining and attendant alteration and silicification zones.

Structure: The principal trend mapped at San Antonio dips steeply to the north and is coincident with an east - west striking ridge. The trend is traceable on surface from San Antonio through Corales / Guadaloupe where the strike becomes more northerly, increasing from generally east-west to west-north-west (270 to 310/320). There are indications that the west-north-west striking Corales / Guadaloupe Mines exploit a second structure mirroring the Nicaraguan trough. This trend disrupts the east-west trend hosting the San Antonio structure.

Epithermal quartz veining is evidently controlled by structurally prepared fault and fracture zones. These zones have provided the conduit for gold bearing siliceous fluids driven by felsic doming as a "heat engine".

Alteration: Feldspar and clay alteration is to moderate intense in the weathering horizon and adjacent to structurally affected areas and/or within the aura of related, epithermally altered, siliceous zones. This alteration is in direct proportion to proximity of structural movement and quartz veining. The near surface feldspar phenocrysts are soft, crumbly and subhedral to anhedral in form. Sausseritization is common in core.

Hematization is ubiquitous in surface rocks due to the weathering profile created by meteoric water circulation and subsequent oxidation. Faulted and fractured rocks are also commonly hematized to varying extents.

Silicification: All rock units have silicified intersections (usually influenced by epithermal quartz veining) although pervasive silicification has been noted on the metre scales in core and adjacent to quartz breccia zones during the mapping phase. Epidotization is part of a classic zonation especially noticeable at San Benito where pervasive epidote gives way to pyritization and finally to silicification proximal to epithermal quartz veining and associated chalcopyrite, galena, sphalerite, silver minerals and gold.

Sulphides / mineralization: There is a distinct correlation between the presence of sulphide presence, type, and percentages to gold mineralization as noted in zone descriptions and core logs. Sulphides are not consistent as to type or quantity between drilled zones. If indeed there is a gold pathfinder element at Potosi, it is copper. Chalcopyrite, galena, pyrite, sphalerite, silver minerals (acanthite) and their oxide analogues are present in the best mineralized intersections.

68

commsa mining rights

If the Company consummates the Commsa Acquisition under the Share Purchase Agreement with Mr. Lemus, it will acquire 51% of Commsa, a Honduran Corporation, and as a part of that acquisition the Company will acquire Commsa’s mining rights to five mines that run near a stretch of the Rio Jalan River and are in the process of being prepared for mining production. Below is the summary of Commsa Mining Rights.

The environmental licenses have been obtained and exploration is ongoing. Local small mining operations are producing a minimum of 250 to 300 oz of gold per site per month while losing approximately 50% of the recoverable gold particles. We expect that our expanded operations, using modern equipment and our new Genesis program, should result in a higher rate of recoverable gold, leading to significantly higher quantities of gold per site.

Located two hours from the capital city of Choluteca, Honduras, CONNSA owns the concession for unlimited exploitation, land and drill holes.

Choluteca, the fourth largest city in Honduras, has a wide range of hotels and rental dwellings as well as good supply, repair, and communications infrastructure. The city and the national capital, Tegucigalpa, are joined by 130km of the paved highway. The highway also provides access from Choluteca to Clavos Road, one of many logging and agricultural roads throughout the area. Potosi is reached by driving 50km east on the highway from Choluteca and taking the dirt road to Porteritos, a total of 1.5 hours driving time. The highway has both passenger and heavy transport capabilities.

Choluteca is serviced by twelve daily bus runs. Daily international airline service is available to Tegucigalpa from every country while Choluteca is serviced by an airstrip capable of landing 737 sized aircraft.

A large, skilled labor force with some mining experience, can be mobilized in most Honduran towns.

The mining concessions are centered at 13” 15’N and 87” 00’Win the area of Choluteca, Honduras.

Below is a mineral resource summary for the Clavos. The report is compiled from internationally validated exploration documentation that meets the standards set by Canadian National Instrument 43-101, (NI 43-101) and National Instrument 43-101CP, and National Instrument 43-101F1.

506000
507000
508000
1470000
1469000
1468000
NW CORNER OF POTOSI
EXPLOITATION CONCESSION
NE CORNER OF POTOSI
EXPLOITATION CONCESSI
P4
P1
P2
P3
PROPERTY
POTOSI
SAN ANTONIO
POTOSI 2
CERRO COPAL
EL TAJO
CHELLON
SW CORNER OF POTOSI
EXPLOITATION CONCESSION
SE CORNER OF POTOSI
EXPLOITATION CONCESSION

CONCESSION
COORDINATES SYSTEM DATUM NAD 27

VERTEX	EAST	NORTH
P1	507999.897	1470000
P2	507999.897	1467999.884
P3	505999.923	1467999.884
P4	505999.923	1470000

AREA= 4,000,180.603m2
40.00 Km2

VEINS OR BODIES	NAME
	SAN ANTONIO
	CERRO COPAL
	POTOSI
	POTOSI 2

PROPERTY

GRAPHIC SCALE
0 200 400 600 800 1,000
METROS

PROYECTO:
CONTENIDO: VEINS OR BODIES
FECHA: FEBRERO, 2022
ESCALA: 1:5,000

VEINS OR BODIES

ESCALE: 1/5,000

69

Belize
Guatemala
Gulf of Honduras
Bay Islands
Honduras
Colón
Atlántida
Cortés
Santa Bárbara
Yoro
Gracias a Dios
Copán
Lempira
Olancho
Comayagua
Ocotepeque
Intibucá
La Paz
Francisco Morazán
El Paraíso
Clavos
El Salvador
Valle
Choluteca
Nicaragua
Pacific Ocean
N
W
E
S
U.S.A
Atlantic Ocean
Gulf of Mexico
Cuba
República Dominicana
Honduras
Mexico
Belize
Jamaica
Haiti
Mar Caribe
Guatemala
El Salvador
Nicaragua
Venezuela
Panamá
Costa Rica
Colombia
Pacific Ocean

Clavos

Location Map

70

Clavos

1996 sampling traverses by Entre Mares personnel (geologists Scoretz, Malfair, Cheng, Fraser and McCarthy at different times) indicated that anomalous gold was present at Clavos zone in structurally and stratigraphically favorable terrain. Then by an independent group of Geologist from Guatemala lead by Ruben Leal in 2005 and then again in 2020 further sampling from Clavos coinfirmed the ancient mineralized zones, as well as new potential ones and complete economics and metallurgic reports.

The Choluteca concessions encompass an area characterized by steep hills, rugged relief interspersed with rounded coast mountains and ridges and domes interspersed with precipitous valleys. Cliffs are not uncommon particularly along zones of structural uplift or downthrow.

Physiography and Climate

Clavos is steeper topographically with rhyolite doming and very steep valleys throughout the property.

Topography varies widely from 60m on the west side to 1190m in the northeast corner of the properties.

Honduras is subject to temperatures ranging from the low 20's into the 40's (degrees Celsius) dependent upon the season. Climate is logically broken up into extremes: the rainy season (June to October) and the dry season (November to May).

Potosi

Location and access

The Potosi Project is in the Municipality of Concepcion de Maria in southern Honduras, Department of Choluteca.

Map 2855-IV (Concepcion de Maria - Cinco Pinos, 1:50,000 topographic sheet) covers most of the property. The nearest center of commerce is Choluteca, the fourth largest city in Honduras.

Access to Potosi is best achieved from the San Francisco turn-off on the Pan American Highway east of Choluteca. A 1.5-hour journey from Choluteca by 4x4 to the village of Porteritos via highway and dirt road is the most efficient means of travel.

Physiography

The Potosi area is rugged with elevations ranging from 300m to 1050m ASL. Saprolite and quartz - rich outcrop provide often treacherous footing on steep hills. Outcrop is sparse with topographic highs being capped either by resistant quartz - veined andesites, Padre Miguel group rocks or rhyolite intrusive doming.

Hardy plants and trees populate the regions proportional to altitude, soil, and water supply. Generally, the topographically higher elevations are covered with pine forests and pine needle carpets. Lower regions, especially in stream and river drainages are covered in deciduous single canopy jungle.

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Geology

Geology Project

Perhaps ten percent of the Potosi area is rock outcrop. In a macro sense the outcrop available for mapping may be broken up into two Tertiary volcanic rock groups: the Oligocene Matagalpa Formation (mainly andesitic in composition) and the Miocene Padre Miguel Group (mainly rhyolite / dacite). Matagalpa Formation rocks contain andesite flows, crystal tuffs, feldspar porphyries, basalt, and finer grained volcano-sediments unconformably overlain by the Padre Miguel rocks (rhyolitic to dacitic tuffs). Later stage rhyolite doming occurs in the San Antonio Mine area and immediately east of the San Benito occurrence. The Cerro Potosi topographic high is probably correlative to the Padre Miguel group rooks. Later stage mafic, intermediate, and felsic diking crosscut the main units. Padre Miguel rocks are invariably bleached white to pink to grey mass of devitrified and silicified rhyolite to dacite, ignimbrite or silicified breccia. White, angular metamorphosed/altered clasts are diagnostic of this occurrence at Pantaleon. Welding is observable in core.

At Potosi, the rock types are variations on the Matagalpa theme, except for Pantaleon, where the prime target was gold bearing epithermal quartz veining within Padre Miguel rocks. It was also hoped that the contact between the Padre Miguel and Matagalpa rocks would be a logical horizon for gold alteration zones.

The majority of outcrop mapped on the project is from the Matagalpa group: a flat-lying sequence of medium grained porphyritic tuff breccia of intermediate composition. Markedly porphyritic flows were mapped on surface and logged in drill holes. The size and shape of the light grey/white feldspar phenocrysts varies from millimeter to slightly less than 0,75 cm. More massive, non-porphyritic, fine-grained andesite was identified either as volcanic flow or tuffs. The Matagalpa group is predominantly subaerial with limited sections of banded, lamellar tuffs which may have been subaqueous. Pyroclastic andesite breccias are mapped and logged in all the focus zones. Heterolithic lapilli are common constituents of the lapilli tuff. Heterolithic agglomeratic andesite and medium to coarse tuff breccia is logged in the San Benito drill holes. Fine grained intermediate dykes which may be feeder dykes cut the same drill holes.

The main target of the drilling at San Antonio and Tajo is epithermal quartz veining and attendant alteration and silicification zones.

Drilling at the Tajo showing delineated a quartz vein structure striking WNW and dipping moderately to the northeast. Diamond drill holes PT97-05 to PT97-11 intersected the structure along a strike length of 150m over a 125m down dip extension.

There is much to still explore all around this rich zone, pretty much everywhere you walk we found more gold in area of 30 km.

San Antonio

The San Antonio zone was the first structure mapped and drilled during the program. The surface mapping showed altered porphyritic and a site overlying a more massive unit of andesite tuff / lapilli tuff. 1:1000 scale surface mapping and diligent sampling of all promising areas was performed on and off the grid. The underground mapping indicated that the San Antonio Mine topographically overlaps the Todos Santos Mine in Rosario Mining's earlier attempt to mine the San Antonio structure.

From 2004 to 2005 12 new drills were performed by Ruben Leal at San Antonio to prove gold reserves and extend the anomalous underground samples and DDH 94-5 mineralization.

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San Benito

An approximately 700 x 350m zone has been sampled with highly anomalous Au values obtained. It is open to both east and west and appears to represent stacked epithermal quartz zones with Au, Ag and Cu mineralization. Another hole to the west of the Vespa Pit, possibly drilling under the chimney zone would be useful in extending mineralization; a hole should be drilled to test the eastward extension of the chalcopyrite-bearing quartz veins mapped there. A program of at least five, 100m drill holes would be necessary to properly test the very wide and persistent zone of base metal and gold enhancement within silicification and quartz veining identified on the grid.

Cerro Copal

Lithology of Cerro Copal is the same as Tajo.

From 1999 to this day this area is also being mined on a small scale by locals following high gold grades. Ending with complex underground structure that allows us to create a 3D without drilling.

This new exploration area follows the Limon’s trend from Nicaragua Gold belt.

Lion Works, Inc.-Genesis Ore Extraction Process

On March 19, 2023, the Company, as Buyer entered into the Share Purchase Agreement, as amended, with J. Lemus, as Seller which contemplated acquisition of 51% of the capital stock of Lion Works, including 51% of the intellectual property rights and know-how related to the Genesis proprietary system (“Genesis”). This green, environmentally friendly process, extracts a significant percentage of the minerals, including gold and many rare earth elements from Oxide and complex Ores. Furthermore, the process takes a much shorter time considerably shorter than the 40 to 120 days other leaching processes take. Furthermore, the heap leaching process, as a general rule only extracts up to 50% of the gold or other minerals from the ore. If left for one to two years it is possible to extract up to 90% of the minerals from the ore using heap leaching methods and compared to CIL plant processing has the same effectiveness without the cost. CIL stands for carbon in leach. This is a gold extraction process called cyanidation where carbon is added to the leach tanks or reaction vessels so that leaching and absorption take place in the same tanks. It is the most commonly used leaching process for the extraction of gold. This process has a higher capital and operating cost but generally has an improved gold recovery of between 20 and 30%. However, this process is still more expensive than our Genesis system, is environmentally unfriendly, is still slow compared to Genesis and in the first 4 to 6 months extracts much less ore than our Genesis system achieves over a short period of time.

Genesis is the key process that makes economically unviable deposits around the world viable and profitable again.

Genesis is a sustainable extraction method, that yields an improved recovery rate in a much shorter time period even where the presence of gold is as little as 0.10 parts per million. There are no emissions, and the system is environmentally friendly.

Upon the consummation of the transactions contemplated by the Share Purchase Agreement, pursuant to which Lion Works will become the Company’s majority-owned subsidiary, the Company intends to have independent geologists and engineers review the two different systems and write reports on the process. This will be another use of the funds raised though the S 1 registration and funding process.

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The Genesis Oxide System

The Genesis system accelerates the rate of dissolution of gold to nearly an immediate rate, therefore reducing the standard time of extraction from approximately 40-120 days to a significantly shorter time period. Consequently, the costs of production are dramatically reduced. The system is scalable and the smaller units are modular and can easily be transported from location to location.

Beyond the economic advantages it also provides immediate technical solutions to difficulties caused by fine materials and resolves the need to agglomerate. The speed of extraction of gold is up to significantly higher than conventional heap leaching.

Versatility

At the heart of the Genesis system is a reactor module that makes the system versatile in its relationship with installation, construction, and repositioning. The system’s conception, design, and its structural development is the innovative solution to older methods of extraction. In addition to the numerous international collaborations it has resulted in the creation and implementation of Genesis for the provision of a practical and economical solution that is effective, feasible, and reliable; characteristics which the mining industry has always required.

The area needed to operate a complete module is merely 2,500 square meters which includes the absorption plant, a convenient reduction in space requirements as compared to Heap leaching.

The Genesis Refractory System

The Genesis Refractory system works on complex ores. This genesis system has up very significant transformation rate from double refractory lock gold into free oxide gold. The system operates within a very short process time, thereby reducing very significantly the time that a heap leaching system would take.

The Genesis system is the only economically feasible solution for complex low-grade deposits and the only Cost-effective process to treat double refractory gold and other minerals.

This system like the Genesis oxide system is an innovative solution that significantly improves the older methods. It is environmentally safe, has no emissions and its speed of extraction is very cost effective. The true benefits are that it can be used on tailing piles, extracting in most instances more minerals than was originally extracted with the older methods. It also cleans up these tailing piles during the extraction process leaving smaller rocks and gravel that can be used on roads and rail tracks etc. The dirtiest of all tailings are coal tailings and our equipment works very efficiently on these tailings extracting minerals and leaving useable rock residue.

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Key Points:

•	Lower capital investment needs in comparison to the standard processes available in the industry.
•	System is much faster than regular heap leaching methods.
•	Improved rate of extraction.
•	Solution for low gold grade deposits.
•	Solution for economically unviable deposits.
•	Genesis has the same efficiency as a CIL plant without the costs.
•	Reduced cost of production as compared with standard methods of extraction.
•	Environmentally friendly process
•	Modular structure system
•	Easy to scale
•	the smaller units are mobile, designed to be easily transported without any secondary costs
•	Easy to adapt and displace in complicated terrains
•	Option to substitute cyanide for a green chemical agent
•	Lower cost of production per ounce
•	The construction of processing plant from scratch would require under 6 months
•	Capacity for complete automation
•	Precise control and measurement of the recovery of the precious metals.
•	Experience in managing conventional mining plants is not required for setting-up Genesis
•	Eliminates all risk in setting-up production in under a non-explored gold-bearing zones
•	Eliminates the need to grind the mineral ore
•	Genesis is a closed system, eliminating the risk for spillages
•	Considerably reduces the need for water, making it particularly viable for arid sites
•	Water and chemical agents are all reutilized and recycled
•	Machine has no emissions, making it very safe.

The Genesis system also solves the problem that mining companies may experience following the decision in 2022 of the U.S. Appellate Court for the 9th Circuit known as the “Rosemont decision. In that decision the Court rules that while federal mining law allows companies to mine on federal land where economically valuable minerals are present, they are not guaranteed the right to use federal land without valuable minerals as a dumping site for the mine. The Genesis system resolves any potential issues related to the mining waste/tailings, since it not only extracts minerals from the tailings, but also cleans tailings leaving the residual as usable gravel for roads and railways.

The cost effectiveness of our Genesis eco-friendly system means that many closed and unprofitable mines can be operated again, due to the significant increase in profitability with the lower cost of operation than conventional methods.

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First Prototype of the GENESIS oxide System

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First Industrial Scale GENESIS Refractory System

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Our Growth Strategies

The Company is planning to reopen the mining properties it acquired from Troy in 2024, and to purchase the equipment necessary to start operations in Honduras and actualize commercial production from the mines. We believe that these activities will generate revenues and profit. In order to implement this business plan, it will require the full utilization of our management, financial and other resources and raising the funds necessary for the businesses. Our ability to manage growth effectively will depend on our ability to quickly scale-up operations and to recruit, train and manage operations, management, and technical personnel and to retain the current successful management team and adding experienced personnel to the team to enable us to meet our production expansion plan.

Intellectual Property

We currently do not have any patents or trademarks registered in the name of the Company. If we complete acquisitions of 51% interest in Lion Works, we will acquire 51% in the proprietary technology owned by Lion Works, called “Genesis,” however this technology has not been patented, and the Company will need to engage a patent attorney to apply for the patent registration with the United States Patent and Trademark Office. Currently, the Company uses a combination of copyright, non-registered trademark and trade secret laws, as well as confidentiality procedures and licensing arrangements, to establish and protect its intellectual property rights to technologies that the Company may acquire or develop.

Competition

The mining business is highly competitive. Many of our competitors have greater financial resources than we have. As a result, we may experience difficulty competing with other businesses when conducting development and mining activities. In addition, marketing our new technology will take time to gain traction in the mining industry. Numerous factors beyond our control may affect the marketability of gold recovered from our mining properties. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with U.S. Government Regulation.

The General Mining Law of May 10, 1872, as amended (30 U.S.C. §§ 22-54 and §§ 611-615) is the major U.S. federal law governing locatable minerals. This law allows citizens of the United States the opportunity to explore for, discover, and purchase certain valuable mineral deposits on those federal lands that are open to mineral entry. The law sets general standards and guidelines for claiming the possessory right to a valuable mineral deposit discovered during exploration. The General Mining Law allows for the enactment of state laws governing location and recording of mining claims and sites that are consistent with federal law. The federal regulations implementing the General Mining Law are found at Title 43 of the Code of Federal Regulations (CFR) in Groups 3700 and 3800.

A mining claim is a selected parcel of U.S. federal land, valuable for a specific mineral deposit or deposits, for which the claimant has asserted a right of possession under the General Mining Law. All rights to the Star Alliance International Corp. Claims are restricted to the exploration and extraction of a mineral deposit. The rights granted by a mining claim protect against a challenge by the United States and other claimants only after the discovery of a valuable mineral deposit. The two types of mining claims are lode and placer. The Star Alliance International Corp. Claims are lode claims. Lode claims cover classic veins or lodes having well-defined boundaries and also include other rock in-place bearing valuable mineral deposits. Lode claims are usually located as parallelograms with the side lines parallel to the vein or lode. The end lines of the lode claim must be parallel to qualify for underground extralateral rights. Extralateral rights involve the rights to minerals in vein or lode form that extend at depth outside the vertical boundaries of the claim. The Star Alliance International Corp. Claims are a mixture of patented and unpatented mining claims. A patented mining claim is one for which the federal government has conveyed title, making it private land. Since October 1, 1994, the BLM has been prohibited by acts of Congress from accepting any new mineral patent applications.

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Generally, all claimants must pay an annual maintenance fee per claim or site to the BLM, or file for a waiver from payment of fees by September 1 of each year. Failure to file for a waiver or pay the fee by September 1 results in the claim or site becoming forfeited by operation of law. Assessment work is work or labor performed that develops the claim for production (43 CFR Part 3836). Geological, geophysical, and geochemical surveys may qualify as assessment work for a limited period. Use of these surveys requires the filing of a detailed report, including basic findings.

State laws also require the annual filing of an affidavit of assessment work with the proper county if the work is performed. The filing of an affidavit of annual assessment work with both the local county office and the proper BLM State Office is required if the claimant elects to file a waiver from payment of the maintenance fees. The affidavit or proof of labor must be filed no later than December 30 following the filing of a waiver in the proper BLM State Office and in the county or borough recorder’s office.

The performance of assessment work must be within a certain period referred to as the assessment year. The assessment year begins at noon of each September 1. It ends at noon September 1 of the next year (43 CFR Part 3836). Performance of assessment work need not occur during the first assessment year of location.

Exploration and mining activities on BLM-administered land are controlled by the regulations of the Secretary of the Interior contained in 43 CFR, Subparts 3715 and 3809. We are required by these regulations to prevent unnecessary or undue degradation of the land. For activities other than casual use, we will be required to submit either a notice or a plan of operations. A plan of operations, which includes a reclamation plan, is required where activities involve the surface disturbance of more than 5 acres. Notices also require the submission of a reclamation plan and are submitted for exploration activities covering 5 acres or less. There is no requirement for notifying the BLM of casual use activities. Casual use activities are those that cause only negligible disturbance of public lands and resources. For example, activities that do not involve the use of earthmoving equipment or explosives may be considered casual use.

We will be required to reclaim any surface disturbing activity, even if the claim or site is declared abandoned and void or forfeited by the BLM. Reclamation will be required if we relinquish the claim or site to the Federal Government. The BLM requires a reclamation bond or other financial security prior to approving a plan of operations or allowing operations under a notice to proceed. Surface Management actions are processed at the local level.

We intend to submit a plan of operations for our planned activities on the Star Alliance International Corp. Claims to the BLM district office. The plan of operations must include appropriate environmental protection and reclamation measures and describe either the entire operation proposed or reasonably foreseeable operations and how they would be conducted, including the nature and location of proposed structures and facilities.

The public has the conditional right to cross mining claims or sites for recreational and other purposes and to access federal lands beyond the claim boundaries. Although claimants have a right of access to a mining claim or site across federal lands, they are not allowed to cause unnecessary or undue degradation of the surface resources. Claimants may be liable for damages if found responsible for unnecessary loss of or injury to property of the United States. We may not construct permanent structures, mobile structures, or store equipment without the prior approval of an authorized federal official.

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Subsidiaries

The Company does not have any subsidiaries.

Properties

The Company does not own real properties. Our President and Chairman, Mr. Carey, is providing his personal office space at no cost to the Company.

Equity Incentive Plan

The Company does not currently have any equity incentive plan.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the financial statements and the notes to those statements and other financial information included in our annual report on Form 10-K for the period ended June 30, 2023, filed on October 13, 2023 (the “June 2023 Report”). Some of the information contained in this discussion and analysis or set forth in this prospectus and in the June 2023 Report, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

We are an exploration-stage company that focuses on acquisition and development of gold mining and other mining properties worldwide, environmentally safe technologies both in mining and other business areas. As of the date of this prospectus, we have not commenced our mining operations. We anticipate starting our mining operations in 2024. We are also exploring acquisitions of assets or majority interests in companies related to artificial intelligence technology and in the fintech arena acquiring proprietary software technology. At this time, the Company is negotiating the terms of these potential acquisitions and once these terms are finalized, we will enter into one or more definitive agreements. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

The Company requires substantial funding and additional work to implement its business plan with respect to its mining properties, including the acquisitions of 51% ownership in both (a) Commsa and (b) Lion Works, a company that owns the “Genesis” ore extraction process. If we complete these acquisitions and acquire the intellectual property rights to Genesis, we will grow our business and will be able to build a number of Genesis plants that can be placed in customer mining sites including our own Troy mining site. Then, we also need to purchase the equipment necessary and obtain a final mining permit, to start operation in Honduras and to use Genesis technology.

Our former independent registered public accountant, Gries & Associates, LLC, has issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. The accompanying financial statements have been prepared assuming that the Company continues as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has accumulated deficit of $25,547,794 and working capital of $(1,609,917) as of June 30, 2023, and a net loss of $10,489,394 most of which is a non cash expense. The Company used $461,573 of cash in operating activities for the year ended June 30, 2023. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

Results of Operations

Comparison of Results of Operations for the Three Months Ended September 30, 2023 and 2022

Operating expenses

General and administrative expenses (“G&A”) were $20,415 for the three months ended September 30, 2023, compared to $568,444 for the three months ended September 30, 2022, a reduction of $548,029. The reduction was mainly due to much smaller general overheads for head office costs as well as for the Troy mine as no work was performed during this quarter.

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Professional fees were $3,000 for the three months ended September 30, 2023, compared to $0 for the three months ended September 30, 2022, an increase of $3,000. Professional fees consist mainly of legal, accounting and audit expense. The increase in the current period is due to payments to the auditors.

Consulting fees were $0 for the three months ended September 30, 2023, compared to $579,375 for the three months ended September 30, 2022. The reduction of $579,375 was mainly due to a reduction in non cash expenses during the period.

Director compensation was $0 and $4,410,000 for the three months ended September 30, 2023 and 2022, respectively. The reduction is due to the fact that no non cash payments in the form of shares were issued to the Directors by the Company during the period. Our Chairman signed a new employment agreement on March 15, 2023 and monthly compensation was increased to $20,000 per month commencing January 1, 2023. The reduction of $1,409,000 in Director’s compensation was mainly due to the elimination during the period of non-cash stock compensation payments.

Officer compensation was $105,000 and $1,445,000 for the three months ended September 30, 2023and 2022 respectively. The reduction in compensation is due to the fact that no non cash payments in the form of shares in the Company were made to officers during the period. Our Chief Financial Officer signed a new employment agreement on March 15, 2023 and monthly compensation to was increased to $15,000 per month commencing January 1, 2023. The reduction of $772,500 in officer compensation was mainly due to the elimination of non-cash stock compensation expenses.

Other income (expense)

For the three months ended September 30, 2023 and 2022, we had interest expense of $64,623 and $115,655 respectively. The reduction in interest expense was due to lower interest due on loans to the company as debt is being repaid.

Net Loss

Net loss for the three months ended September 30, 2023 was $372,472 compared to $7,376,679 for the three months ended September 30, 2022. The large decrease in our net loss is due to the elimination of non-cash stock compensation expense during the period.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying unaudited financial statements, the Company has an accumulated deficit of $25,920,266 as of September 30, 2023. For the three months ended September 30, 2023, the Company had a net loss of $372,472, which included the loss on conversion of preferred stock and derivatives associated with convertible debt. We used ($26,662) cash in operating activities. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

Net cash used in operating activities was $(26,662) during the three months ended September 30, 2023, compared to $(105,419) in the three months ended September 30, 2022. We had a loss on conversion of preferred stock in the amount of $140,853.

Net cash provided by financing activities was $35,800 and $40,619 for the three months ended March 31, 2023 and 2022, respectively. In the three months ended September 30, 2023 and 2022 we received $0 and $46,500 from the sale of preferred stock.

Over the next twelve months, we expect our principal source of liquidity will be raised from the sale of stock.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Comparison of Results of Operations for the years ended June 30, 2023 and 2022

Operating expenses

General and administrative expenses were $978,792 for the year ended June 30, 2023, compared to $1,897,581 for the year ended June 30, 2022, a decrease of $918,789. The decrease is due to a reduction in consulting expenses.

Professional fees were $142,863 for the year ended June 30, 2023, compared to $144,763 for the year ended June 30, 2022, a decrease of $1,900. Professional fees consist mainly of legal, accounting and audit expense. The decrease is due to lower legal and accounting fees.

There was a loss on conversion of common stock for directors’ compensation of $3,211,400 and officer compensation of $3,100,500 for the year ended June 30, 2023 compared to $2,111,500 and $952,500 for the year ended June 30, 2022.

Other income (expense)

For the year ended June 30, 2023, we had interest expense of $308,823 and a net loss on conversion of debt of $166,799 compared to interest expense of $297,417 and loss on conversion of debt of $102,403 for the year ended June 30, 2022. In addition, there was a loss on issuance of convertible debt of $0 in 2023 compared to $575,396 in 2022. Interest expenses have increased as a result of interest on notes payable that were added to the Company’s liabilities and the amortization of debt discount associated with our convertible notes.

Net Loss

Net loss for the year ended June 30, 2023 was $10,489,394 compared to $11,885,609 for the year ended June 30, 2022.

Plan of Operations

We expect that working capital requirements will continue to be funded through borrowing from related parties and others. Subsequent to the year end June 30, 2022, the Company acquired the mining claims and equipment assets of Troy Mining Corporation. We also entered into agreements to acquire other businesses during the year ended June 30, 2023.

Internal Controls Relating to Exploration and Mineral Resource and Reserve Estimates

The company has not put in place formal internal controls related to the exploration and mineral resource and reserve estimates.

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Liquidity and Capital Resources

Our cash balance was $4,391 as of June 30, 2023. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing funds raised from the sale of shares and borrowed from our Chairman. The Chairman has no commitment, arrangement or legal obligation to advance or loan funds to the company. The borrowing is non-interest-bearing, unsecured, and due on demand.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has accumulated deficit of $25,547,794 and negative working capital of $(1,609,917) as of June 30, 2023, and a net loss of $10,489,394 most of which is non cash expense. The Company used $461,573 of cash in operating activities for the year ended June 30, 2023. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

Net cash used in operating activities was $491,573 for the year ended June 30, 2023 as compared to the net cash used in operating activities of $739,630 for the year ended June 30, 2022. The reduction in net cash used in operating activities from 2023 to 2022 is because stock issued for services decreased during the year ended June 30, 2023.

Net cash provided by financing activities was $394,240 and $1,004,565 for the years ended June 30, 2023 and 2022, respectively.

Over the next twelve months, we expect our principal source of liquidity may be dependent on borrowings from related and other parties.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our current directors and executive officers. Set forth below is a brief description of the background and business experience of our executive officers and directors.

Name	Age	Position
Richard Carey	84	President, Chairman of the Board, Director
Anthony L. Anish	75	Chief Financial Officer, Secretary, Director
Weverson Correia	49	Chief Executive Officer, Director
Bryan Cappelli	38	Director
Franz Allmayer	33	Vice President Finance, Director
Themis Glatman	64	Treasurer, Director
Fernando Godina	55	Vice President, Director

Richard Carey

President, Director and Chairman of the Board

Richard Carey, 84, has served as the Company’s director since May 14, 2018, and as President and Chairman of the Board of Directors since May 17, 2018. He devotes 100% of his time toward the Company’s business operations. He has several decades of experience in a wide range of industries, including finance, diamond and gold mining operations, oil and gas exploration. Mr. Carey began his career in 1958 when he received a congressional appointment to the US Naval Academy as the son of Congressional Medal of Honor recipient Charles Francis Carey Jr. Upon honorable discharge from the US Navy in 1964, Mr. Carey began a career in finance as a NYLIC underwriter for New York Life. From 1967 to 1973, Mr. Carey worked as a stockbroker and principal of a brokerage firm. In 1973 he began structuring oil and gas limited partnerships for developmental drilling programs. These programs included hundreds of successful oil and gas wells, and a lucrative Geo-Thermal project in Colorado as a general partner with AMEX (an American Stock Exchange listed company).

In the subsequent 40 years, Mr. Carey has founded and co-founded multiple companies in a wide range of industries including diamond and gold mining operations, oil and gas exploration, energy resellers, entertainment, specialty finance and tax offset programs. With his broad experience and an extensive personal and business network, Mr. Carey’s financial acumen has added significant value to every project in which he has participated. With his unique understanding of the diversity of business structures and an ongoing commitment to innovate and adapt to new practices, he continues to build upon the depth of knowledge and success gained throughout his career.

Anthony L. Anish - Chief Financial Officer and Corporate Secretary

Anthony (“Tony”) Anish has served as a director and Chief Financial Officer of the Company since May 2019. He devotes 100% of his time toward the Company’s business operations. Mr. Anish has been involved in public companies in the US for over 20 years.

Mr. Anish became a Member of the Institute of Chartered Accountants (England) in 1972. Mr. Anish ran his own firm of Chartered Accountants from 1973 until 1978 when he sold his share in the firm to his partners.

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He moved to the United States in 1979 to run a subsidiary of a UK Company, Performance Tire Ltd. and led a huge expansion increasing sales from $2 million to over $28 million. He left them in 1982 and ran his own group of stores in the car repair and tire business expanding to 9 locations before selling and returning to his accounting and finance background.

From 1985 until 2009, Mr. Anish’s operations provided business financing programs including equipment leasing and asset based financing programs. During this time Mr. Anish consulted on a number of reverse merger transactions.

In 2010, Mr. Anish became a Director of M Line Holdings, Inc. a small public company in the aerospace business and continued with M Line and another public entity Square Chain Corporation until joining Star Alliance International on a temporary consulting position in March 2019.

Weverson Correia

Weverson Correia, has served as Chief Executive Officer and a Director of the Company since January 24, 2022. Mr. Correia has extensive experience in management and international business, analyzing new product requirements, developing sales forecasts, and pricing structure. Mr. Correia devotes approximately 30% of his time toward the Company’s business operations. He currently spends time in Guatemala at the testing facility related to the contemplated acquisition of Commsa’s mines. We anticipate that if the Company completes the acquisition of Commsa and Lion Works, Mr. Correia, who speaks fluent Spanish and Portuguese, will spend more time at these facilities.

Prior to joining the Company, from 2021 until January 2022, Mr. Correia was working as Vice President sales at Mode Chicago, a company that develops software for mobile phones and sale mobile phone, where he performed market analysis, customer/distributor education, and was finding new distribution channels. From 2018 to 2019, Mr. Correia has worked for are ROKiT in Malibu California as SVP Sales; and prior to that position, between 2017 and 2018, he was serving Intelligent Technologies Co. Ltd. as CEO managing that company, improving its productivity and enhancing customer service.

Mr. Correia received his Bachelor of Business Administration in Management & International Business from Florida International University, Landon School of Business in 2005 and his MBA, from Nova Southeastern University, H. Wayne Huizenga School of Business, Miami, FL in 2008, We believe hat Mr. Correia’s qualifications, including strategic initiatives for sales, marketing, and new product launches in global markets helps develop new business; and his proficient in SAP, MAS 200, Solomon, POS, Salesforce, and MS Office and his fluency in English, Spanish, and Portuguese makes him a valuable member of our Board and Chief Executive Officer.

Franz Allmayer

Franz Allmayer has served as Vice President of Finance and a director since May, 2018. Franz is located in Austria and has strong connections in Guatemala. Mr. Allmayer has strong connections to innovative technology which led him to introduce Star to the genesis system in Guatemala.

Mr. Allmayer obtained a Bachelor of Science in 2010 from the Applied Sciences Technikum in Vienna, Austria as well as a Master of Science from the London School of Economics in London, England obtained in 2014.

He worked as a co-ordinator for the Advanced development for Africa (ADA) from June 2010 until April 2012 and then worked to harness soft loan financing for eligible countries to finance hospital projects for Vamed Engineering. He continued as an independent contractor for the Clinton health Access Initiative (CHAI) working to leverage CHAI’s existing capabilities and in in 2015 worked with AFAQ Group to develop an strategy for a portfolio of innovative technologies to serve the UAE and middle eastern markets also representing the Royal Family of Dubai.

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Since 2018 Mr. Allmayer founded and manages Integrity Earth a digital venture co-operative for applied regenerative development combining proven frameworks of best practices in ecological restoration. In 2019 he also founded SEEDS, a financial ecosystem that gives value to financial contributions in multiple forms of capital bringing together people and organizations worldwide.

Themis Glatman – Treasurer, Director

Mrs. Glatman, serves as a director and Treasurer, since May, 2018. She supports the management team in relation to the cash flow and use of cash for investments.

Mrs. Glatman was born in Brazil where she studied Chemistry at the Federal University of Parana. She is a highly decorated athlete, having achieved an athletic scholarship that allowed her to come to the United States. There she attended Brigham Young University in Utah, studying Chemical Engineering for three years. She is fluent in English, Spanish, Portuguese with some French and Italian.

In 1981 she moved to Los Angeles pursuing a seventeen-year career in construction including commercial, residential, multi-family as well as smaller remodeling projects. After receiving her accreditation by the California Contactors License Board, she founded Gotham Design and Construction, which allowed her to acquire homes for her own remodeling projects, as well as projects for companies and individual clients. She is well versed in reading blueprints and understands architectural, engineering, and financial requirements of projects from their financing through excavation, grading, paving, and concrete work through final finishes. Her experience will be of great benefit once Star starts developing land after cleaning tailings with the Genesis System.

She has served on many boards and is currently a director of SCYA (Southern California Yachting Association), SMWYC (Santa Monica Windjammers Yacht Club) and for RBOC (Recreational Boaters of California, a Lobbying firm based in Sacramento).

Fernando Godina – Vice President and Director

Mr. Fernando Godina became a director and Vice President of the Company in 2021. His has an extensive experience managing various types of business and ventures and will take a significant role managing our mining operations.

In 1998 Mr. Godina started with Ashley furniture as a furniture representative.  By 2001 he increased the territory he managed from $538 K to over $10 million a year.

In 2002, Fernando and his partners opened their first Ashley home store in Oahu Hawaii and then a second store in Reno Nevada in 2003. In 2005, the two stores generated over 43 million revenue for that year. The Reno store is still open today.

In 2003, Mr. Godina went into the mortgage business. He and his partner started with one office and expanded to four Mortgage offices with Pinnacle Financial growing that business substantially to over 85 million in loans per annum. That business continued to operate until mid 2008.

From 2008 until 2013 Mr. Godina was working as a financial broker introducing business and other transactions to funding sources. To approve and fund.

In 2013, Mr. Godina formed FMG Investment LLC. This business is a private lending venture capital business that he still operates with his wife currently.

In 2018, Mr. Godina formed FMG Corp, a company that provides financial services, including financial consulting, business finance programs and investor referrals. which he still operates today. FMG has been instrumental in introducing a number of investors to the Company as well as doing multiple transactions for other businesses.

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Bryan Cappelli – Director

Bryan Cappelli has served as our director since April 20, 2022. Mr. Capelli has financed, developed and/or acquired more than $3.0 billion of real estate projects in the New York Tri State area and has 18 years of development and capital markets experience.

From 2007-2014, Mr. Cappelli served as Chief Operating Officer of the Cappelli Organization overseeing ~$1B of mixed-use developments in Westchester and Fairfield Counties, including The Ritz Carlton Hotel and Condominiums, City Center White Plains, and Trump Parc Residences.

From 2014-2020, Mr. Cappelli served as Co-President of Development for Ceruzzi Holdings and was a member of the investment committee. He oversaw the acquisition and development of the Centrale and Hayworth condominium projects and the Lipstick Building, totaling over 1 million square feet and $1B in value.

In 2017 Mr. Cappelli founded Blue Line Real Estate Ventures, a dynamic real estate investment vehicle which has served as co-general partner in multiple large scale development and acquisitions across all asset classes in addition to making significant angel investments in various emerging development technologies and operating companies.

Mr. Cappelli earned a B.S. in Economics and a Minor in Philosophy from Duke University.

Term of Office

Our directors are appointed for a one-year term and hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our current directors, executive officers, promoters, control persons, or nominees has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.
•	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)))any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

We do not currently have a standing audit, nominating or compensation committee of the Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of audit, nominating and compensation committees.

Code of Ethics

The Company has not adopted a code of ethics. The Company anticipates that it will adopt a code of ethics when the number of employees increases.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officers with compensation exceeding $100,000 for the fiscal year ended June 30, 2023 and 2022.

						Non-Equity	Nonqualified
						Incentive	Deferred
Name and				Stock	Option	Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	US$	US$	US$	US$	US$	US$	US$	US$

Richard Carey	2023	210,000	0	0	0	0	0	0	210,000
Chairman	2022	180,000	0	0	0	0	0	0	180,000

Anthony L. Anish	2023	150,000	0	1,445,000	0	0	0	0	1,445,000
CFO and Co. Secretary	2022	120,000	0	550,000	0	0	0	0	120,000

Weverson Correia	2023	0	0	772,500	0	0	0	0	772,500
CEO	2022	0	0	0	0	0	0	0	0

Employment Agreements with Key Executives

On August 1, 2019, the Company entered into and executed initial employment agreements with Richard Carey, John Baird and Anthony Anish. Each initial employment agreement provided that the initial term of the employment agreement has the term of 36 months starting from August 1, 2019 and continues until July 31, 2022. Thereafter, such employment agreement may be renewed upon mutual agreement of the parties. The employment agreement also may be terminated by each party upon 30 days’ notice to the other party, provided that in the event the Executive breaches his material obligations to the Company, the Company may terminate the executive employment immediately. Each executive agreement included the compensation for the executive, including the base and incentive salary.

The executive employment agreement with Mr. Carey stated that his annual base salary is $120,000 per annum; the executive employment agreements with each of John Baird and Anthony Anish provided that each executive officer will receive annual base salary of $60,000 per annum. Mr. Baird resigned from his position on August 12, 2020.

On January 1, 2021, the Company amended the employment agreements with Mr. Carey and Mr. Anish, which increased the base annual salaries for Richard Carey from $120,000 per annum to $180,000 per annum, and for Anthony Anish from $60,000 per annum to $120,000 per annum. All other terms of the initial employment agreements with Mr. Carey and Mr. Anish remained unchanged.

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On March 14, 2023, the Company renewed the employment agreements with Mr. Carey and Mr. Anish (the “New Employment Agreements”), stating that the effective date of the New Employment Agreement is August 1, 2022 and that they have the term of 36 months, the same as the terms of the initial employment agreements. Except for the compensation provisions, the New Employment Agreements contain the same provisions as the initial employment agreement for each executive.

Under the terms of the New Employment Agreement, Mr. Carey is entitled to receive the following compensation:

•	For the period from August 1, 2022 to December 31, 2022, Mr. Carey received the base salary equal to $180,000;
•	For the period from January 1, 2023 to July 31, 2024, Mr. Carey will receive the base salary equal to $240,000; and
•	For the period from August 1, 2024 to July 31, 2025, Mr. Carey will receive the base salary equal to $270,000. In addition, Mr. Carey is entitled to receive an equity compensation, as to be determined by the Board of Directors of the Company.

Under the terms of the New Employment Agreement, Mr. Anish is entitled to receive s the following compensation:

•	For the period from August 1, 2022 to December 31, 2022, Mr. Anish received the base salary equal to $120,000;
•	For the period from January 1, 2023 to July 31, 2024, Mr. Anish will receive the base salary equal to $180,000; and
•	For the period from August 1, 2024 to July 31, 2025, Mr. Anish will receive the base salary equal to $210,000. In addition, Mr. Anish is entitled to receive an equity compensation, as to be determined by the Board of Directors of the Company.

As of the date of this prospectus, Mr. Anish received an aggregate of 5,000,000 shares of Common Stock granted to him as equity compensation under his New Employment Agreement.

Director Compensation

We do not have any formal agreements or arrangements with our non-employee directors to pay for their services. We currently have no formal plan for compensating our directors for their services in their capacity, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Our non-employee directors received the following compensation for service to the Board during 2023 and 2022:

Name	Year	Paid in Cash	Stock Awards	Total

Themis Glatman	2023	0	1,000,000	$165,000
	2022	0	1,000,000	$1,400,000

Bryan Cappelli	2022	0	5,000,000	$1,445,000
	2021	0

Franz Allmayer	2022	0
	2021	0

Fernando Godina	2023	0	5,000,000	$1,445,000
	2022	0	500,000	$39,000

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Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 22, 2023, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Star Alliance International Corp., 5743 Corsa Avenue Suite 218, Westlake Village, CA 91362.

The percentages below are calculated based on 471,086,221 shares of common stock issued and outstanding as of December 22, 2023.

Name of Beneficial Owner	Shares	Percentage	Total Combined Voting Power%
Executive Officers and Directors:
Richard Carey	Common: 57,265,500:	12.15%	12.15%
	Preferred: 1,000,000 Series A(1):	100%	100%

Anthony L. Anish	Common: 10,000,000	2.1%	2.1%
	Preferred: 0	0%	0%

Weverson Correia	Common: 5,500,000	1.2%	1.2%
	Preferred: 0	0%	0%

Themis Glatman	Common: 3,000,000	0.06%	0.0.06.%
	Preferred: 0	0%	0%

Bryan Cappelli	Common: 5,000,000	1.5%	1.5%
	Preferred: 0	0%	0%

Franz Allmayer	Common: 250,000:	0.005%	0.005%
	Preferred: 0	0%	0%

Fernando Godina	Common: 5,552,000	1.2%	1.2%
	Preferred: 0	0%	0%

All officers and directors as a group of (7 persons)	Common: 86,567,500	18.2%	18.2%
	Preferred: 1,000,000	0%	0%

(1)	Each share of Series A Preferred Stock has the right to 500 votes per each share of common stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, since the beginning of the last two fiscal years, none of the following persons has had any direct or indirect material interest in any transaction to which our Company was or is a party, or in any proposed transaction to which our Company proposes to be a party:

•	any director or officer of the Company;

•	any proposed director or officer of the Company;

•	any person who beneficially owns, directly or indirectly, more than 5% percent of the voting rights attached to our Common Stock; or

•	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

On July 2, 2020, the Board granted all of the authorized 1,000,000 shares of the Series A preferred stock to the Company’s Chairman and President, Richard Carey, in conversion of $68,556 of accrued compensation.

On January 1, 2021, the Company entered into an amendment to the Carey Agreement, and an amendment to Anish Agreement (the “Amendments”). Pursuant to the Amendments, the annual salary for each executive officer has increased: for Mr. Carey, the annual salary has increased to $180,000, and for Mr. Anish, the annual salary has increased to $120,000. All other terms remain unchanged.

On March 14, 2023, the Company renewed the initial employment agreements for Mr. Carey and Mr. Anish, entering into New Employment Agreements, commencing from August 1, 2022 (the “Effective Date”) until July 31, 2025. For the period from August 1, 2022 through December 31, 2022, Mr. Carey received the base salary equal to $180,000. From August 1, 2022, through December 31, 2022, Mr. Anish received the base salary equal to $120,000. In addition, Mr. Anish received 2,500,000 shares issued on June 3, 2022, under his initial agreement, and 5,000,000 shares issued on August 15, 2022, as equity compensation under Mr. Anish’s New Employment Agreement. The 5,000,000 shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On December 16, 2021, the Company issued 500,000 shares of common stock to Weverson Correia, for his services as Chief Executive Officer.

On February 25, 2022, the Company issued 500,000 shares of common stock to Fernando Godina for his services as a director.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Fernando Godina, for services as a director. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Bryan Cappelli for his services as a director. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Weverson Correia, CEO and a director, for services. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

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On November 17, 2022, Our Chairman, Mr. Carey sold 4 million of his own shares of common stock in exchange for $42,000 which was loaned to the Company. The loan to the Company is non-interest bearing and due on demand.

On January 10, 2022 and December 5, 2022, the Company issued a total of 1,000,000 shares of common stock (total of 2,000,000 shares) to Themis Glatman as compensation for her services as a director. The shares were valued at $0.165 per share, the closing stock price on the date of grant, for total non-cash expense of $165,000.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

Director Independence

The Company is not currently required to have a majority of independent directors, as would be required when the Company’s common stock is listed on the national securities exchanges. However, the Board has determined that except Mr. Carey, the Chairman, Mr. Anish, who is the Chief Financial Officer, and Mr. Correia, who is the Chief Executive Officer, all other directors are independent, as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies. This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.

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DESCRIPTION OF SECURITIES

Common Stock

The Company’s Articles of Incorporation (the “Articles of Incorporation”) authorizes 500,000 shares of common stock, par value $0.001 per share. There are 213,603,598 total shares of common stock outstanding as of June 15, 2023 held by 111 holders or records.

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Preferred Stock

The Articles of Incorporation also authorizes 25,000,000 shares of preferred stock. As the date of this prospectus, 1,000,000 shares are designated as Series A Preferred Stock, all of which are issued and outstanding; 1,900,000 shares are designated as Series B Preferred Stock, of which 1,883,000 shares are issued and outstanding and 1,000,000 shares are designated as Series C Preferred Stock, out of which 221,700 shares are issued and outstanding.

Series A Preferred Stock

On July 27, 2020, the Company created and designated Series A Preferred Stock by amending its Articles of Incorporation. Series A Stock has the following rights, limitations, qualifications, and restrictions:

Rank. Shares of Series A Preferred Stock is pari passu to the Common Stock.

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Voting Rights. The Holder of outstanding shares of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting and to vote as a single class with the Common Stock upon any matter submitted for approval by the Holder of the Common Stock. Each share of Preferred Stock shall have 500 votes per share.

Dividends. The Holder of the Series A Preferred Stock shall not be entitled to participate with the holders of common stock in any dividends or distributions.

Liquidation Rights/Cancellation/Redemption. Upon any liquidation, dissolution or winding up of a Corporation, the Holder of outstanding shares of Series A Preferred Stock will be entitled to be paid the "Liquidation Preference", which is defined and calculated as follows: $1,000,000 in aggregate (not on a share basis), less any and all gross proceeds in cash from the sale or other conversion of the Series A Preferred Stock and/or common stock into which shares of Series A Preferred Stock shall have been converted and less any payments in redemption of shares of Series A Preferred Stock.

Conversion Rights: Each share of Series A Preferred Stock is convertible after 60 days from the date of the issuance to 500 shares of the Company’s common stock and is not subject to dilution.

On July 2, 2020, the Board granted all 1,000,000 shares of the Series A Preferred stock to the Company’s Chairman and CEO, Richard Carey, in conversion of $68,556 of accrued compensation.

Series B Preferred Stock

On August 13, 2019, the Company filed the Amendment to its Articles of Incorporation, designating 1,900,000 shares of Series B Preferred Stock, $0.01 par value per share, having the following rights, limitations, qualifications and restrictions:

Rank. The Series B Preferred Stock is pari passu, to the Common Stock.

Voting Rights. Holders of outstanding shares of Series B Preferred Stock shall be entitled to notice of any shareholders' meeting and to vote as a single class with the Common Stock upon any matter submitted for approval by the Holder of the Common Stock. Each share of Preferred Stock shall have one vote per share.

Dividends. Holders of the Series B Preferred Stock shall not be entitled to participate with the holders of common stock in any dividends or distributions.

Liquidation Rights/Cancellation/Redemption: Upon any liquidation, dissolution or winding up of a Corporation, the holders of outstanding shares of Series B Preferred Stock will be entitled to be paid the "Liquidation Preference", which is defined and calculated as follows: $1,900,000 in aggregate (not on a share basis), less any and all gross proceeds in cash from the sale or other conversion of the Series B Preferred Stock and/or common stock into which shares of Series B Preferred Stock shall have been converted and less any payments in redemption of shares of Series Preferred Stock.

Conversion:

Each share of Series B Preferred Stock shall be convertible into two shares of common stock. Common Shares for and will not be subject to dilution.

Transfer of Shares: Only one person or entity is entitled to be designated as the owner of all of the Series B Preferred Stock (the “Holder”), in whose name the initial certificates representing the Series B Preferred Stock shall be issued. Any transfer of the Series B Preferred Stock to a different Holder must be approved in advance by the Company; provided, however, the Holder shall have the right to transfer the Series B Preferred Stock, or any portion thereof, to any affiliate of Holder or nominee of Holder, without the approval of the Corporation.

In connection with the Troy Asset Acquisition, and in consideration thereof, the Company issued an aggregate of 1,883,000 shares of Series B Preferred Stock to Troy’s shareholders.

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Series C Preferred Stock

On March 30, 2022, the Company created and designated 1,000,000 shares of Series C Preferred Stock (“Series C”) with a stated value of $1.00.

Rank: pari passu to the Common Stock

Voting Rights: holders of Series C Preferred Stock do not have voting rights.

Dividend: Holders of Series C Preferred Stock have annual cumulative dividend of 8% and has no voting rights.

Conversion: Series C is convertible into shares of common stock at 65% of the lowest trading price for the ten days prior to the conversion date.

On March 28, 2022, the Company sold 154,750 shares of Series C to Geneva Roth Remark Holdings Inc. On January 3, 2023, the Company sold 57,750 shares of Series C Preferred shares to Geneva Roth Remark Holdings Inc. On January 17, 2023, the Company sold 56,950 shares of Series C Preferred shares to Geneva Roth Remark Holdings Inc. Geneva Roth converted 153,750 shares of Series C preferred stock into 4,447,781 shares of common stock.

Limitations on Stockholder Actions

Title 7 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Title 7 of the NRS further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to Title 7 of the Washington Revised Statutes or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide as follows:

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or interstate representative is or was a director, officer or employee of the Corporation or of any corporation in which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

97

Transfer Agent

The transfer agent of our Common and Preferred stock is Vstock Transfer, LLC.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s Common Stock. The foregoing required penny stock restrictions will not apply to the Company’s Common Stock if such stock reaches and maintains a market price of $5.00 per share or greater.

98

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all of the shares registered in this Offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. See “Risk Factors.”

RULE 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of common stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

99

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the years ended June 30, 2022 and June 30, 2021 have been audited by Gries and Associates, LLC, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at their Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

100

101

STAR ALLIANCE INTERNATIONAL CORP.

BALANCE SHEETS

	September 30, 2023	June 30, 2023
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$13,529	$4,391
Prepaids and other assets	482,500	482,500
Total current assets	496,029	486,891

Property and equipment	450,000	450,000
Mining claims	57,532	57,532
Total other assets	507,532	507,532

Total Assets	$1,003,561	$994,423

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$117,823	$110,565
Accrued expenses	85,803	75,681
Due to related parties	54,381	55,654
Accrued compensation	439,353	346,060
Notes payable	227,851	202,051
Convertible notes payable, net of discount of $56,197 and $105,354, respectively	411,411	396,652
Derivative liability	1,013,959	1,010,145
Total current liabilities	2,350,581	2,196,808

Total Liabilities	2,350,581	2,196,808

COMMITMENTS AND CONTINGENCIES (see footnotes)

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 25,000,000 authorized, none issued and outstanding	–	–
Series A preferred stock, $0.001 par value, 1,000,000 authorized, 1,000,000 shares issued and outstanding	1,000	1,000
Series B preferred stock, $0.001 par value, 1,900,000 authorized, 1,833,000 issued and outstanding	1,883	1,883
Series C preferred stock, $0.001 par value, 1,000,000 shares authorized, 88,812 and 163,950 shares issued and outstanding, respectively	90	165
Common stock, $0.001 par value, 500,000,000 shares authorized, 308,156,163 and 227,097,537 shares issued and outstanding, respectively	308,156	227,098
Additional paid-in capital	24,308,367	24,171,513
Common stock to be issued	10,000	–
Stock subscription receivable	(56,250)	(56,250)
Accumulated deficit	(25,920,266)	(25,547,794)
Total stockholders’ (deficit) equity	(1,347,020)	(1,202,385

Total liabilities and stockholders’ deficit	$1,003,561	$994,423

 The accompanying notes are an integral part of these unaudited financial statements.

F-1

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENT OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,
	2023	2022
Operating expenses:
General and administrative	$20,415	$568,444
Professional fees	3,000	–
Consulting	–	579,375
Director compensation	–	4,410,000
Officer compensation	105,000	1,445,000

Total operating expenses	128,415	7,002,819

Loss from operations	(128,415)	(7,002,819)

Other expense:
Interest expense	(64,623)	(135,655)
Change in fair value of derivative	(36,159)	(238,205)
Loss on conversion of debt	(2,422)	–
Loss on conversion of preferred stock	(140,853)	–
Total other expense	(244,057)	(373,860)

Loss before provision for income taxes	(372,472)	(7,376,679)

Provision for income taxes	–	–

Net loss	$(372,472)	$(7,376,679)

Net loss per common share - basic and diluted	$(0.00)	$(0.04)
Weighted average common shares outstanding – basic and diluted	245,125,335	170,041,289

The accompanying notes are an integral part of these unaudited financial statements.

F-2

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(Unaudited)

	Preferred Stock Series A		Preferred Stock Series B		Preferred Stock Series C
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2023	1,000,000	$1,000	1,833,000	$1,883	163,950	$165
Stock issued for debt	–	–	–	–	–	–
Preferred stock converted to common stock	–	–	–	–	(75,138)	(75)
Stock sold for cash	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance, September 30, 2023	1,000,000	$1,000	1,833,000	$1,883	88,812	$90

	Common Stock		Additional Paid-in	Common Stock To Be	Stock Subscription	Accumulated
	Shares	Amount	Capital	Issued	Receivable	Deficit	Total
Balance, June 30, 2023	227,097,537	$227,098	$24,171,513	$–	$(56,250)	$(25,547,794)	$(1,202,385)
Stock issued for debt	27,687,342	27,687	48,758	–	–	–	76,445)
Preferred stock converted to common stock	53,371,284	53,371	88,096	–	–	–	141,392)
Stock sold for cash	–	–	–	10,000	–	–	10,000
Net loss	–	–	–	–	–	(372,472)	(372,472)
Balance, September 30, 2023	308,156,153	$308,156	$24,308,367	$10,000	$(56,250)	$(25,920,266)	$(1,347,020)

	Preferred Stock Series A		Preferred Stock Series B		Preferred Stock Series C
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2022	1,000,000	$1,000	1,833,000	$1,883	207,500	$208
Preferred stock sold for cash	–	–	–	–	46,500	47
Stock sold for cash	–	–	–	–	–	–
Stock issued for services – related party	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance, September 30, 2022	1,000,000	$1,000	1,833,000	$1,883	254,000	$255

	Common Stock		Additional Paid-in	Stock Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total
Balance, June 30, 2022	162,788,028	$162,788	$16,384,983	$(50,000)	$(15,058,400)	$(1,442,462)
Preferred stock sold for cash	–	–	46,453	–	–	46,500
Stock sold for cash	50,000	50	6,200	(6,250)	–	–
Stock issued for services – related party	20,000,000	20,000	5,730,000	–	–	5,750,000
Net loss	–	–	–	–	(7,376,679)	(7,376,679)
Balance, September 30, 2022	182,838,028	$182,838	$22,167,636	$(56,250)	$(22,435,079)	$(137,717)

The accompanying notes are an integral part of these unaudited financial statements.

F-3

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENT OF CASH FLOWS

(Unaudited)

	For the Three Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(372,472)	$(7,376,679)

Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid stock issued for services	–	1,081,041
Common stock issued for services - related party	–	5,750,000
Loss on conversion of debt	2,422	–
Loss on conversion of preferred stock	140,853	–
Change in fair value of derivative	36,159	238,205
Debt discount amortization	49,157	114,583
Changes in assets and liabilities:
Prepaids and other assets	–	16,712
Accounts payable	7,258	2,167
Accrued expenses	17,941	20,548
Accrued expenses – related party	(1,273)	15,316
Accrued compensation	93,293	32,688
Net cash used in operating activities	(26,662)	(105,419)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	10,000	–
Proceeds from the sale of preferred stock	–	46,500
Proceeds from notes payable	25,800	–
Payment on notes payable	–	(5,881)
Net cash provided by financing activities	35,800	40,619

Net change in cash	9,138	(64,800)
Cash at the beginning of period	4,391	71,724
Cash at the end of period	$13,529	$6,924

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$–	$–
Income taxes paid	$–	$–

NON-CASH TRANSACTIONS:
Conversion of debt	$39,203	$97,154

The accompanying notes are an integral part of these unaudited financial statements.

F-4

STAR ALLIANCE INTERNATIONAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

NOTE 1 – NATURE OF BUSINESS

Star Alliance International Corp. (“the Company”, “we”, “us”) was originally incorporated with the name Asteriko Corp. in the State of Nevada on April 17, 2014 under the laws of the state of Nevada. The primary purpose of the Company is to acquire and develop gold mining as well as certain other mining properties worldwide, finding patented new mining technologies and proprietary technology outside the mining industry.

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

These unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). These financial statements and the notes attached hereto should be read in conjunction with the financial statements and notes included in the Company’s 10-K for its fiscal year ended June 30, 2023. In the opinion of the Company, all adjustments, including normal recurring adjustments necessary to present fairly the financial position of the Company, as of September 30, 2023, and the results of its operations and cash flows for the three months then ended have been included. The results of operations for the interim period are not necessarily indicative of the results for the full year ending June 30, 2024.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the prior period financial information to conform to the presentation used in the financial statements for the three months ended September 30, 2023.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

F-5

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

The following table classifies the Company’s liabilities measured at fair value on a recurring basis into the fair value hierarchy as of:

At September 30, 2023
Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$1,013,959
Total	$–	$–	$1,013,959

At June 30, 2023
Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$1,010,145
Total	$–	$–	$1,010,145

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying unaudited financial statements, the Company has an accumulated deficit of $25,920,266 as of September 30, 2023. For the period ended September 30, 2023, the Company had a net loss of $372,472 and used $26,662 of cash in operating activities. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 4 – AGREEMENTS TO ACQUIRE

Share Purchase Agreements with Juan Lemus for the proposed acquisitions of 51% ownership in Commsa and Lion Works.

On December 15, 2021, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) with Juan Lemus, the sole shareholder of Commsa. The Share Purchase Agreement contemplated the acquisition by the Company of 51% of the share capital of Commsa, a newly-formed company, which has the mining rights to five operating mines that run along a 12.5-mile stretch of the Rio Jalan River, in consideration for $1,000,000 in cash and the issuance of 5,000,000 shares of the Company’s common stock to Mr. Lemus (the “Commsa Acquisition”). In addition, the Company has agreed to provide up to $7,500,000 in working capital to expand the mining operations in a gold mining project (Rio Jalan Project) in Olancho state in the highlands of Central Honduras. The Company did not meet its obligations for the consummation of the Commsa Acquisition by March 31, 2022 as set forth in the Share Purchase Agreement; however, the parties did not terminate the Share Purchase Agreement, intending that the Company would be able to obtain the necessary funding later and to consummate the Commsa Acquisition.

F-6

On August 14, 2023, the Company and Juan Lemus executed an addendum to the Share Purchase Agreement (the which provided for the extension of the Company’s obligations to pay $1,000,000 in cash, the issuance of 5,000,000 shares of the Company’s common stock to Mr. Lemus and the payment of $7,500,000 in working capital until September 30, 2023. The first addendum provides that if the Company does not comply with these obligations set forth in the Addendum until September 30, 2023, the Share Purchase Agreement will be null and void. On September 28, 2023, the parties executed the second addendum, extending the timing of the Company’s payment from September 30, 2023 to December 31, 2023.

On March 19, 2023, the Company entered into and executed a share purchase agreement (the “Share Purchase Agreement”) with Lion Works and Juan Lemus, the sole shareholder of Lion Works, which contemplated the acquisition by the Company, as Buyer, from Mr. Lemus, as Seller, of 51% of the capital stock of Lion Works, including 51% of the intellectual property rights and know-how related to the Genesis extraction system (“Genesis”), The Share Purchase Agreement superseded the terms of the binding Letter of Intent that the parties entered into on November 21, 2021. Pursuant to the terms of the Share Purchase Agreement, the Company’s consideration for the acquisition of 51% of Lion Works consists of the following:

•	The total purchase price of $5,100,000 in cash, with the first minimum payment in the amount of $2,550,000 to be paid by September 30, 2023, and the remaining outstanding balance of $2,550,000 to be paid by September 30, 2024, within 12 months of the first payment.

•	The Company will invest an additional 5,000,000 as a working capital toward the development of the Genesis plants, with $2,000,000 to be paid by July 31, 2023, and the remaining $3,000,000 to be paid by July 31, 2024, within 12 months of the first payment.

•	The Company will engage a patent attorney and pay for the cost of that patent attorney to prepare the patent application related to Genesis and to register that patent, provided that Lion Works will engage an expert to prepare a report on the Genesis system, to be used in this patent application.

The parties agreed that the closing of the transactions contemplated by the Share Purchase Agreement will occur on or before March 19, 2023 or at such other time and place as the Buyer and the Seller may agree, provided that (i) the Seller receives the first tranche of working capital funds in the amount of $2,000 prior to the execution and delivery of (i) the paperwork necessary for the attorney to complete the patent submission, (ii) all documentation necessary for the buyer to market the Genesis program, (iii) any other document, certificate or instrument to consummate the transactions contemplated by the Share Purchase Agreement.

On July 21, 2023, Juan Lemus and the Company executed the first addendum to the Share Purchase Agreement, pursuant to which the Company’s obligations to pay $2,000,000 as working capital was extended until September 30, 2023, and the parties agreed that upon such payment and the first minimum payment in the amount of $2,550,000 toward the total purchase price on or prior to September 30, 2023 by the Company, the parties will close the transactions contemplated by the Share Purchase Agreement, and Lion Works will become a majority-owned subsidiary of the Company. On September 28, 2023, the parties executed the second addendum, which extended the terms of the Company’s payments to December 31, 2023.

NOTE 5 – PROPERTY AND EQUIPMENT

Long lived assets, including property and equipment assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Property and equipment are first recorded at cost. Depreciation and is computed using the straight-line method over the estimated useful lives of the various classes of assets.

F-7

Maintenance and repair expenses, as incurred, are charged to expense. Betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts with any gain or loss on the disposition included as income.

Assets stated at cost, less accumulated depreciation consisted of the following:

	September 30, 2023	June 30, 2023
Mine Assets	$450,000	$450,000
Total	$450,000	$450,000

Once operations utilizing the property and equipment have begun, the Company will begin depreciation of the assets.

NOTE 6 – RELATED PARTY TRANSACTIONS

On August 1, 2019, the Company entered into and executed initial employment agreements with Richard Carey, John Baird and Anthony Anish. Each initial employment agreement provided that the initial term of the employment agreement has the term of 36 months starting from August 1, 2019 and continues until July 31, 2022. Thereafter, such employment agreement may be renewed upon mutual agreement of the parties. The employment agreement also may be terminated by each party upon 30 days’ notice to the other party, provided that in the event the Executive breaches his material obligations to the Company, the Company may terminate the executive employment immediately. Each executive agreement included the compensation for the executive, including the base and incentive salary.

On January 1, 2021, the Company amended the employment agreements with Richard Carey, CEO and Anthony Anish, CFO, which increased the base annual salaries for Mr. Carey from $120,000 per annum to $180,000 per annum, and for Mr. Anish from $60,000 per annum to $120,000 per annum. All other terms of the initial employment agreements with Mr. Carey and Mr. Anish remained unchanged.

On March 14, 2023, the Company renewed the employment agreements with Mr. Carey and Mr. Anish (the “New Employment Agreements”), stating that the effective date of the New Employment Agreement is August 1, 2022 and that they have the term of 36 months, the same as the terms of the initial employment agreements. Except for the compensation provisions, the New Employment Agreements contain the same provisions as the initial employment agreement for each executive.

Under the terms of the New Employment Agreement, Mr. Carey is entitled to receive the following compensation:

•	For the period from August 1, 2022 to December 31, 2022, Mr. Carey received the base salary equal to $180,000;
•	For the period from January 1, 2023 to July 31, 2024, Mr. Carey will receive the base salary equal to $240,000; and
•	For the period from August 1, 2024 to July 31, 2025, Mr. Carey will receive the base salary equal to $270,000. In addition, Mr. Carey is entitled to receive an equity compensation, as to be determined by the Board of Directors of the Company.

Under the terms of the New Employment Agreement, Mr. Anish is entitled to receive s the following compensation:

•	For the period from August 1, 2022 to December 31, 2022, Mr. Anish received the base salary equal to $120,000;
•	For the period from January 1, 2023 to July 31, 2024, Mr. Anish will receive the base salary equal to $180,000; and
•	For the period from August 1, 2024 to July 31, 2025, Mr. Anish will receive the base salary equal to $210,000. In addition, Mr. Anish is entitled to receive an equity compensation, as to be determined by the Board of Directors of the Company.

On November 17, 2022, Mr. Carey agreed to give 4 million of his own shares of common stock in exchange for $42,000 which was loaned to the Company. The loan is non-interest bearing and due on demand. In addition, the Company owes Mr. Carey funds for expense reimbursement. As of September 30, 2023, the Company owes Mr. Anish a total of $41,715.

F-8

As of September 30, 2023, the Company owes Themis Glatman, Director, $2,500, for a short-term advance used to pay for Company expenses and $5,000 for rent expense arising from a prior rental agreement with the company.

As of September 30, 2023, the Company owes Mr. Anish, $5,166, for expense reimbursement.

NOTE 7 – NOTES PAYABLE

As of September 30, 2023 and June 30, 2023, the Company owed Kok Chee Lee, the former CEO and Director of the Company, $42,651 and $42,651, respectively for operating expenses he paid on behalf of the Company during the year ended June 30, 2018. The borrowing is unsecured, non-interest-bearing and due on demand.

On June 1, 2018, the Company executed a promissory note in the amount of $32,000 with the former Secretary of the Board for $30,128 of accrued expenses for services previously provided and an additional $1,872 for services rendered. The note is unsecured, bears interest at 5% per annum and matures on December 1, 2018. As of September 30, 2023 and June 30, 2023, there is $8,562 and $6,562, respectively, of accrued interest due on the note. The note is past due and in default.

As of September 30, 2023 and June 30, 2023, the Company owes various other individuals and entities $153,200 and $127,400, respectively. All the loans are non-interest bearing and due on demand.

NOTE 8 - CONVERTIBLE NOTES

On March 28, 2022, the Company received short term financing from a private investor under a 10% Fixed Convertible Secured Promissory Note in the principal amount of $400,000 (the “Note”). The Note bears interest at a fixed rate of 10% per annum with all principal and interest due at maturity on July 31, 2022. The Note is secured by a security interest and lien on all equipment located at our Troy mine in Mariposa County, California. At the option of the investor, and at any time prior to the maturity date, the principal and interest owing under the Note may be converted into shares of our common stock at a conversion price equal to 50% of the lowest closing market price for our common stock during the five trading days preceding the conversion.

On February 27, 2023, the Company repaid $15,000 of the Note. On April 28, 2023, $75,000 of the Note was assigned to Rock Bay Partners (“Rock Bay”). Rock Bay has since converted $39,300 of the $75,000 into 7,000,000 shares of common stock.

On February 7, 2023, the Company executed a 12% convertible promissory note with Quick Capital LLC (“Quick Capital”). The note is convertible at the lessor of 1) $0.05, or a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which lender elects to convert all or part of the Note.  In addition, the Company issued Quick Capital warrants to purchase up to 1,211,111 shares of common stock. The Warrants are exercisable for shares of the Company’s common stock at a price of $0.05 per share and expire 5 five years from the date of issuance.

On February 8, 2023, the Company executed a 10% convertible promissory note with AES Capital Management, LLC (“AES”). The note is convertible at the lessor of 1) $0.02, or a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which lender elects to convert all or part of the Note.

F-9

On June 8, 2023, the Company executed a 9% convertible promissory note with 1800 Diagonal Lending, LLC (“1800 Diagonal”). The note is convertible at a price per share equal to 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which lender elects to convert all or part of the Note.

The following table summarizes the convertible notes outstanding as of September 30, 2023:

Note Holder	Date	Maturity Date	Interest	Balance June 30, 2023	Additions	Conversions	Balance September 30, 2023
Private investor	3/28/2022	7/31/2022	14%	$310,000	$–	$–	$310,000
Quick Capital LLC	2/7/2023	11/8/2023	12%	60,556	–	(21,898)	38,658
AES Capital Management, LLC	2/8/2023	2/7/2024	10%	38,000	–	(12,500)	25,500
Rock Bay Partners			10%	35,700	–	–	35,700
1800 Diagonal Lending, LLC	6/8/2023	3/8/2024	9%	57,750	–	–	57,750
Total				$502,006	$–	$(34,398)	$467,608
Less debt discount				$(105,354)			$(56,197)
Convertible notes payable, net				$396,652			$411,411

A summary of the activity of the derivative liability for the notes above is as follows:

Balance at June 30, 2023	$1,010,145
Increase to derivative due to new issuances	–
Decrease to derivative due to conversion	(32,345)
Derivative loss due to mark to market adjustment	36,159
Balance at September 30, 2023	$1,013,959

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy as of September 30, 2023, is as follows:

Inputs	September 30, 2023	Initial Valuation
Stock price	$0.0011	$0.015 - 0.42
Conversion price	$0.0004 - 0.00005	$0.015 - 0.2995
Volatility (annual)	210.61% - 235.86%	265.91% - 381.28%
Risk-free rate	5.53% – 5.55%	0.59% - 5.12%
Dividend rate	–	–
Years to maturity	.25 - 0.58	0.34 - 1

F-10

NOTE 9 – PREFERRED STOCK

Of the 25,000,000 shares of the Company's authorized Preferred Stock, $0.001 par value per share, 1,000,000 are designated Series A preferred stock, 1,900,000 shares are designated as Series B Preferred Stock and 1,000,000 shares are designated Series C preferred stock.

Series A Preferred Stock

Each Share of Series A preferred stock has 500 votes per share and each share can be converted into 500,000,000 shares of common stock. The holders of the Series A preferred stock are not entitled to dividends.

Series B Preferred Stock

Only one person or entity, is entitled to be designated as the owner of all of the Series B Preferred Stock (the “Holder”), in whose name the initial certificates representing the Series B Preferred Stock shall be issued. Any transfer of the Series B Preferred Stock to a different Holder must be approved in advance by the Corporation; provided, however, the Holder shall have the right to transfer the Series B Preferred Stock, or any portion thereof, to any affiliate of Holder or nominee of Holder, without the approval of the Corporation. Each share of Preferred Stock has one vote per share. Holder is not entitled to dividends or distributions and each share of Series B Preferred Stock shall be convertible at the rate of two Common Shares for each one B Preferred stock.

On October 9, 2019, the parties have agreed to extend the date for filing the registration statement relating to the preferred shares of the Company to be issued to the Troy shareholders and that would in turn extend the date that the shares would become free trading. This extension will be for 150 days for filing the registration statement and obtaining approval for the shares to become free trading. All the remaining terms included in the contract will remain the same.

Series C Preferred Stock

On March 30, 2022, the Company created and designated 1,000,000 shares of Series C Preferred Stock (“Series C”) with a stated value of $1.00. The Series C has an annual cumulative dividend of 8%, has no voting rights. The Series C is convertible into shares of common stock at 65% of the lowest trading price for the ten days prior to the conversion date.

During the three months ended September 30, 2023, the Company sold 268,200 shares of Series C to Geneva Roth Remark Holdings Inc for total proceeds of $268,200.

During the three months ended September 30, 2023, Geneva Roth converted 75,138 shares of Series C preferred stock into 53,371,284 shares of common stock. The Company recognized a loss on conversion of $140,853.

NOTE 10 – COMMON STOCK

During the three months ended September 30, 2023, Quick Capital LLC converted $21,898 of its note payable along with $4,121 of accrued interest into 21,582,313 shares of common stock.

During the three months ended September 30, 2023, AES converted $12,500 of its note payable along with $684 of accrued interest into 6,105,029 shares of common stock.

During the three months ended September 30, 2023, Geneva Roth converted 75,138 shares of Series C preferred stock into 53,371,284 shares of common stock. The Company recognized a loss on conversion of $140,853.

F-11

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were available to be issued., Management has determined that no material subsequent events exist other than the following:

1/. The company appointed GreenGrowth CPA’s as its new auditors on October 30, 2023

2/. The company signed a memorandum of Understanding with the Knightsbridge Group on November 7, 2023. This document  outlines the mutual intentions of the Parties to collaborate and leverage their respective strengths to achieve the following objectives:

1.	Market Expansion in Asia: Knightsbridge will assist STAL in identifying and tapping into new investor markets in Asia. This includes providing market research, strategy development, and networking to facilitate STAL's investor outreach.

2.	Development of Gold-Backed Digital Asset: Knightsbridge will develop and issue a DGC (Digital Gold Coin) backed by STAL’s gold assets.

3.	Exploration of Digital Asset Opportunities: Knightsbridge will work with STAL to explore additional opportunities related to digital assets, equity, and derivatives that can enhance STAL's financial standing and growth.

4.	Legal Representation: Knightsbridge will provide legal representation and advisory services to STAL in Asian markets and with foreign regulators, ensuring that STAL operates within the regulatory framework and remains compliant with applicable laws.

5.

Equity Issuance: In consideration of the services provided by Knightsbridge, STAL will issue 50,000 shares of Preferred D and 48,000,000 shares of common to Knightsbridge Group. In addition, STAL will allow Knightsbridge to retain 10% of the DGC (Digital Gold Coin) which will be developed and issued specifically for this project.

The definitive agreements still need to be finalized together with the terms of the series D Preferred stock.

3/. On November 17, 2023 Star repaid existing and outstanding convertible debt to Geneva Roth and 1800 Diagonal repaying in full the balance due on these notes.

F-12

Gries & Associates, LLC Certified Public Accountants 501 S. Cherry Street, Ste 1100 Denver, Colorado 80246

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Star Alliance International Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Star Alliance International Corp. (the Company) as of June 30, 2023 and June 30, 2022, respectively, and the related statement of operations, stockholders’ deficit and cash flows for the period then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and June 30, 2022, and the results of its operations and its cash flows for each of the period then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has incurred losses since inception of $25,547,794. For the year ended June 30, 2023, the Company had a net loss of $10,489,394. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

blaze@griesandassociates.com

501 S. Cherry Street, Suite 1100, Denver, Colorado 80246

(O)720-464-2875 (M)773-255-5631 (F)720-222-5846

F-13

Gries & Associates, LLC Certified Public Accountants 501 S. Cherry Street, Ste 1100 Denver, Colorado 80246

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

Emphasis of Matters-Risks and Uncertainties

The Company has had significant transactions and relationships with related parties, including the Company’s Co-Chairman, which are described in the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Gries & Associates, LLC

We have served as the Company’s auditor since 2021.

Denver, Colorado October 12, 2023 PCAOB# 6778

blaze@griesandassociates.com

501 S. Cherry Street, Suite 1100, Denver, Colorado 80246

(O)720-464-2875 (M)773-255-5631 (F)720-222-5846

F-14

STAR ALLIANCE INTERNATIONAL CORP.

BALANCE SHEETS

	June 30, 2023	June 30, 2022
ASSETS
Current assets:
Cash	$4,391	$71,724
Prepaids and other assets	482,500	547,350
Prepaid stock for services	–	1,813,854
Total current assets	486,891	2,432,928

Property and equipment	450,000	450,000
Mining claims	57,532	57,532
Total other assets	507,532	507,532

Total Assets	$994,423	$2,940,460

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$110,565	$52,760
Accrued expenses	75,681	25,961
Accrued expenses–related party	13,154	–
Loan payable – related party	42,500	–
Accrued compensation	346,060	212,428
Notes payable	202,051	193,866
Convertible notes payable, net of discount of $105,354 and $191,248, respectively	396,652	323,752
Derivative liability	1,010,145	689,231
Total current liabilities	2,196,808	1,497,998

Total Liabilities	2,196,808	1,497,998

COMMITMENTS AND CONTINGENCIES (see footnotes)

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 25,000,000 authorized, none issued and outstanding	–	–
Series A preferred stock, $0.001 par value, 1,000,000 authorized, 1,000,000 shares issued and outstanding	1,000	1,000
Series B preferred stock, $0.001 par value, 1,900,000 authorized, 1,833,000 issued and outstanding	1,883	1,883
Series C preferred stock, $0.001 par value, 1,000,000 shares authorized, 163,950 and 207,500 shares issued and outstanding, respectively	165	208
Common stock, $0.001 par value, 500,000,000 shares authorized, 227,097,537 and 162,788,028 shares issued and outstanding, respectively	227,098	162,788
Additional paid-in capital	24,171,513	16,384,983
Stock subscription receivable	(56,250)	(50,000)
Accumulated deficit	(25,547,794)	(15,058,400)
Total stockholders’ (deficit) equity	(1,202,385)	1,442,462

Total liabilities and stockholders’ deficit	$994,423	$2,940,460

The accompanying notes are an integral part of these financial statements.

F-15

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF OPERATIONS

	For the Years Ended June 30,
	2023	2022
Operating expenses:
General and administrative	$978,792	$1,897,581
General and administrative – related party	–	12,000
Mine development	–	791,500
Professional fees	142,863	144,763
Consulting	1,168,729	4,843,835
Director compensation	3,211,400	2,111,500
Officer compensation	3,100,500	952,500

Total operating expenses	8,602,284	10,753,679

Loss from operations	(8,602,284)	(10,753,679)

Other expense:
Interest expense	(308,823)	(297,417)
Change in fair value of derivative	(353,369)	(136,714)
Loss on conversion of debt	(166,799)	(102,403)
Loss on issuance of convertible debt	–	(575,396)
Other expense	(25,000)	(20,000)
Loss on conversion of preferred stock	(1,033,119)	–
Total other expense	(1,887,110)	(1,131,930)

Loss before provision for income taxes	(10,489,394)	(11,885,609)

Provision for income taxes	–	–

Net loss	$(10,489,394)	$(11,885,609)

Net loss per common share - basic and diluted	$(0.05)	$(0.08)
Weighted average common shares outstanding – basic and diluted	193,155,882	145,317,205

The accompanying notes are an integral part of these financial statements.

F-16

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

	Preferred Stock Series A		Preferred Stock Series B		Preferred Stock Series C		Common Stock		Additional Paid-in	Common Stock To Be	Stock Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Issued	Receivable	Deficit	Total
Balance, June 30, 2021	1,000,000	$1,000	1,833,000	$1,883	–	$–	124,319,584	$124,320	$2,793,609	$41,633	$(20,000)	$(3,172,791)	$(230,346)
Stock sold for cash	–	–	–	–	–	–	21,955,000	21,955	604,045	(32,000)	(30,000)	–	564,000
Preferred Stock sold for cash	–	–	–	–	207,500	208	–	–	207,292	–	–	–	207,500
Stock issued for services	–	–	–	–	–	–	9,866,444	9,866	9,042,634	(3,000)	–	–	9,049,500
Stock issued for services – related party	–	–	–	–	–	–	4,500,000	4,500	2,757,000	–	–	–	2,761,500
Stock issued for debt	–	–	–	–	–	–	1,947,000	1,947	680,603	(6,633)	–	–	675,917
Stock issued for acquisition	–	–	–	–	–	–	200,000	200	299,800	–	–	–	300,000
Net loss	–	–	–	–	–	–	–	–	–	–	–	(11,885,609)	(11,885,609)
Balance, June 30, 2022	1,000,000	1,000	1,833,000	1,883	207,500	208	162,788,028	162,788	16,384,983	–	(50,000)	(15,058,400)	1,442,462
Stock sold for cash	–	–	–	–	–	–	50,000	50	6,200	–	(6,250)	–	–
Preferred stock sold for cash	–	–	–	–	268,200	268			230,931	–	–	–	231,199
Stock issued for services	–	–	–	–	–	–	5,109,169	5,109	138,932	–	–	–	144,041
Stock issued for services – related party	–	–	–	–	–	–	21,000,000	21,000	5,924,000	–	–	–	5,945,000
Stock issued for debt	–	–	–	–	–	–	16,050,618	16,050	448,180	–	–	–	464,230
Preferred stock converted to common stock	–	–	–	–	(311,750)	(311)	22,099,722	22,101	1,035,298	–	–	–	1,057,088
Warrants issued	–	–	–	–	–	–	–	–	24,092	–	–	–	24,092
Preferred dividends	–	–	–	–	–	–	–	–	(21,103)	–	–	–	(21,103)
Net loss	–	–	–	–	–	–	–	–	–	–	–	(10,489,394)	(10,489,394)
Balance, June 30, 2023	1,000,000	$1,000	1,833,000	$1,883	163,950	$165	227,097,537	$227,098	$24,171,513	$–	$(56,250)	$(25,547,794)	$(1,202,385)

The accompanying notes are an integral part of these financial statements.

F-17

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,489,394)	$(11,885,609)

Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	144,041	7,235,646
Common stock issued for services - related party	5,945,000	2,761,500
Prepaid stock issued for services	1,813,854	–
Loss on conversion of debt	166,799	102,403
Loss on conversion of preferred stock	1,033,119	–
Loss on issuance of convertible debt	–	575,396
Other expense	25,000	20,000
Change in fair value of derivative	353,369	136,714
Debt discount amortization	242,200	272,616
Changes in assets and liabilities:
Prepaids and other assets	64,850	(47,350)
Accounts payable	57,805	34,382
Accrued expenses	34,998	20,247
Accrued expenses – related party	13,154	–
Accrued compensation	133,632	34,425
Net cash used in operating activities	(461,573)	(739,630)

CASH FLOWS FROM INVESTING ACTIVITIES:
Prepaids and other assets	–	(200,000)
Net cash used in investing activities	–	(200,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of borrowings from a related party	42,500	–
Proceeds from the sale of common stock	–	544,000
Proceeds from the sale of preferred stock	231,200	207,500
Proceeds from convertible note payable	127,355	501,250
Repayment of convertible note payable	(15,000)	–
Proceeds from notes payable	42,000	138,971
Payment on notes payable	(33,815)	(387,156)
Net cash provided by financing activities	394,240	1,004,565

Net change in cash	(67,333)	64,935
Cash at the beginning of year	71,724	6,789
Cash at the end of year	$4,391	$71,724

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$–	$–
Income taxes paid	$–	$–

NON-CASH TRANSACTIONS:
Conversion of debt	$154,300	$97,154
Common stock issued for investment	$–	$300,000
Common stock issued for prepaid services	$–	$1,813,854

The accompanying notes are an integral part of these financial statements.

F-18

STAR ALLIANCE INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023

NOTE 1 – NATURE OF BUSINESS

Star Alliance International Corp. (“the Company”, “we”, “us”) was originally incorporated with the name Asteriko Corp. in the State of Nevada on April 17, 2014 under the laws of the state of Nevada. The primary purpose of the Company is to acquire and develop gold mining as well as certain other mining properties worldwide, finding patented new mining technologies and proprietary technology outside the mining industry.

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

F-19

The following table classifies the Company’s liabilities measured at fair value on a recurring basis into the fair value hierarchy as of June 30, 2023:

At June 30, 2023
Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$1,010,145
Total	$–	$–	$1,010,145

At June 30, 2022
Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$689,231
Total	$–	$–	$689,231

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has an accumulated deficit of $25,547,794 as of June 30, 2023. For the year ended June 30, 2023, the Company had a net loss of $10,489,394, which did include $9,722,349 of non-cash expense incurred for the issuance of common stock for services, loss on conversion of preferred stock and derivatives associated with convertible debt. We used $461,573 of cash in operating activities. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 4 – AGREEMENTS TO ACQUIRE

On December 15, 2021, the Company entered into that certain share purchase agreement (the “Share Purchase Agreement”) with Juan Lemus, the sole shareholder of Compania Minera Metalurgica Centro Americana, a Honduran Corporation (“Commsa”). The Share Purchase Agreement contemplated the acquisition by the Company of 51% of the share capital of Commsa, a newly-formed company, which has the mining rights to five operating mines that run along a 12.5-mile stretch of the Rio Jalan River, in consideration for $1,000,000 in cash and the issuance of 5,000,000 shares of the Company’s common stock to Mr. Lemus (the “Commsa Acquisition”). In addition, the Company has agreed to provide up to $7,500,000 in working capital to expand the mining operations in a gold mining project (Rio Jalan Project) in Olancho state in the highlands of Central Honduras. The Company did not meet its obligations for the consummation of the Commsa Acquisition by March 31, 2022 as set forth in the Share Purchase Agreement; however, the parties did not terminate the Share Purchase Agreement, intending that the Company would be able to obtain the necessary funding later and to consummate the Commsa Acquisition. No assets other than the cash paid and value of shares issued have been included on the Balance Sheet

F-20

On August 14, 2023, the Company and Juan Lemus executed a first addendum to the Share Purchase Agreement which provided for the extension of the Company’s obligations to pay $1,000,000 in cash, the issuance of 5,000,000 shares of the Company’s common stock to Mr. Lemus and the payment of $7,500,000 in working capital until September 30, 2023. As of the date of this Annual Report, the Company issued to Mr. Lemus only 200,000 shares of Common Stock and paid $75,000 toward the required $1,000,000 cash payment. On September 28, 2023, the parties executed a second addendum that extended the time of the Company’s payments from September 30, 2023 to December 31, 2023.

On March 19, 2023, the Company entered into and executed a share purchase agreement (the “Share Purchase Agreement”) with Lion Works Advertising, SA, a Guatemalan corporation (“Lion Works”) and Juan Lemus, the sole shareholder of Lion Works, which contemplated the acquisition by the Company, as Buyer, from Mr. Lemus, as Seller, of 51% of the capital stock of Lion Works, including 51% of the intellectual property rights and know-how related to the Genesis extraction system (“Genesis”). The Share Purchase Agreement superseded the terms of the binding Letter of Intent that the parties entered into on November 21, 2021. Pursuant to the terms of the Share Purchase Agreement, the Company’s consideration for the acquisition of 51% of Lion Works consists of the following:

•	The total purchase price of $5,100,000 in cash, with the first minimum payment in the amount of $2,550,000 to be paid by September 30, 2023, and the remaining outstanding balance of $2,550,000 to be paid by September 30, 2024, within 12 months of the first payment.

•	The Company will invest an additional 5,000,000 as a working capital toward the development of the Genesis plants, with $2,000,000 to be paid by July 31, 2023 and the remaining $3,000,000 to be paid by July 31, 2024, within 12 months of the first payment.

•	The Company will engage a patent attorney and pay for the cost of that patent attorney to prepare the patent application related to Genesis and to register that patent, provided that Lion Works will engage an expert to prepare a report on the Genesis system, to be used in this patent application.

The parties agreed that the closing of the transactions contemplated by the Share Purchase Agreement will occur on or before March 19, 2023 or at such other time and place as the Buyer and the Seller may agree, provided that (i) the Seller receives the first tranche of working capital funds in the amount of $2,000 prior to the execution and delivery of (i) the paperwork necessary for the attorney to complete the patent submission, (ii) all documentation necessary for the buyer to market the Genesis program, (iii) any other document, certificate or instrument to consummate the transactions contemplated by the Share Purchase Agreement.

On July 21, 2023, Juan Lemus and the Company executed a first addendum to the Share Purchase Agreement, pursuant to which the Company’s obligations to pay $2,000,000 as working capital was extended until September 30, 2023, and the parties agreed that upon such payment and the first minimum payment in the amount of $2,550,000 toward the total purchase price on or prior to September 30, 2023 by the Company, the parties will close the transactions contemplated by the Share Purchase Agreement, and Lion Works will become a majority-owned subsidiary of the Company. On September 28, 2023, the parties executed a second addendum extending the time of the Company’s payments from September 30, 2023 to December 31, 2023.

NOTE 5 – PROPERTY AND EQUIPMENT

Long lived assets, including property and equipment assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

F-21

Property and equipment are first recorded at cost. Depreciation and is computed using the straight-line method over the estimated useful lives of the various classes of assets.

Maintenance and repair expenses, as incurred, are charged to expense. Betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts with any gain or loss on the disposition included as income.

Assets stated at cost, less accumulated depreciation consisted of the following:

	June 30, 2023	June 30, 2022
Mine Assets	$450,000	$450,000
Total	$450,000	$450,000

Once operations utilizing the property and equipment have begun, the Company will begin depreciation of the assets.

NOTE 6 – RELATED PARTY TRANSACTIONS

On August 1, 2019, the Company entered into and executed initial employment agreements with Richard Carey, John Baird and Anthony Anish. Each initial employment agreement provided that the initial term of the employment agreement has the term of 36 months starting from August 1, 2019 and continues until July 31, 2022. Thereafter, such employment agreement may be renewed upon mutual agreement of the parties. The employment agreement also may be terminated by each party upon 30 days’ notice to the other party, provided that in the event the Executive breaches his material obligations to the Company, the Company may terminate the executive employment immediately. Each executive agreement included the compensation for the executive, including the base and incentive salary.

The executive employment agreement with Mr. Carey stated that his annual base salary is $120,000 per annum; the executive employment agreements with each of John Baird and Anthony Anish provided that each executive officer will receive annual base salary of $60,000 per annum. Mr. Baird resigned from his position on August 12, 2020.

On January 1, 2021, the Company amended the employment agreements with Mr. Carey and Mr. Anish, which increased the base annual salaries for Richard Carey from $120,000 per annum to $180,000 per annum, and for Anthony Anish from $60,000 per annum to $120,000 per annum. All other terms of the initial employment agreements with Mr. Carey and Mr. Anish remained unchanged.

On March 14, 2023, the Company renewed the employment agreements with Mr. Carey and Mr. Anish (the “New Employment Agreements”), stating that the effective date of the New Employment Agreement is August 1, 2022 and that they have the term of 36 months, the same as the terms of the initial employment agreements. Except for the compensation provisions, the New Employment Agreements contain the same provisions as the initial employment agreement for each executive.

F-22

Under the terms of the New Employment Agreement, Mr. Carey is entitled to receive the following compensation:

•	For the period from August 1, 2022 to December 31, 2022, Mr. Carey received the base salary equal to $180,000;
•	For the period from January 1, 2023 to July 31, 2024, Mr. Carey will receive the base salary equal to $240,000; and
•	For the period from August 1, 2024 to July 31, 2025, Mr. Carey will receive the base salary equal to $270,000. In addition, Mr. Carey is entitled to receive an equity compensation, as to be determined by the Board of Directors of the Company.

Under the terms of the New Employment Agreement, Mr. Anish is entitled to receive s the following compensation:

•	For the period from August 1, 2022 to December 31, 2022, Mr. Anish received the base salary equal to $120,000;
•	For the period from January 1, 2023 to July 31, 2024, Mr. Anish will receive the base salary equal to $180,000; and
•	For the period from August 1, 2024 to July 31, 2025, Mr. Anish will receive the base salary equal to $210,000. In addition, Mr. Anish is entitled to receive an equity compensation, as to be determined by the Board of Directors of the Company.

As of the date of this Annual Report, Mr. Anish received an aggregate of 5,000,000 shares of Common Stock granted to him as equity compensation under his New Employment Agreement.

Mr. Carey is using his personal office space at no cost to the Company.

On January 10, 2022, the Company issued 1,000,000 shares of common stock to Themis Glatman, director, for services. The shares were valued at $1.40 per share, the closing stock price on the date of grant, for total non-cash expense of $1,400,000.

On January 24, 2022, the Board of Directors appointed Mr. Weverson Correia as the Chief Executive Officer and Director of the Company. Mr. Correia was issued 500,000 shares of common stock on December 16, 2021. The shares were valued at $1.55 per share, the closing stock price on the date of grant, for total non-cash expense of $772,500.

On June 3, 2022, the Company issued 2,500,000 shares of common stock to Anthony Anish, CFO and director, for services. The shares were valued at $0.22 per share, the closing stock price on the date of grant, for total non-cash expense of $550,000.

On August 15, 2022, the Company issued 5,000,000 shares of common stock Fernando Godina, Director, for services. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On August 15, 2022, the Company issued 5,000,000 shares of common stock Bryan Cappelli, Director, for services. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Weverson Correia, CEO and Director, for his services as the CEO. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Anthony Anish, CFO and director, for services as CFO. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On November 17, 2022, Mr. Carey agreed to give 4 million of his own shares of common stock in exchange for $42,000 which was loaned to the Company. The loan is non-interest bearing and due on demand.

On December 5, 2022, the Company issued 1,000,000 shares of common stock Themis Caldwell, Director, for services. The shares were valued at $0.165 per share, the closing stock price on the date of grant, for total non-cash expense of $165,000.

As of June 30, 2023, the Company owed Ms. Caldwell $2,500, for a short-term advance used to pay for Company expenses.

F-23

NOTE 7 – NOTES PAYABLE

As of June 30, 2023 and 2022, the Company owed Kok Chee Lee, the former CEO and Director of the Company, $42,651 and $42,651, respectively for operating expenses he paid on behalf of the Company during the year ended June 30, 2018. The borrowing is unsecured, non-interest-bearing and due on demand.

On June 1, 2018, the Company executed a promissory note in the amount of $32,000 with the former Secretary of the Board for $30,128 of accrued expenses for services previously provided and an additional $1,872 for services rendered. The note is unsecured, bears interest at 5% per annum and matures on December 1, 2018. As of June 30, 2023 and 2022, there is $8,162 and $6,562, respectively, of accrued interest due on the note. The note is past due and in default.

As of June 30, 2023 and 2022, the Company owes various other individuals and entities $127,400 and $119,215, respectively. All the loans are non-interest bearing and due on demand.

NOTE 8 - CONVERTIBLE NOTES

On March 28, 2022, the Company received short term financing from a private investor under a 10% Fixed Convertible Secured Promissory Note in the principal amount of $400,000 (the “Note”). The Note bears interest at a fixed rate of 10% per annum with all principal and interest due at maturity on July 31, 2022. The Note is secured by a security interest and lien on all equipment located at our Troy mine in Mariposa County, California. At the option of the investor, and at any time prior to the maturity date, the principal and interest owing under the Note may be converted into shares of our common stock at a conversion price equal to 50% of the lowest closing market price for our common stock during the five trading days preceding the conversion.

On February 27, 2023, the Company repaid $15,000 of the Note. On April 28, 2023, $75,000 of the Note was assigned to Rock Bay Partners (“Rock Bay”). During Q4, Rock Bay converted $39,300 of the $75,000 into 7,000,000 shares of common stock.

On June 8, 2022, the Company executed a 10% convertible promissory note with Fast Capital LLC (“Fast Capital”). The note is convertible at a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days up to the date on which lender elects to convert all or part of the Note.

On February 7, 2023, the Company executed a 12% convertible promissory note with Quick Capital LLC (“Quick Capital”). The note is convertible at the lessor of 1) $0.05, or a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which lender elects to convert all or part of the Note.  In addition the Company issued Quick Capital warrants to purchase up to 1,211,111 shares of common stock. The Warrants are exercisable for shares of the Company’s common stock at a price of $0.05 per share and expire 5 five years from the date of issuance.

On February 8, 2023, the Company executed a 10% convertible promissory note with AES Capital Management, LLC (“AES”). The note is convertible at the lessor of 1) $0.02, or a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which lender elects to convert all or part of the Note.

On June 8, 2023, the Company executed a 9% convertible promissory note with 1800 Diagonal Lending, LLC (“1800 Diagonal”). The note is convertible at a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which lender elects to convert all or part of the Note.

F-24

The following table summarizes the convertible notes outstanding as of June 30, 2023:

Note Holder	Date	Maturity Date	Interest	Balance June 30, 2022	Additions	Payments / Conversions/Assignment	Balance June 30, 2023
Private investor	3/28/2022	7/31/2022	14%	$400,000	$–	$(90,000)	$310,000
Fast Capital LLC	6/8/2022	6/8/2023	10%	115,000	–	(115,000)	–
Quick Capital LLC	2/7/2023	11/8/2023	12%	–	60,556	–	60,556
AES Capital Management, LLC	2/8/2023	2/7/2024	10%	–	38,000	–	38,000
Rock Bay Partners			10%	–	75,000	(39,300)	35,700
1800 Diagonal Lending, LLC	6/8/2023	3/8/2024	9%	–	57,750	–	57,750
Total				$515,000	$231,306	$(244,300)	$502,006
Less debt discount				$(191,248)			$(105,354)
Convertible notes payable, net				$323,752			$396,652

A summary of the activity of the derivative liability for the notes above is as follows:

Balance at June 30, 2021	$–
Increase to derivative due to new issuances	552,517
Derivative loss due to mark to market adjustment	136,714
Balance at June 30, 2022	689,231
Increase to derivative due to new issuances	270,062
Decrease to derivative due to conversion	(302,571)
Derivative loss due to mark to market adjustment	353,369
Balance at June 30, 2023	$1,010,145

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy as of June 30, 2023, is as follows:

Inputs	June 30, 2023	Initial Valuation
Stock price	$0.012	$0.015 - 0.42
Conversion price	$0.0045 - 0.0052	$0.015 - 0.2995
Volatility (annual)	146.07% - 260.45%	265.91% - 381.28%
Risk-free rate	5.4% – 5.47%	0.59% - 5.12%
Dividend rate	–	–
Years to maturity	0 - 0.83	0.34 - 1

NOTE 9 – PREFERRED STOCK

Of the 25,000,000 shares of the Company's authorized Preferred Stock, $0.001 par value per share, 1,000,000 are designated Series A preferred stock, 1,900,000 shares are designated as Series B Preferred Stock and 1,000,000 shares are designated Series C preferred stock.

F-25

Series A Preferred Stock

Each Share of Series A preferred stock has 500 votes per share and each share can be converted into 500,000,000 shares of common stock. The holders of the Series A preferred stock are not entitled to dividends.

On July 2, 2020, the Board granted all 1,000,000 shares of the Series A preferred stock to the Company’s Chairman and CEO, Richard Carey, in conversion of $68,556 of accrued compensation.

Series B Preferred Stock

Only one person or entity, is entitled to be designated as the owner of all of the Series B Preferred Stock (the “Holder”), in whose name the initial certificates representing the Series B Preferred Stock shall be issued. Any transfer of the Series B Preferred Stock to a different Holder must be approved in advance by the Corporation; provided, however, the Holder shall have the right to transfer the Series B Preferred Stock, or any portion thereof, to any affiliate of Holder or nominee of Holder, without the approval of the Corporation. Each share of Preferred Stock has one vote per share. Holder is not entitled to dividends or distributions and each share of Series B Preferred Stock shall be convertible at the rate of two Common Shares for each one B Preferred stock.

In conjunction with the APA with Troy, the company issued 1,883,000 shares of Series B Preferred Stock, the shares were valued at $0.002 or $7,532 as if they had been converted into 3,666,000 shares of common stock.

On October 9, 2019, the parties have agreed to extend the date for filing the registration statement relating to the preferred shares of the Company to be issued to the Troy shareholders and that would in turn extend the date that the shares would become free trading. This extension will be for 150 days for filing the registration statement and obtaining approval for the shares to become free trading. All the remaining terms included in the contract will remain the same.

Series C Preferred Stock

On March 30, 2022, the Company created and designated 1,000,000 shares of Series C Preferred Stock (“Series C”) with a stated value of $1.00. The Series C has an annual cumulative dividend of 8%, has no voting rights. The Series C is convertible into shares of common stock at 65% of the lowest trading price for the ten days prior to the conversion date.

During the year ended June 30, 2023, the Company sold 268,200 shares of Series C to Geneva Roth Remark Holdings Inc for total proceeds of $268,200.

During the year ended June 30, 2023, Geneva Roth converted 311,750 shares of Series C preferred stock into 22,099,722 shares of common stock. The Company recognized a loss on conversion of $1,057,088.

NOTE 10 – COMMON STOCK

On August 1, 2021, the Company granted 4,444 shares of common stock for services. The shares were valued at $4.50 per share, based on the value of the services as provided by the services provider’s invoice, for total non-cash expense of $20,000. The $20,000 is being amortized over the one-year service term for the services being provided.

On November 11, 2021, the Company granted 4,000,000 shares of common stock for services. The shares were valued at $0.50 per share, based on the value of the services as provided by the services provider’s invoice, for total non-cash expense of $2,000,000. The $2,000,000 is being amortized over the one-year service term for the services being provided.

F-26

On December 16, 2021, the Company granted 1,500,000 shares of common stock for services. The shares were valued at $1.55 per share, the closing stock price on the date of grant, for total non-cash expense of $2,317,500. The $2,317,500 is being amortized over the one-year service term for the services being provided.

During the year ended June 30, 2022, the Company issued 4,362,000 shares of common stock for various consulting and professional fees. The shares were issued at the closing stock price on the date of grant for total non-cash expense of $4,712,000.

During the year ended June 30, 2022, the Company issued 1,947,000 shares of common stock in conversion of $97,154 of debt. A loss of $575,396 was recognized on the conversions.

During the year ended June 30, 2022, the Company sold 21,955,000 shares of common stock for total cash proceeds of $564,000. Of the stock sold $50,000 is still to be received. The Company also issued 4,770,000 shares that were sold in the prior year.

During the year ended June 30, 2023, the Company sold 50,000 shares of common stock for total cash proceeds of $6,250. The funds have not been received as of June 30, 2023.

During the year ended June 30, 2023, Fast Capital converted $115,000 of its note payable along with $7,414 of accrued interest into 9,050,618 shares of common stock.

During the year ended June 30, 2023, the Company issued 5,109169 shares of common stock for services. The shares were valued at the closing price on the date of grant, for total non-cash expense of $144,041.

On March 15, 2023, pursuant to the terms Common Stock Purchase Agreement and a Registration Rights Agreement with Keystone Capital Partners, LLC (“Keystone”) the Company issued 1,000,000 commitment shares to Keystone. The shares were valued at $0.016, the price on the date of grant, for total non-cash expense of $16,000.

During the year ended June 30, 2023, Rock Bay converted $39,300 of its note payable into 7,000,000 shares of common stock.

Refer to Note 5 for shares issued to related parties.

F-27

NOTE 11 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

Net deferred tax assets consist of the following components as of June 30:

	2023	2022
Deferred Tax Assets:
NOL Carryover	$991,300	$830,300
Less valuation allowance	(991,300)	(830,300)
Net deferred tax assets	$–	$–

At June 30, 2023, the Company had net operating loss carry forwards of approximately $991,300 that may be offset against future taxable income. No tax benefit has been reported in the June 30, 2023 or 2022 financial statements; any tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of June 30, 2023, the Company had no accrued interest or penalties related to uncertain tax positions.

With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2016.

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were issued and has determined that no material subsequent events exist.

F-28

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration*	$107.19
Legal Fees and Expenses
Accounting Fees
Miscellaneous
Total	$107.19

* previously paid

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contain provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Title 7 of the Nevada Revised Statutes. Section 7 of the Company’s Articles of Incorporation and Article IX of our bylaws provides for the Company’s ability to indemnify its officers, directors, employees and agents, subject to the limitations provided in NRS, for expenses actually and reasonably incurred. No indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this section.

The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

Item 15. Recent Sales of Unregistered Securities

Since June 29, 2020, we have issued the following securities which were not registered under the Securities Act:

Securities issued to Officers, Directors and Consultants

On December 16, 2021, we issued 500,000 shares of common stock to Weverson Correia, for his services as CEO.

On January 10, 2022, we issued 1,000,000 shares of common stock to Themis Glatman, for his services as a director .

On February 25, 2022, we issued 500,000 shares of common stock to Fernando Godina for his services as a director.

On June 3, 2022, we issued 2,500,000 shares of common stock to Anthony Anish for his services as CFO.

On August 15, 2022, we issued 5,000,000 shares of common stock to Anthony Anish for his services as CFO.

On February 25, 2022, the Company issued 500,000 shares of common stock to Fernando Godina for his services as a director.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Fernando Godina, for services as a director.

II-1

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Bryan Cappelli for his services as a director.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Weverson Correia for this services as CEO.

On August 3, 2020, we issued 1,250,000 shares of common stock as consulting fees to investment bank, for consulting fees.

On July 5, 2021, we issued 4,770,000 shares of common stock to a consultant for business and IR services.

On August 31, 2021, we issued 4,444 shares of common stock to SRAX for investor relations services.

On December 16, 2021, we issued 1,000,000 shares of common stock as legal and business consulting fees and 500,000 shares of common stock to a consultant for business and investor relations services.

On December 20, 2021, we issued 52,000 shares of common stock to a consultant for business and marketing services.

On January 10, 2022, we issued 1,500,000 shares of common stock to, a consultant for business and marketing services.

On January 4, 2022, we issued 4,000,000 shares of common stock to SRAX for investor relations services.

On January 28, 2022, we issued 277,000 shares of common stock to 2 consultants for business advice.

On March 11, 2022, we issued 60,000 shares of common stock to Arnold Sock as legal fees.

On June 3, 2022, we issued 100,000 shares of common stock to our bookkeeper for accounting services.

On December 5, 2022, we issued 100,000 shares of common stock to a consultant for accounting services.

On December 26, 2022, we issued 1,000,000 shares of common stock to attorneys for legal services.

On March 7, 2023, we issued 190,114 shares of common stock to investment bankers as retaining fees.

On April 11, 2023, we issued 250,000 shares of common stock to a consultant for marketing advice.

On June 2, 2023, we issued 1,358,341 shares of common stock to an investment banker for services.

II-2

Shares issued in connection with the Private Offerings

Between June 29, 2020, and December 31, 2020, the Company sold an aggregate of 5,231,250 Shares of common stock to 20 accredited investors and one non-accredited investor at various prices per share for a total purchase price of $194,000.

Between March 24, 2021, and December 31, 2021, the Company sold an aggregate of 19,975,000 shares of common stock to 20 accredited investors and one non-accredited investor at various prices per share for a total purchase price of $642,350.

Between January 4, 2022, to December 31, 2022, the Company sold an aggregate of 14,050,000 Shares of common stock to 19 accredited investors for a total purchase price of $642,350.

On June 2, the Company sold 285,714 Shares of common stock to an investor at the purchase price of $5,000.

Securities issued in connection with Convertible Notes

On November 30, 2022, the Company issued 2,518,892 shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $100,000 convertible promissory note.

On December 6, 2022, the Company issued 1,928,979 Shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $139,851 convertible promissory note.

On December 21, 2022, the Company issued 1,538,461 Shares of common stock to Fast Capital, LLC upon conversion of the $40,000 convertible promissory note.

On January 5, 2023, the Company issued 1,539,385 Shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $30,018 convertible promissory note.

On January 11, 2023, the Company issued 2,012,821 Shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $31,400 convertible promissory note.

On January 17, 2023, the Company issued 1,472,372 Shares of common stock were converted to Geneva Roth Holdings, Inc. as a conversion of the $22,969 convertible promissory note.

On January 19, 2023, the Company issued 3,424,657 Shares of common stock to Fast Capital, LLC as a conversion of the $50,000 convertible promissory note.

On March 3, 2023, the Company issued 1,777,778 Shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $20,800 convertible promissory note.

On March 9, 2023, the Company issued 2,355,556 Shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $27,560 convertible promissory note.

On March 21, 2023, the Company issued 4,087,500 shares of common stock to Fast Capital, LLC as a conversion of the $32,500 convertible promissory note.

On June 13, 2023 and June 15, 2023, the Company issued 3,333,333 and 5,160,606, respectively, shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the convertible promissory note.

On July 11, 2023 and July 27, 2023 the Company issued 2,354,717 and 3,391,304, respectively, shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the convertible promissory note.

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On August 16, 2023, the Company issued Geneva Roth Holdings, Inc 3,265,460 and 4,105,263 respectively, shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the convertible promissory note.

On August 16, 2023, the Company issued 3,265,460 shares of common stock to Quick Capital. as a conversion of the convertible promissory note.

On September 1, 2023, the Company issued Geneva Roth Holdings, Inc 6,500,000 shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the convertible promissory note.

On September 5, 2023, and September 15 the Company issued 1,583,092 and 4,521,937 respectively, shares of common stock to AES. as a conversion of the convertible promissory note.

On September 8, and September 15, 2023, the Company issued 7,240,802, and 11,076,051 shares of common stock to Quick Capital as a conversion of the convertible promissory note.

On September 28, 2023 the Company issued Geneva Roth Holdings, Inc 13,920,000 shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the convertible promissory note.

On October 16 and 19, 2023, the Company issued Geneva Roth Holdings, Inc 15,288,889 and 15,280,000 respectively, shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the convertible promissory note.

On October 16, 2023, the Company issued Rock Bay Partners 15,000,000, shares of common stock to as a conversion of the convertible promissory note.

On October 27 and 31, 2023, the Company issued Geneva Roth Holdings, Inc 15,111,111 and 16,222,222 respectively, shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the convertible promissory note.

On November 2 and 3, 2023, the Company issued Geneva Roth Holdings, Inc 4,732,444 and 13,333,333 respectively, shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the convertible promissory note.

On November 6 and 8, 2023, the Company issued Geneva Roth Holdings, Inc 18,201,709 and 18,205,128 respectively, shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the convertible promissory note.

On November 9, 2023, the Company issued Geneva Roth Holdings, Inc 18,222,222, shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the convertible promissory note.

On November 8, 2023, the Company issued 11,333,000 shares of common stock to Rock Bay Partners. as a conversion of the convertible promissory note.

Shares issued in connection with the acquisitions.

On March 21, 2022, we issued 200,000 shares of common stock to Juan Lemus as downpayment in connection with the contemplated acquisition of 51% of the capital stock of Commsa.

Shares issued to the Selling Stockholder

On March 16, 2023, we issued 1,000,000 shares of common stock as commitment shares to Keystone, pursuant to the Purchase Agreement.

The above issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and are exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.

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EXHIBITS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

Exhibit	Description

3.1	Articles of Incorporation (incorporated by reference to the Registration Statement on Form S-1 filed on July 20, 2014)
3.2	Bylaws (incorporated by reference to the Registration Statement on Form S-1 filed on July 20, 2014)
3.3	Articles of Amendment to Articles of Incorporation dated January 6, 2017 with respect to the change of the name of the Company to Star Alliance International Corp. (incorporated by reference to the Form 8-K filed on March 24, 2017)
3.4	Articles of Amendment to Articles of Incorporation dated June 16, 2019 increasing the authorized capital of the Registrant
3.5	Certificate of Designations of Series A Preferred Stock dated July 27, 2020 (incorporated by reference to the Registration Statement on Form S-1 filed August 14, 2020)
3.6	Articles of Designations of Series B Preferred Stock dated November 16, 2019 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on August 19, 2019)
3.7	Certificate of Designations of Series C Preferred Stock, dated March 28, 2022 (incorporated by reference to Exhibit 3.7 to Form S-1 filed with the SEC on June 15, 2023)
3.8	Articles of Amendment to the Articles of Incorporation, dated May 30, 2022, increasing the authorized capital of the Registrant (incorporated by reference to Exhibit 3.7 to Form S-1 filed with the SEC on June 15, 2023)
5.1****	Opinion of The Crone Law Group
10.1	Asset Purchase Agreement dated June 13, 2019 between the Registrant and Troy (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated August 19, 2019)
10.2	Share Purchase Agreement dated December 15, 2021 by and between the Registrant and Juan Lemus (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated December 22, 2021).
10.3	Common Stock Purchase Agreement by and between Keystone and the Registrant dated March 15, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated March 20, 2023)
10.4	Registration Rights Agreement by and between Keystone and the Registrant dated March 15, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated March 20, 2023)
10.5*	Share Purchase Agreement dated March 19, 2023 by and among the Registrant, Lion Works and Juan Lemus
10.6*	12% Convertible promissory note issued to Quick Capital LLC on February 7, 2023
10.7*	10% Convertible promissory note issued to AES Capital Management, LLC on February 8, 2023
10.8	Employment Agreement between the Registrant and Richard Carey, effective as of August 1, 2022 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q dated May 22, 2023)
10.9	Employment Agreement between the Registrant and Anthony Anish, effective as of August 1, 2022 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q dated May 22, 2023)
10.10*	Series C Preferred Purchase Agreement by and between the Registrant and Geneva Roth Remark Holdings, Inc. dated January 17, 2023
10.11*	Series C Preferred Purchase Agreement by and between the Registrant and Geneva Roth Remark Holdings, Inc. dated February 16, 2023
10.12**	First Addendum to the Share Purchase Agreement by and among the Registrant, Lion Works and Juan Lemus dated July 21, 2023
10.13**	First Addendum to the Shares Purchase Agreement by and among the Registrant, Commsa, and Juan Lemus dated August 14, 2023
10.14	Second Addendum to the Share Purchase Agreement by and among the Registrant, Lion Works and Juan Lemus dated September 28, 2023 (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K for June 30, 2023 filed on October 13, 2023
10.15	Second Addendum to the Share Purchase Agreement by and among the Registrant, Commsa and Juan Lemus dated September 28, 2023 (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K for June 30, 2023 filed on October 13, 2023
23.1***	Consent of Gries and Associates, LLC, independent public accounting firm
107*	Fee Table (previously filed)

______________

*	Incorporated by reference to Registration Statement on Form S-1 filed June 15, 2023
**	Incorporated by reference to Registration Statement on Form S-1/A (Amendment 1) filed August 28, 2023
***	Filed herewith
****	To be filed by amendment

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Item 17. Undertakings

The undersigned hereby undertakes:

(1)            to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)            that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)            to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

 (4)            that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)            Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westlake Village, California on December 27, 2023.

STAR ALLIANCE INTERNATIONAL INC.

/s/ Richard Carey
Richard Carey
President and Chairman (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Richard Carey	President, Chairman and Director	December 27, 2023
Richard Carey	(Principal Executive Officer)

/s/ *	Chief Financial Officer, Corporate Secretary and Director	December 27, 2023
Anthony Anish	(Principal Financial and Accounting Officer)

/s/ *	Chief Executive Officer and Director	December 27, 2023
Weverson Correia

/s/ *	Vice President Finance and Director	December 27, 2023
Franz Allmayer

/s/ *	Treasurer and Director	December 27, 2023
Themis Glatman

/s/ *	Vice President and Director	December 27, 2023
Fernando Godina

/s/ *	Director	December 27, 2023
Bryan Cappelli

By:	/s/ Richard Carey
Richard Carey
Attorney-in-fact

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